Exhibit 2.1

TRANSACTION AGREEMENT

BY AND AMONG

ZYMEWORKS DELAWARE INC.

ZYMEWORKS CALLCO ULC

ZYMEWORKS EXCHANGECO LTD.

AND

ZYMEWORKS INC.

DATED AS OF July 14, 2022

ARTICLE 8 MISCELLANEOUS		16

8.1	Entire Agreement & Assignment	16

8.2	Amendment	16

8.3	Notices	17

8.4	Severability	17

8.5	Counterparts & Electronic Signatures	17

EXHIBITS

Exhibit A	Plan of Arrangement
Exhibit B	Redomicile Resolution
Exhibit C	Form of Support Agreement
Exhibit D	Form of Voting and Exchange Trust Agreement
Exhibit E	Exchangeable Share Provisions

TRANSACTION AGREEMENT

THIS TRANSACTION AGREEMENT (this “Agreement”), dated as of July 14, 2022, is made by and among ZYMEWORKS DELAWARE INC., a Delaware corporation (“Parent”), ZYMEWORKS CALLCO ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of Parent (“CallCo”), ZYMEWORKS EXCHANGECO LTD., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), and ZYMEWORKS INC., a British Columbia company (“Zymeworks”). Parent, CallCo, ExchangeCo and Zymeworks are referred to collectively as the “Parties” and each as a “Party”.

BACKGROUND:

A.    Parent is a wholly-owned subsidiary of Zymeworks and was incorporated as a Delaware corporation on June 30, 2022 for the purpose of consummating the transactions contemplated by this Agreement and the Plan of Arrangement.

B.    The Parties intend that, pursuant to the Plan of Arrangement under Division 5 of Part 9 of the BCBCA, and among other things, Parent shall acquire the Zymeworks Common Shares either directly, or indirectly through ExchangeCo, as more particularly described in this Agreement and in the Plan of Arrangement.

C.    The board of directors of Zymeworks has (i) determined that the Plan of Arrangement is in the best interests of Zymeworks, (ii) approved the entering into of this Agreement and the Transaction Documents to which Zymeworks is a party, the performance of Zymeworks’ obligations under this Agreement and such Transaction Documents, the consummation of the Redomicile Transactions contemplated by this Agreement and the Transaction Documents, and the completion of the Post-Arrangement Matters as contemplated by this Agreement, and (iii) resolved to recommend the approval of the Plan of Arrangement to the Zymeworks Securityholders.

D.    Subject to the terms and conditions set forth in this Agreement, Zymeworks wishes to submit the Redomicile Resolution to the Zymeworks Securityholders for approval at the Special Meeting and to submit the Plan of Arrangement to the Court for approval.

E.    The directors of each of Parent, CallCo and ExchangeCo have approved the entering into of this Agreement and the Transaction Documents to which they are a party, respectively, and the performance of their respective obligations under this Agreement and such Transaction Documents, the consummation of the Redomicile Transactions contemplated by this Agreement and the Transaction Documents, and the completion of the Post-Arrangement Matters to which they are a party as contemplated by this Agreement.

F.    Each of the Parties intends for Canadian Tax purposes that the Canadian Share Exchange will occur on an income tax deferred basis (or partially income tax deferred basis) for certain Eligible Holders under subsection 85(1) or (2) of the Tax Act.

G.    Each of the Parties intends for U.S. federal income tax purposes that the Parent Share Exchange and, if applicable, the Canadian Share Exchange and assumption of Zymeworks Warrants, viewed together, constitute an exchange governed by Section 351 of the Code.

IN CONSIDERATION of the premises and the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1    Defined Terms. In this Agreement, the following terms will have the meanings set forth below, and any terms defined elsewhere in this Agreement will have the meanings so given to them. A derivative of a defined term will have a corresponding meaning.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, with respect to Zymeworks, Parent, ExchangeCo or CallCo, “Affiliate” does not include any stockholders of Parent (other than Zymeworks), or any directors or executive officers of Zymeworks, Parent, ExchangeCo or CallCo.

“Agreement” has the meaning set forth in the introductory paragraph on the first page hereof.

“Arrangement” means an arrangement under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set forth in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of this Agreement and the Plan of Arrangement, or made at the direction of the Court in accordance with the Final Order with the prior written consent of Zymeworks.

“Arrangement Effective Time” means the time at which the Arrangement becomes effective on the Effective Date, as determined by Zymeworks in writing under Section 2.1.

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder.

“Broker” has the meaning set forth in Section 2.10(c)(i).

“Business Day” means a day on which banks are generally open for the transaction of commercial business in Vancouver, British Columbia, and New York, New York, but does not in any event include a Saturday or Sunday or statutory holiday in Vancouver, British Columbia, or New York, New York.

“CallCo” has the meaning set forth in the introductory paragraph to this Agreement.

“Canadian Share Exchange” means the exchange of Zymeworks Common Shares for Exchangeable Shares, or for a combination of Exchangeable Shares and Delaware Common Stock, in accordance with the Plan of Arrangement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Consideration” means (i) in the case of a Zymeworks Shareholder who is an Eligible Holder and who validly elects to receive Exchangeable Shares prior to the Election Deadline (as defined in the Plan of Arrangement) in accordance with the Plan of Arrangement, for each Designated Zymeworks Common Share, one Exchangeable Share together with the Contractual Rights, and for each other Zymeworks Common Share (to the extent applicable), one share of Delaware Common Stock, and (ii) in the case of each other Zymeworks Shareholder who does not exercise the Dissent Rights, for each Zymeworks Common Share, one share of Delaware Common Stock.

“Consideration Shares” means Delaware Common Stock and Exchangeable Shares, as the context may require.

“Contractual Rights” means the benefit of the Support Agreement and the Voting and Exchange Trust Agreement.

“Court” means the Supreme Court of British Columbia.

“Delaware Common Stock” means the shares of Parent’s common stock, par value $0.00001 per share.

“Depositary” means a bank or trust company selected by Zymeworks to perform the duties described in a depositary agreement in form and substance reasonably acceptable to the parties thereto.

“Designated Zymeworks Common Shares” means the Zymeworks Common Shares of an Eligible Holder that are designated by the Eligible Holder under a Letter of Transmittal and Election Form to be exchanged for Exchangeable Shares, as such number of Zymeworks Common Shares may be reduced as a result of the Exchangeable Share Cap, and “Designated Zymeworks Common Share” means any one of them.

“Dissent Rights” means the rights of dissent in respect of the Arrangement described in Section 5.1 of the Plan of Arrangement.

“Effective Date” has the meaning set forth in Section 2.1.

“Eligible Holder” means a Zymeworks Shareholder that is (i) a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act, or (ii) a partnership, each member of which is a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchangeable Share Cap” means, in respect of the number of Zymeworks Common Shares exchangeable for Exchangeable Shares under the Canadian Share Exchange, such number of Zymeworks Common Shares that is equal to 18% of (i) the number of Zymeworks Common Shares issued and outstanding immediately prior to the Arrangement Effective Time, less (ii) the number of Zymeworks Common Shares held by any Zymeworks Shareholders who exercise their Dissent Rights.

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, substantially in the form attached as Exhibit E.

“Exchangeable Shares” means the exchangeable shares in the capital of ExchangeCo.

“ExchangeCo” has the meaning set forth in the introductory paragraph to this Agreement.

“Final Order” means the final order of the Court pursuant to Section 291 of the BCBCA approving the Arrangement, in a form acceptable to Zymeworks, as such order may be amended by the Court at any time prior to the Arrangement Effective Time, provided that any such amendment is acceptable to Zymeworks, or if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended, on appeal, provided that any such amendment is acceptable to Zymeworks.

“Governing Documents” means the legal documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, and in the case of a U.S. corporation consists of its certificate or articles of incorporation and its by-laws, and in the case of a British Columbia company consist of its notice of articles and articles.

“Governmental Entity” means any United States, Canadian, international or other (i) federal, state, provincial, local, municipal or other government entity, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private).

“Information Circular” means the notice of the Special Meeting to be sent to the Zymeworks Securityholders, and the accompanying proxy statement/prospectus to be prepared in connection with the Special Meeting, together with any amendments thereto or supplements thereof in accordance with the terms of this Agreement, and substantially in the form included in the Registration Statement.

“Irish Sub Stock” means the issued and outstanding shares of Zymeworks Pharmaceuticals Limited., a corporation incorporated under the laws of Ireland, consisting of 100 ordinary shares, par value EUR 1.00 per share.

“Intended U.S. Tax Treatment” has the meaning set forth in Section 5.1.

“Interim Order” means the interim order of the Court contemplated by Section 2.2 of this Agreement and made pursuant to Section 291 of the BCBCA, in a form acceptable to Zymeworks providing for, among other things, the calling and holding of the Special Meeting, as the same may be amended by the Court, provided that any such amendment is acceptable to Zymeworks.

“Law” means any federal, state, local, provincial, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Letter of Transmittal and Election Form” has the meaning given to it in the Plan of Arrangement.

“Lien” includes any mortgage, pledge, assignment, charge, lien, security interest, adverse interest in property, license or sub-license, charge, or other third-party interest or encumbrance of any kind (including, in the case of any equity securities, any voting, transfer or similar restrictions) whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing.

“New Common Shares” has the meaning set forth in Section 3.2(a).

“NYSE” means the New York Stock Exchange.

“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other Withholding Agent” has the meaning set forth in Section 2.10(a).

“Parent” has the meaning set forth in the introductory paragraph to this Agreement.

“Parent Share Exchange” means the exchange of Zymeworks Common Shares for Delaware Common Stock in accordance with the Plan of Arrangement, but excluding any such exchange under the Canadian Share Exchange.

“Party” and “Parties” each have the meaning set forth in the introductory paragraph to this Agreement.

“Person” includes an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, trustee, executor, administrator, legal representative, government or any other entity, whether or not a legal entity.

“Plan of Arrangement” means the Plan of Arrangement in substantially the form attached as Exhibit A with such changes as may be agreed to by Zymeworks.

“Post-Arrangement Matters” means those matters to be completed or otherwise consummated following the implementation of the Arrangement, as more particularly described in Article 3.

“Redomicile Resolution” means a special resolution of the Zymeworks Securityholders in respect of the Arrangement to be considered at the Special Meeting, in substantially the form attached to this Agreement as Exhibit B.

“Redomicile Transactions” means the transactions contemplated by the Plan of Arrangement, the Transaction Documents and this Agreement.

“Registration Statement” means a registration statement of Parent on Form S-4 relating to the Redomicile Transactions and containing a prospectus for the Delaware Common Stock, among other things.

“Required Approval” has the meaning set forth in Section 2.2(b).

“Retraction Request” has the meaning set forth in the Exchangeable Share Provisions.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Laws” means the Exchange Act, the U.S. Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise, and any other applicable foreign and domestic securities or similar Laws (including the applicable Canadian provincial and territorial securities laws).

“Special Meeting” means the meeting of the Zymeworks Securityholders, including any adjournment or postponement thereof in accordance with the terms of this Agreement, that is to be convened as provided by the Interim Order to consider, and if deemed advisable approve, the Redomicile Resolution, and such other matters as are properly brought before the Zymeworks Shareholders at such meeting.

“Support Agreement” means the support agreement to be entered into among Parent, CallCo and ExchangeCo, substantially in the form of Exhibit C, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and to be entered into at or prior to the issuance by ExchangeCo of any Exchangeable Shares.

“Tax” means any and all national, supranational, multinational, federal, provincial, territorial, state, regional, local or municipal taxes, including income, branch, profits, capital gains, gross receipts, windfall profits, value added, severance, ad valorem, property, capital, estimated, utility, recapture, net worth, production, sales, use, license, excise, franchise, environmental, transfer, land transfer, withholding or similar, payroll, employment, employer health, government pension plan premiums and contributions, social security premiums, workers’ compensation premiums, employment/unemployment insurance or compensation premiums or contributions, disability, documentary, registration, stamp, occupation, premium, alternative or add-on minimum, goods and services, harmonized sales, customs duties or other taxes, levies, premiums, excises, fees, assessments, imposts, duties, and other similar charges of any kind whatsoever imposed, assessed, charged or collected by a Governmental Entity and any installments in respect thereof, including any interest, fines, assessments, reassessments, penalties or additions to tax imposed in connection therewith or with respect thereto, and any interest in respect of such additions or penalties, and whether disputed or not.

“Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder.

“Transaction Documents” means the Support Agreement, the Voting and Exchange Trust Agreement, and each other agreement, document, instrument or certificate that is necessary, desirable or useful (as determined by Zymeworks or Parent) to give effect to the Arrangement.

“U.S. Securities Act” means the U.S. Securities Act of 1933.

“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement to be entered into among Parent, CallCo, ExchangeCo and the Share Trustee (as defined therein) in connection with the Plan of Arrangement substantially in the form of Exhibit D, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Withholding Shortfall” has the meaning set forth in Section 2.10(c).

“ZBI Stock” means the issued and outstanding shares of Zymeworks Biopharmaceuticals Inc., a corporation incorporated under the laws of the State of Washington, consisting of 10,000 shares of Common stock.

“Zymeworks” has the meaning set forth in the introductory paragraph to this Agreement.

“Zymeworks Common Shares” means the common shares in the capital of Zymeworks.

“Zymeworks Incentive Awards” means the stock options, incentive stock options, restricted stock units and all other awards and rights to purchase Zymeworks Common Shares granted under the Zymeworks Incentive Plans that are outstanding and unexercised, whether vested or unvested.

“Zymeworks Incentive Plans” means collectively (i) the Amended and Restated Stock Option and Equity Compensation Plan of Zymeworks, (ii) the Amended and Restated Employee Stock Purchase Plan of Zymeworks, (iii) the Inducement Stock Option and Equity Compensation Plan of Zymeworks, and (iv) the Second Amended and Restated Employee Stock Option Plan of Zymeworks, in each case including any schedules or appendices thereto, as amended from time to time, and “Zymeworks Incentive Plan” means any one of them, as applicable.

“Zymeworks Securityholders” means holders of Zymeworks Common Shares, Zymeworks Incentive Awards and Zymeworks Warrants as at the relevant time in question.

“Zymeworks Shareholders” means, collectively, the holders of Zymeworks Common Shares immediately prior to the Arrangement Effective Time.

“Zymeworks Warrants” means, as of any determination time, each pre-funded warrant to purchase Zymeworks Common Shares that is outstanding and unexercised.

1.2    Headings and References. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. Unless otherwise specified, references to Articles and Sections are to Articles and Sections of this Agreement.

1.3    Time Periods. Unless otherwise specified, time periods within, or following, which any payment is to be made, or act is to be done, shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.4    Currency. All sums of money which are referred to in this Agreement are expressed in the lawful currency of the United States unless otherwise specified.

1.5    Time. Unless otherwise indicated, all times expressed in this Agreement are to local time, Vancouver, British Columbia.

1.6    Construction. In this Agreement:

(a)	unless the context otherwise requires, words importing the singular include the plural and vice versa and words denoting any gender include all genders;

(b)	the word “including” or “includes” shall mean “including (or includes) without limitation”; and

(c)

reference to a statute includes all rules and regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation or rule which amends, supplements or supersedes any such statute or any such regulation or rule.

1.7    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Province of British Columbia and other federal Laws of Canada applicable in British Columbia without giving effect to any choice of law or conflict of law provision or rule (whether of the Province of British Columbia or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Province of British Columbia.

ARTICLE 2

THE ARRANGEMENT

2.1    The Arrangement. The Parties shall proceed to effect and implement the Arrangement under Part 9, Division 5 of the BCBCA as soon as practicable following the approval of the Final Order by the Court in respect of the Arrangement, on such date and at such time as may be determined by Zymeworks in writing (the “Effective Date”), in accordance with the terms of, and subject to the conditions contained in, this Agreement and the Plan of Arrangement.

2.2    The Interim Order. As soon as reasonably practicable after the Registration Statement is declared effective by the SEC, Zymeworks shall apply under Part 9, Division 5 of the BCBCA and shall prepare, file and pursue an application to the Court for the Interim Order in respect of the Arrangement, which shall provide, among other things, as follows:

(a)	for the classes of Persons to whom notice is to be provided in respect of the Arrangement and the Special Meeting, and for the manner in which such notice is to be provided;

(b)

that the required level of approval for the Redomicile Resolution shall be by: (i) the Zymeworks Shareholders by way of a special resolution passed by the Zymeworks Shareholders representing at least two-thirds of the votes cast by the Zymeworks Shareholders, in person or by proxy, at the Special Meeting, and (ii) the Zymeworks Securityholders, voting together as a single class, by way of special resolution passed by the Zymeworks Securityholders representing at least two-thirds of the votes cast by Zymeworks Securityholders, in person or by proxy, at the Special Meeting (collectively, the “Required Approval”);

(c)	that the Special Meeting may be adjourned or postponed from time to time by Zymeworks without the need for additional approval of the Court;

(d)

that, in all other respects, other than as ordered by the Court, the terms, restrictions and conditions of the Governing Documents of Zymeworks, including quorum requirements and all other matters, shall apply in respect of the Special Meeting;

(e)	confirmation of the record date for the purposes of determining the Zymeworks Securityholders entitled to receive material and vote at the Special Meeting in accordance with the Interim Order;

(f)	that the record date for the Zymeworks Securityholders entitled to notice of and to vote at the Special Meeting will not change in respect of any adjournments or postponements of the Special Meeting;

(g)	for the grant of the Dissent Rights to Zymeworks Shareholders as contemplated by the Plan of Arrangement;

(h)

that it is the intention of the Parent and ExchangeCo to rely upon Section 3(a)(10) of the U.S. Securities Act in connection with the issuance of Exchangeable Shares in accordance with the Arrangement, based on the Court’s approval of the Arrangement, which approval through the issuance of the Final Order will constitute its determination of the fairness of the Arrangement;

(i)

that the aggregate Designated Zymeworks Common Shares specified by Eligible Holders under the Letter of Transmittal and Election Forms for purposes of the Canadian Share Exchange shall be no greater than the Exchangeable Share Cap, allocated proportionately among Eligible Holders participating in the Canadian Share Exchange in accordance with the number of Designated Zymeworks Common Shares that they wish to designate, and in respect of each such Eligible Holder, rounded down to the nearest whole share;

(j)	for the notice requirements regarding the presentation of the application to the Court for the Final Order; and

(k)	for such other matters as Zymeworks may agree are reasonably necessary to complete the Redomicile Transactions.

2.3    U.S. Securities Laws Matters. The Parties agree that the Arrangement will be carried out with the intention, and the Parties will use reasonable efforts to ensure, that all Exchangeable Shares issued under the Arrangement will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereunder. In order to ensure the availability of the exemption under Section 3(a)(10) of the U.S. Securities Act and to facilitate Parent’s compliance with other Securities Laws, the parties agree that the Arrangement will be carried out on the following basis:

(a)	the Court will be asked to approve the procedural and substantive fairness of the terms and conditions of the Arrangement;

(b)

in accordance with Section 2.2(h), prior to the issuance of the Interim Order, the Court will be advised of the intention of Parent and ExchangeCo to rely on the exemption provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of the Exchangeable Shares pursuant to the Arrangement, based on the Court’s approval of the Arrangement;

(c)

prior to the issuance of the Interim Order, Zymeworks will file with the Court a draft copy of the proposed text of the Information Circular together with any other documents required by Law in connection with the Special Meeting;

(d)

the Court will be advised prior to the hearing of the Court to give approval of the Arrangement that its approval of the Arrangement will be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the terms and conditions of the Arrangement to all Persons who are entitled to receive Exchangeable Shares pursuant to the Arrangement;

(e)

Zymeworks will ensure that each Zymeworks Shareholder and other Person entitled to receive Exchangeable Shares pursuant to the Arrangement will be given adequate and appropriate notice advising them of their right to attend the hearing of the Court to approve the procedural and substantive fairness of the terms and conditions of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(f)

the Final Order will expressly state that the Arrangement is approved by the Court as being procedurally and substantively fair to all Persons entitled to receive Exchangeable Shares pursuant to the Arrangement;

(g)

the Interim Order will specify that each Person entitled to receive Exchangeable Shares pursuant to the Arrangement will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement;

(h)	the Court will hold a hearing before approving the fairness of the terms and conditions of the Arrangement and issuing the Final Order; and

(i)

each Person entitled to receive Exchangeable Shares will be advised that the Exchangeable Shares issued pursuant to the Arrangement have not been registered under the U.S. Securities Act and will be issued in reliance on the exemption from registration under Section 3(a)(10) of the U.S. Securities Act and such Exchangeable Shares will include any appropriate legends.

2.4    The Special Meeting. Subject to the terms of this Agreement and the Interim Order, Zymeworks shall convene and conduct the Special Meeting in accordance with the Governing Documents of Zymeworks, applicable Law and the Interim Order as soon as reasonably practicable after the date of the Interim Order to consider the Redomicile Resolution (and for any other proper purpose as may be set out in the notice for the Special Meeting, as determined by Zymeworks). Zymeworks shall use reasonable efforts to obtain the Required Approval in respect of the Redomicile Resolution.

2.5    Information Circular. Zymeworks shall prepare and complete the Information Circular together with any other documents required by applicable Law in connection with the Special Meeting and the Arrangement and shall, as soon as practicable after obtaining the Interim Order, cause the Information Circular and such other documents to be delivered to each Zymeworks Securityholder and any other Person as required by the Interim Order and applicable Law.

2.6    Final Order. Zymeworks shall take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to Part 9, Division 5 of the BCBCA, as soon as reasonably practicable after the Required Approval is obtained for the Redomicile Resolution as provided for in the Interim Order.

2.7    Court Proceedings. In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, Zymeworks shall: (i) diligently pursue the Interim Order and the Final Order; (ii) ensure that all material filed with the Court in connection with the Arrangement is consistent with this Agreement and the Plan of Arrangement; and (iii) subject to this Agreement, oppose any proposal from any Person that the Final Order contain any provision inconsistent with the Plan of Arrangement or this Agreement.

2.8    Zymeworks Incentive Awards & Warrants. The Parties acknowledge that the outstanding Zymeworks Incentive Awards and Zymeworks Warrants shall be treated as provided under the Plan of Arrangement.

2.9    Payment of Consideration. Prior to or concurrently with the Arrangement Effective Time, Parent and ExchangeCo, as applicable, shall deposit, or cause to be deposited, with the Depositary sufficient Delaware Common Stock and Exchangeable Shares to satisfy the aggregate Consideration payable to the Zymeworks Shareholders pursuant to the terms of the Plan of Arrangement.

2.10    Withholding Taxes.

(a)

Each of Parent, ExchangeCo, Zymeworks, the Depositary and any other Person that has any withholding obligation with respect to any amount payable, deemed paid or consideration otherwise deliverable under this Agreement or the Arrangement to any Zymeworks Shareholder (any such other Person, an “Other Withholding Agent”), shall be entitled to deduct and withhold, or direct Parent, ExchangeCo, Zymeworks, the Depositary or any Other Withholding Agent to deduct and withhold on their behalf, from any amount or consideration paid, deemed paid or otherwise deliverable to any Zymeworks Shareholder (including those, if any, who exercise their Dissent Rights) such amounts as are required to be deducted or withheld with respect to such payment or deemed payment under the Tax Act, the Code or any other applicable Laws (including any provision of federal, provincial, territorial, state, local, foreign or other Law relating to Taxes), in each case, as amended or succeeded. Parent, ExchangeCo, Zymeworks, the Depositary or any Other Withholding Agent may act and rely on the advice of counsel with respect to such matters.

(b)

To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid to the Zymeworks Shareholder to whom such amounts would otherwise have been paid or deemed paid and such deducted or withheld amounts shall be timely remitted to the appropriate Governmental Entity as required by applicable Law.

(c)

To the extent that the amount so required to be deducted or withheld from any payment or deemed payment to a Zymeworks Shareholder exceeds any cash otherwise payable to the Zymeworks Shareholder (such difference, a “Withholding Shortfall”), Parent, ExchangeCo, Zymeworks, the Depositary or any Other Withholding Agent are hereby authorized to:

(i)

(A) sell or otherwise dispose of, or direct Parent, ExchangeCo, Zymeworks, the Depositary or any Other Withholding Agent to sell or otherwise dispose of, on their own account or through a broker (the “Broker”) and on behalf of the relevant Zymeworks Shareholder, or (B) require such Zymeworks Shareholder to irrevocably direct the sale through a Broker and irrevocably direct the Broker pay the proceeds of such sale to Parent, ExchangeCo, Zymeworks, the Depositary or any Other Withholding Agent, as appropriate (and, in the absence of such irrevocable direction, the holder shall be deemed to have provided such irrevocable direction), such portion of the amount or consideration as is necessary to provide sufficient funds (after deducting commissions payable to the Broker and other costs and expenses) to Parent, ExchangeCo, Zymeworks, the Depositary or any Other Withholding Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, ExchangeCo, Zymeworks, the Depositary or any Other Withholding Agent, as the case may be, shall notify the Zymeworks Shareholder thereof and remit to such Zymeworks Shareholder any unapplied balance of the net proceeds of such sale, or

(ii)

In the case of a Zymeworks Shareholder who is to receive Exchangeable Shares, require such Zymeworks Shareholder to deliver a Retraction Request for a number of Exchangeable Shares that would entitle such Zymeworks Shareholder to net proceeds greater than or equal to the Withholding Shortfall and withhold the Withholding Shortfall from such net proceeds and remit to such Zymeworks Shareholder any unapplied balance of the net proceeds.

(d)

Each of Parent, ExchangeCo, Zymeworks, the Depositary, any Other Withholding Agent or Broker, as applicable, shall act in a reasonable manner in respect of any withholding obligation; however, none of Parent, ExchangeCo, Zymeworks, the Depositary, any Other Withholding Agent or Broker, as applicable, will be liable for any loss arising out of any sale or other disposal of such consideration, including any loss relating to the manner or timing of such sale or other disposal, the prices at which the consideration is sold or otherwise disposed of or otherwise.

ARTICLE 3

POST-ARRANGEMENT MATTERS

3.1    NYSE Listing. Parent shall use reasonable efforts to cause the shares of Delaware Common Stock issuable under the Arrangement (including the Delaware Common Stock issuable pursuant to the exchange or exercise of the Exchangeable Shares) to be listed on the NYSE under the symbol “ZYME” immediately prior to the Arrangement Effective Time, and in connection therewith, to satisfy any applicable initial and continuing listing requirements of NYSE in respect of the Delaware Common Stock. Immediately following the completion of the Arrangement, Zymeworks will cause the Zymeworks Common Shares currently listed on the NYSE to cease to be traded on the NYSE and to be deregistered under the U.S. Exchange Act, and for Canadian Tax purposes will immediately thereafter elect to be treated as a private corporation.

3.2    Post-Arrangement Transactions. As soon as practicable following the Arrangement Effective Time, the Parties shall use reasonable efforts, and shall take such corporate steps and actions, as may be necessary or desirable to effect and implement the following transactions in the order set forth below:

(a)

the authorized share structure of Zymeworks shall be reorganized to create an unlimited number of a new class of Common shares without par value, having special rights and restrictions that are substantially similar to the Zymeworks Common Shares, and in such form and substance as may be as determined by Zymeworks (the “New Common Shares”);

(b)

ExchangeCo shall exchange all of the Zymeworks Common Shares then held by ExchangeCo for New Common Shares of Zymeworks, on a one-for-one basis, pursuant to Section 86 of the Tax Act, and in such form and substance as may be as determined by Zymeworks;

(c)

Zymeworks shall reduce the capital on the Zymeworks Common Shares (which will then be held solely by Parent), by an amount equal to the fair market value of the ZBI Stock and the Irish Sub Stock, and in such manner and substance as Zymeworks may determine, and shall effect the same by way of a transfer of the ZBI Stock and the Irish Sub Stock from Zymeworks to Parent free and clear of all Liens, in such form and substance as Zymeworks may determine; and

(d)	Zymeworks shall surrender for cancellation, free and clear of all Liens and without a return of capital, the Delaware Common Stock held by Zymeworks.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each of the Parties represents and warrants, for itself only, to the other Parties as follows:

4.1    Organization and Qualification. The Party is a corporation, limited liability company or other applicable business entity duly incorporated, organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of incorporation, organization or formation, has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties, and to carry on its businesses as presently conducted, and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which such property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary.

4.2    Authority. The Party has the requisite corporate, limited liability company or other applicable business entity power and authority to execute and deliver this Agreement and each Transaction Document to which it is (or will be) a party, to perform its obligations under this Agreement and, subject to obtaining the Interim Order, Final Order and Required Approval, to consummate the Redomicile Transactions, and to complete or consummate the Post-Arrangement Matters to which it is a party. Subject to the receipt of the Interim Order, Final Order and Required Approval of the Redomicile Resolution, the execution and delivery of this Agreement, the Transaction Documents to which the Party is (or will be) a party, and the consummation of the Redomicile Transactions and the Post-Arrangement Matters to which it is a party have been duly authorized by all necessary corporate, limited liability company or other applicable business entity action on the part of the Party. This Agreement and each Transaction Document to which the Party is (or will be) a party has been (or will be) duly and validly executed and delivered by that Party.

4.3    No Violations. None of the execution or delivery by the Party of this Agreement or any Transaction Documents to which it is (or will be) a party, the performance by the Party of its obligations under this Agreement or such Transaction Documents, or the consummation of the Redomicile Transactions and the Post-

Arrangement Matters to which it is a party will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a breach of any provision of the Party’s Governing Documents, (ii) violate, or constitute a breach under, any Order or applicable Law to which the Party or any of its properties or assets are bound or (iii) result in the creation of any Lien upon any of the assets or properties of the Party.

ARTICLE 5

COVENANTS

5.1    U.S. Tax Treatment. The Parties intend that, for U.S. federal income tax purposes, the Parent Share Exchange and, if applicable, the Canadian Share Exchange and assumption of Zymeworks Warrants, viewed together, will constitute an exchange governed by Section 351 of the Code (the “Intended U.S. Tax Treatment”). Alternatively, the Parent Share Exchange and, if applicable, the Canadian Share Exchange and assumption of Zymeworks Warrants, viewed together, are intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the Parties are hereby adopting this Agreement as a “plan of reorganization” for purposes of Section 368 of the Code and U.S. Treasury Regulations Section 1.368-2(g). No Party will intentionally do any act or thing that could reasonably be expected to prevent the relevant Redomicile Transactions from qualifying for the Intended U.S. Tax Treatment.

5.2    Section 85 Elections. Each beneficial owner of Zymeworks Common Shares who is an Eligible Holder and who has validly elected (or for whom the registered holder has validly elected on such beneficial owner’s behalf) to receive Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(1) of the Tax Act, or subsection 85(2) of the Tax Act if such beneficial owner is a partnership (and in each case, where applicable, the analogous provisions of provincial income tax Law), with respect to the transfer of its Zymeworks Common Shares to ExchangeCo and the receipt of Exchangeable Shares (or Exchangeable Shares and Delaware Common Stock, as applicable) in respect thereof, subject to and in accordance with the Plan of Arrangement.

5.3    Preparation of Registration Statement. As soon as reasonably practicable following the date of this Agreement, Parent and Zymeworks shall prepare and mutually agree upon, and Parent shall file with the SEC the Registration Statement. Each of Parent and Zymeworks shall use reasonable efforts to (i) cause the Registration Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC; (ii) have the Registration Statement declared effective under the U.S. Securities Act as soon as reasonably practicable after it is filed with the SEC; and (iii) keep the Registration Statement effective through the Arrangement Effective Time in order to permit the consummation of the Redomicile Transactions.

5.4    Transaction Documents. The Parties shall, at or before the Arrangement Effective Time, execute and deliver the Transaction Documents to which they are a party, and take such other actions as are necessary to give effect to the Arrangement and the Redomicile Transactions.

5.5    Post-Arrangement Matters. Following the completion of the Arrangement, the Parties shall execute and deliver such agreements, instruments, certificates and other documents, and take such other actions and do all such other things as are necessary, desirable or useful to complete, implement and give effect to the Post-Arrangement Matters referred to in Article 3.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE REDOMICILE TRANSACTIONS

6.1    Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the Redomicile Transactions under this Agreement are subject to the satisfaction of, or if permitted by applicable Law waiver by, Zymeworks of the following conditions:

(a)	the Redomicile Resolution shall have been approved by the Required Approval at the Special Meeting in accordance with the Interim Order;

(b)

the Interim Order and the Final Order shall have been obtained on terms substantially consistent with this Agreement and shall not have been set aside or modified in a manner unacceptable to Zymeworks, on appeal or otherwise;

(c)

no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Redomicile Transactions shall be in effect;

(d)

Zymeworks shall have obtained such other material consents as may be desirable or useful in connection with the consummation of the Redomicile Transactions, as determined by Zymeworks in its sole discretion;

(e)

the Registration Statement shall have become effective in accordance with the provisions of the U.S. Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending; and

(f)

Dissent Rights shall not have been exercised for more than 10% of the Zymeworks Common Shares, or such other amount of Zymeworks Common Shares that, as determined by Zymeworks in its sole and unfettered discretion, it is no longer in the best interests of Zymeworks to proceed with the Redomicile Transactions.

ARTICLE 7

TERMINATION

7.1    Termination. This Agreement may be terminated and the Arrangement and the Redomicile Transactions may be abandoned at any time prior to the Arrangement Effective Time upon written notice by Zymeworks to the other Parties.

7.2    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void and of no effect, and there shall be no liability or obligation on the part of any of the Parties in respect of this Agreement, or the termination of the Arrangement and the Redomicile Transactions.

ARTICLE 8

MISCELLANEOUS

8.1    Entire Agreement & Assignment. This Agreement (together with the Transaction Documents, once executed and delivered) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party without the prior written approval of the other Parties. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.1 shall be void.

8.2    Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by each of the Parties. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.2 shall be of no effect.

8.3    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by email or by courier to the other Parties as follows:

(a)	If to Zymeworks, to:

114 East 4th Avenue, Suite 800

Vancouver, BC, V5T 1G4

Attn: Legal Department

(b)	If to Parent, to:

108 Patriot Drive, Suite A

Middletown, DE 19709

with a copy to:

114 East 4th Avenue, Suite 800

Vancouver, BC, V5T 1G4

Attn: Legal Department

(c)	If to ExchangeCo or CallCo, to:

114 East 4th Avenue, Suite 800

Vancouver, BC, V5T 1G4

Attn: Legal Department

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

8.4    Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Redomicile Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Redomicile Transactions are consummated as originally contemplated to the greatest extent possible.

8.5    Counterparts & Electronic Signatures. This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument. To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page of this Agreement to the other Parties by electronic mail or fax and transmission by electronic mail or fax will constitute delivery of an executed copy of this Agreement to the receiving Party. This Agreement will be valid, binding and enforceable against a Party only when one copy of it has been executed by an authorised individual on behalf of the Party by means of: (i) a DocuSign® or other electronic signature; (ii) an original, manual signature; or (iii) a faxed, scanned or photocopied manual signature, and (iv) each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the Parties hereby waive any objection to the contrary.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the Parties has caused this Transaction Agreement to be duly executed on its behalf as of the day and year first above written.

ZYMEWORKS DELAWARE INC.		ZYMEWORKS CALLCO ULC

By:	/s/ Neil Josephson	By:	/s/ Kenneth Galbraith
Name:	Neil Josephson	Name:	Kenneth Galbraith
Title:	Secretary	Title:	Authorized Signatory

ZYMEWORKS INC.		ZYMEWORKS EXCHANGECO LTD.

By:	/s/ Kenneth Galbraith	By:	/s/ Kenneth Galbraith
Name:	Kenneth Galbraith	Name:	Kenneth Galbraith
Title:	Chair, President and Chief Executive Officer	Title:	Authorized Signatory

EXHIBIT A

PLAN OF ARRANGEMENT

Under Section 288 of the Business Corporations Act (British Columbia)

concerning

Zymeworks Inc.

ARTICLE 1

INTERPRETATION

1.1	Definitions.

For the purposes of this Plan of Arrangement, the following terms have the respective meanings set forth below, and any derivatives of the following terms have a corresponding meaning:

“Affected Person” has the meaning set forth in Section 4.5(a) (Withholding Rights).

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Plan of Arrangement, “Affiliate”, with respect to Zymeworks, Parent, ExchangeCo or CallCo, does not include any stockholders of Parent (other than Zymeworks), or any directors or executive officers of Zymeworks, Parent, ExchangeCo or CallCo.

“Arrangement” means an arrangement under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set forth in this Plan of Arrangement, subject to any amendments or variations to this Plan of Arrangement made in accordance with the terms of the Transaction Agreement and this Plan of Arrangement, or made at the direction of the Court in accordance with the Final Order with the prior written consent of Zymeworks.

“Arrangement Effective Time” or “Effective Time” means the time at which the Arrangement becomes effective on the Effective Date, as determined by Zymeworks under Section 2.1 of the Transaction Agreement.

“BCBCA” means the Business Corporations Act (British Columbia).

“Broker” has the meaning set forth in Section 4.5(b)(i) (Withholding Rights).

“Business Day” means a day on which banks are generally open for the transaction of commercial business in Vancouver, British Columbia, and New York, New York, but does not in any event include a Saturday or Sunday or statutory holiday in Vancouver, British Columbia, or New York, New York.

“CallCo” means Zymeworks CallCo ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of Parent.

“Canadian Share Exchange” means the exchange of Zymeworks Common Shares for Exchangeable Shares, or for a combination of Exchangeable Shares and Delaware Common Stock, in accordance with Section 3.1(c) (Electing Zymeworks Common Shares) and Section 3.1(d) (Exchangeable Share Exchange Cap).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Consideration” means (i) in the case of a Zymeworks Shareholder who is an Eligible Holder and who validly elects to receive Exchangeable Shares prior to the Election Deadline (as defined in the Plan of Arrangement) in accordance with the Plan of Arrangement, for each Designated Zymeworks Common Share, one Exchangeable Share together with the Contractual Rights, and for each other Zymeworks Common Share (to the extent applicable), one share of Delaware Common Stock, and (ii) in the case of each other Zymeworks Shareholder who does not exercise the Dissent Rights, for each Zymeworks Common Share, one share of Delaware Common Stock.

“Consideration Shares” means Delaware Common Stock and Exchangeable Shares, as the context may require.

“Contractual Rights” has the meaning set forth in Section 3.1(c) (Electing Zymeworks Common Shares).

“Court” means the Supreme Court of British Columbia.

“Delaware Common Stock” means the shares of Parent’s common stock, par value US$0.00001 per share.

“Depositary” means a bank or trust company selected by Zymeworks to perform the duties described in a depositary agreement in form and substance reasonably acceptable to the parties thereto.

“Designated Zymeworks Common Shares” means the Zymeworks Common Shares of an Eligible Holder that are designated by the Eligible Holder under a Letter of Transmittal and Election Form to be exchanged for Exchangeable Shares, as such number of Zymeworks Common Shares may be reduced as a result of the Exchangeable Share Cap, and “Designated Zymeworks Common Share” means any one of them.

“Dissent Rights” has the meaning set forth in Section 5.1 (Rights of Dissent).

“Dissenting Common Shares” has the meaning set forth in Section 3.1(a) (Dissenting Shareholders).

“Dissenting Shareholder” means any registered Zymeworks Shareholder as of the record date for the Special Meeting who has duly and validly exercised their Dissent Rights in respect of all Zymeworks Common Shares held by that Zymeworks Shareholder, and has not withdrawn or been deemed to have withdrawn such Dissent Rights.

“Effective Date” means the effective date of the Arrangement, as determined by Zymeworks under Section 2.1 of the Transaction Agreement.

“Election Deadline” means 5:00 p.m. (Vancouver time) on the date before the Special Meeting.

“Eligible Holder” means a Zymeworks Shareholder that is: (i) a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act; or (ii) a partnership, each member of which is a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act.

“Exchangeable Share Cap” means, in respect of the number of Zymeworks Common Shares exchangeable for Exchangeable Shares under the Canadian Share Exchange, such number of Zymeworks Common Shares that is equal to 18% of (i) the number of Zymeworks Common Shares issued and outstanding immediately prior to the Arrangement Effective Time, less (ii) the number of Zymeworks Common Shares held by any Zymeworks Shareholders who exercise their Dissent Rights.

“Exchangeable Share Document” means (i) a share certificate representing Exchangeable Shares, (ii) a non-transferable acknowledgement of a shareholder’s right to obtain a share certificate representing Exchangeable Shares, or (iii) a direct registration system advice (or similar document) evidencing the electronic registration of the ownership of Exchangeable Shares, as applicable.

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set forth in the articles of ExchangeCo, and in the form attached to the Transaction Agreement as Exhibit E.

“Exchangeable Shares” means the exchangeable shares in the capital of ExchangeCo.

“ExchangeCo” means Zymeworks ExchangeCo Ltd., a British Columbia company and a direct, wholly-owned subsidiary of CallCo.

“Final Order” means the final order of the Court, as contemplated by Section 2.6 of the Transaction Agreement and made pursuant to Section 291 of the BCBCA approving the Arrangement, in a form acceptable to Zymeworks, as such order may be amended by the Court at any time prior to the Arrangement Effective Time, provided that any such amendment is acceptable to Zymeworks, or if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended, on appeal, provided that any such amendment is acceptable to Zymeworks.

“Governmental Entity” means any United States, Canadian, international or other (i) federal, state, provincial, local, municipal or other government entity, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private).

“Holders”, when used with reference to (i) the Zymeworks Common Shares, means the holders thereof shown from time to time in the central securities registers of Zymeworks maintained by or on behalf of Zymeworks and, where the context so provides, includes joint holders of such Zymeworks Common Shares, (ii) the Zymeworks Incentive Awards, means the holders thereof shown from time to time in the register or other similar records maintained by or on behalf of Zymeworks in respect of Zymeworks Incentive Awards, and (iii) the Zymeworks Warrants, means the holders thereof shown from time to time in the register or other similar records maintained by or on behalf of Zymeworks in respect of Zymeworks Warrants.

“Information Circular” means the notice of the Special Meeting to be sent to the Zymeworks Securityholders, and the accompanying proxy statement/prospectus to be prepared in connection with the Special Meeting, together with any amendments thereto or supplements thereof in accordance with the terms of the Transaction Agreement.

“Interim Order” means the interim order of the Court as contemplated by Section 2.2 of the Transaction Agreement and made pursuant to Section 291 of the BCBCA, in a form acceptable to Zymeworks providing for, among other things, the calling and holding of the Special Meeting, as the same may be amended by the Court, provided that any such amendment is acceptable to Zymeworks.

“Law” means any federal, state, local, provincial, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Letter of Transmittal and Election Form” means the letter of transmittal and election form(s) for use by registered Zymeworks Shareholders, in the form accompanying the Information Circular or in any other form acceptable to Zymeworks, providing for, among other things, the Eligible Holder’s election with respect to the Consideration (and setting forth the number of Designated Zymeworks Common Shares, which number may be less than the number of Zymeworks Common Shares held by that Eligible Holder), and which shall specify that delivery shall be effected, and risk of loss and title to the applicable Zymeworks Common Shares shall pass, only upon proper delivery of such certificates or other documents to the Depositary and which shall be in such form and have such other customary provisions as Zymeworks may specify (or, if such Zymeworks Common Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Zymeworks Common Shares on a book-entry account statement, it being understood that any reference herein to “certificates” shall be deemed to include references to book-entry account statements relating to the ownership of Zymeworks Common Shares).

“Lien” includes any mortgage, pledge, assignment, charge, lien, security interest, adverse interest in property, license or sub-license, charge, or other third-party interest or encumbrance of any kind (including, in the case of any equity securities, any voting, transfer or similar restrictions) whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing.

“Non-Electing Zymeworks Common Shares” has the meaning set forth in Section 3.1(b) (Non-Electing Zymeworks Common Shares).

“Other Withholding Agent” has the meaning set forth in Section 4.5(a) (Withholding Rights).

“Parent” means Zymeworks Delaware Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Zymeworks.

“Parent Incentive Awards” means the stock options, incentive stock options, restricted stock units, stock purchase rights, and all other awards and rights to purchase Delaware Common Stock to be assumed pursuant to the Parent Incentive Plans pursuant to the Arrangement in full and complete exchange and substitution for the Zymeworks Incentive Awards, and “Parent Incentive Award” means any one of them, as applicable.

“Parent Incentive Plans” means collectively (i) the Amended and Restated Stock Option and Equity Compensation Plan of Parent, (ii) the Amended and Restated Employee Stock Purchase Plan of Parent, (iii) the Inducement Stock Option and Equity Compensation Plan of Parent, and (iv) the Second Amended and Restated Employee Stock Option Plan of Parent, in each case including any schedules or appendices thereto, as assumed by Parent under this Plan of Arrangement, as amended from time to time, and “Parent Incentive Plan” means any one of them, as applicable.

“Person” includes an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, trustee, executor, administrator, legal representative, government or any other entity, whether or not a legal entity.

“Plan of Arrangement”, “hereof”, “herein”, “hereunder”, and similar expressions refer to this plan of arrangement and not to any particular Article, Section or other portion hereof and includes any agreement or instrument supplementary or ancillary hereto.

“Redomicile Resolution” means a special resolution of the Zymeworks Securityholders in respect of the Arrangement to be considered at the Special Meeting, in substantially the form attached to the Transaction Agreement as Exhibit B.

“Share Trustee” means a trustee chosen by Zymeworks to act as trustee under the Voting and Exchange Trust Agreement and any successor trustee appointed under the Voting and Exchange Trust Agreement.

“Special Meeting” means the meeting of the Zymeworks Securityholders, including any adjournment or postponement thereof in accordance with the terms of the Transaction Agreement, that is to be convened as provided by the Interim Order to consider, and if deemed advisable approve, the Redomicile Resolution, and such other matters as are properly brought before Zymeworks Securityholders or Zymeworks Shareholders at such meeting.

“Special Voting Stock” means the share of preferred stock of Parent, issued by Parent to and deposited with the Share Trustee, which, at any time, entitles the holder of record to that number of votes at meetings of holders of Parent shares equal to the number of Exchangeable Shares outstanding as of the record date for such meeting (excluding Exchangeable Shares held by Parent, CallCo and their Affiliates) multiplied by the Exchangeable Share Exchange Ratio (as defined in the Exchangeable Share Provisions), rounded down to the nearest whole vote.

“Support Agreement” means an agreement to be made among Parent, CallCo and ExchangeCo on the Effective Date and in connection with this Plan of Arrangement, in substantially the form attached to the Transaction Agreement as Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Tax” has the meaning set forth in the Transaction Agreement.

“Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder.

“Transaction Agreement” means the Transaction Agreement dated July 14, 2022 by and among Parent, Zymeworks, CallCo and ExchangeCo as the same may be amended, modified or supplemented from time to time in accordance therewith, prior to the Arrangement Effective Time, providing for, among other things, the Arrangement.

“Voting and Exchange Trust Agreement” means an agreement to be made between Parent, ExchangeCo, CallCo and the Share Trustee in connection with this Plan of Arrangement, in substantially the form attached to the Transaction Agreement as Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Withholding Obligation” has the meaning set forth in Section 4.5(a) (Withholding Rights).

“Zymeworks” means Zymeworks Inc., a company existing under the BCBCA.

“Zymeworks Common Shares” means the common shares in the capital of Zymeworks.

“Zymeworks Incentive Awards” means the stock options, incentive stock options, restricted stock units, stock purchase rights, and all other awards and rights to purchase Zymeworks Common Shares granted under the Zymeworks Incentive Plans that are outstanding and unexercised, whether vested or unvested.

“Zymeworks Incentive Plans” means collectively (i) the Amended and Restated Stock Option and Equity Compensation Plan of Zymeworks, (ii) the Amended and Restated Employee Stock Purchase Plan of Zymeworks, (iii) the Inducement Stock Option and Equity Compensation Plan of Zymeworks, and (iv) the Second Amended and Restated Employee Stock Option Plan of Zymeworks, in each case including any schedules or appendices thereto, as amended from time to time, and “Zymeworks Incentive Plan” means any one of them, as applicable.

“Zymeworks Securityholders” means Holders of Zymeworks Common Shares, Zymeworks Incentive Awards and Zymeworks Warrants.

“Zymeworks Shareholders” means Holders of Zymeworks Common Shares as of any determination time prior to the Arrangement Effective Time.

“Zymeworks Warrants” means, as of any determination time, each pre-funded warrant to purchase Zymeworks Common Shares that is outstanding and unexercised.

1.2	Headings and References.

The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to Articles and Sections are to Articles and Sections of this Plan of Arrangement.

1.3	Time Periods.

Unless otherwise specified, time periods within, or following, which any payment is to be made, or act is to be done, shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.4	Currency.

All sums of money which are referred to in this Plan of Arrangement are expressed in the lawful currency of the United States unless otherwise specified.

1.5	Time.

Unless otherwise indicated, all times expressed in this Plan of Arrangement or in any Letter of Transmittal and Election Form are to local time, Vancouver, British Columbia.

1.6	Construction.

In this Plan of Arrangement:

(a)	unless the context otherwise requires, words importing the singular include the plural and vice versa and words denoting any gender include all genders;

(b)	the word “including” or “includes” shall mean “including (or includes) without limitation”; and

(c)

reference to a statute includes all rules and regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation or rule which amends, supplements or supersedes any such statute or any such regulation or rule.

1.7	Governing Law.

This Plan of Arrangement shall be governed by and construed in accordance with the BCBCA, and the Laws of the Province of British Columbia and other federal Laws of Canada applicable in British Columbia.

ARTICLE 2

PURPOSE AND EFFECT OF THE PLAN OF ARRANGEMENT

2.1	Plan of Arrangement.

This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of, the Transaction Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set out in this Plan of Arrangement.

2.2	Effectiveness.

This Plan of Arrangement and the Arrangement shall become effective, and shall be binding, at and after the times referred to in Section 3.1 (Arrangement) on: (i) Zymeworks, (ii) Parent, (iii) ExchangeCo, (iv) CallCo,

(v) all Zymeworks Securityholders (including Dissenting Shareholders), (vi) all holders of Exchangeable Shares, (vii) the Depositary, (viii) the Share Trustee, and (ix) all other Persons, in each case without any further authorization, act or formality on the part of the Court or any Person from and after the Arrangement Effective Time.

ARTICLE 3

THE ARRANGEMENT

3.1	Arrangement.

Commencing immediately following the Arrangement Effective Time, pursuant to the Arrangement, the following transactions shall occur and shall be deemed to occur in the order in which they appear without any further act or formality, effective as at five (5) minute intervals (and in each case, unless otherwise specified) starting at the Arrangement Effective Time:

(a)

Dissenting Shareholders. The outstanding Zymeworks Common Shares held by Dissenting Shareholders (the “Dissenting Common Shares”) shall be deemed to be transferred by the Holders thereof to Zymeworks, free and clear of all Liens, and cancelled in consideration for a debt claim against Zymeworks for the amount determined and payable in accordance with Article 5 (Rights of Dissent), and without any further authorization, act or formality by such Holders or Zymeworks, and:

(i)

such Dissenting Shareholders shall cease to be the holders of such Dissenting Common Shares and to have any rights as holders of such Dissenting Common Shares other than the right to be paid fair value by Zymeworks for such Dissenting Common Shares as set out in Article 5 (Rights of Dissent); and

(ii)	the names of such Dissenting Shareholders shall be removed from the central securities register of Zymeworks Common Shares maintained by or on behalf of Zymeworks;

(b)

Non-Electing Zymeworks Common Shares. Subject to Section 3.4 (No Fractional Shares), each outstanding Zymeworks Common Share other than Zymeworks Common Shares held by (A) Dissenting Shareholders described in Section 3.1(a) (Dissenting Shareholders), and (B) Eligible Holders who have submitted a Letter of Transmittal and Election Form in accordance with Section 3.2 (Consideration Elections) (collectively, the “Non-Electing Zymeworks Common Shares”), shall be transferred by the Holders thereof to Parent, free and clear of all Liens, in exchange for an equal number of shares of Delaware Common Stock, such that one share of Delaware Common Stock shall be issued in exchange for each Non-Electing Zymeworks Common Share, and without any further authorization, act or formality by such Holders or Parent, and:

(i)

the Holders of such Non-Electing Zymeworks Common Shares shall cease to be the holders of such Non-Electing Zymeworks Common Shares and to have any rights as holders of such Non-Electing Zymeworks Common Shares other than the right to receive an equal number of shares of Delaware Common Stock in accordance with this Plan of Arrangement;

(ii)

the names of the Holders of the Non-Electing Zymeworks Common Shares shall be removed from the central securities register for the Zymeworks Common Shares maintained by or on behalf of Zymeworks in respect of such Non-Electing Zymeworks Common Shares exchanged for Delaware Common Stock; and

(iii)

Parent shall be deemed to be the legal and beneficial owner of such Non-Electing Zymeworks Common Shares so transferred, free and clear of all Liens, and shall be recorded as the registered Holder thereof on the central securities register for the Zymeworks Common Shares maintained by or on behalf of Zymeworks;

(c)	Electing Zymeworks Common Shares. Subject to Section 3.4 (No Fractional Shares), each outstanding Zymeworks Common Share held by or for the benefit of Eligible Holders who have submitted a Letter of Transmittal and Election Form in accordance with Section 3.2 (Consideration Elections), shall be transferred by the Holders thereof to ExchangeCo, free and clear of all Liens, as follows: (A) subject to Section 3.1(d) (Exchangeable Share Exchange Cap), as to the Designated Zymeworks Common Shares, in exchange for an equal number of Exchangeable Shares, such that one Exchangeable Share shall be issued in exchange for each Designated Zymeworks Common Share, together with the benefit of the Support Agreement and the Voting and Exchange Trust Agreement to be executed and delivered under Section 3.1(g) (Documents Re Exchangeable Shares) (the “Contractual Rights”), and (B) as to the remaining Zymeworks Common Shares of the Eligible Holder that are not Designated Zymeworks Common Shares, in exchange for an equal number of shares of Delaware Common Stock, and in each case, without any further authorization, act or formality by such Holders or ExchangeCo, and

(i)

the Holders of such Zymeworks Common Shares shall cease to be the Holders of such Zymeworks Common Shares and to have any rights as Holders of such Zymeworks Common Shares other than the right to receive the Exchangeable Shares and Contractual Rights, and to the extent applicable the Delaware Common Stock, to which they are entitled as set forth above;

(ii)

the names of the Holders of such Zymeworks Common Shares shall be removed from the central securities register for the Zymeworks Common Shares maintained by or on behalf of Zymeworks in respect of such Zymeworks Common Shares exchanged for Exchangeable Shares and to the extent applicable the Delaware Common Stock; and

(iii)

ExchangeCo shall be deemed to be the legal and beneficial owner of such Zymeworks Common Shares so transferred, free and clear of all Liens, and shall be recorded as the registered Holder thereof on the central securities register for the Zymeworks Common Shares maintained by or on behalf of Zymeworks;

(d)

Exchangeable Share Exchange Cap. If the aggregate number of outstanding Zymeworks Common Shares specified as Designated Zymeworks Common Shares by Eligible Holders in their Letter of Transmittal and Election Forms submitted in accordance with Section 3.2 (Consideration Elections) exceed the Exchangeable Share Cap, then the following shall apply:

(i)

the number of outstanding Zymeworks Common Shares held by each such Eligible Holder that will be included as Designated Zymeworks Common Shares in the Canadian Share Exchange, and thereby exchanged for Exchangeable Shares on a one-for-one basis, shall be calculated based upon the following formula, but in each case, round down to the nearest whole share:

(A/B) x C, where:

A =	the number of Zymeworks Common Shares specified as Designated Zymeworks Common Shares in the Letter of Transmittal and Election Form of an Eligible Holder;

B =	the aggregate number of Zymeworks Common Shares specified as Designated Zymeworks Common Shares in all of the Letter of Transmittal and Election Forms of the Eligible Holders;

C =	the number of Zymeworks Common Shares comprising the Exchangeable Share Cap;

and for greater certainty, the number of outstanding Zymeworks Common Shares held by each such Eligible Holder and specified as Designated Zymeworks Common Shares in the Letter of Transmittal and Election Form of such Eligible Holder that are not exchanged for Exchangeable Shares as a result of the application of the Exchangeable Share Cap under this provision shall be exchanged for Delaware Common Stock under Section 3.1(c) (Electing Zymeworks Common Shares);

(e)

Exchangeable Shares. Exchangeable Shares issued under Section 3.1(c) (Electing Zymeworks Common Shares) shall be exchangeable for Delaware Common Stock or such other securities in accordance with the Exchangeable Share Provisions;

(f)	Special Voting Stock. Contemporaneously with the step contemplated in Section 3.1(c) (Electing Zymeworks Common Shares), (i) Parent will issue one share of the Special Voting Stock to the Share

Trustee, to be held by the Share Trustee under the terms and conditions of the Voting and Exchange Trust Agreement to be executed and delivered under Section 3.1(g) (Documents Re Exchangeable Shares), and (ii) Zymeworks will pay the subscription price for such Special Voting Stock to Parent on behalf of the prior Holders of the Designated Zymeworks Common Shares;

(g)

Documents Re Exchangeable Shares. Contemporaneously with the steps contemplated in Section 3.1(c) (Electing Zymeworks Common Shares) and Section 3.1(e) (Special Voting Stock), (i) Parent, ExchangeCo and CallCo shall execute the Support Agreement, (ii) Parent, ExchangeCo, CallCo and the Share Trustee shall execute the Voting and Exchange Trust Agreement, (iii) each such prior Holder of Designated Zymeworks Common Shares shall be deemed to have the rights granted to them as Beneficiaries under, and as defined in, the Voting and Exchange Trust Agreement in respect of the Special Voting Stock issued to the Share Trustee, and (iv) each such prior Holder of Designated Zymeworks Common Shares shall be deemed to have granted to CallCo the Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Change of Law Call Right, each as defined in the Exchangeable Share Provisions;

(h)

Zymeworks Incentive Plan Amendments. The term “Change of Control” as defined in the Inducement Stock Option and Equity Compensation Plan and the Amended and Restated Stock Option and Equity Compensation Plan forming part of the Zymeworks Incentive Plans shall be, and be deemed to be, amended (without any further action of any person or party) to include any transaction, plan, scheme, reorganization or arrangement whereby Parent acquires, directly or indirectly, greater than 50% of the Zymeworks Common Shares, and if such is the case, Parent shall be a successor to Zymeworks under such plans. These amendments will allow Parent to assume the obligations under such plans and issue the Parent common stock under such plans.

(i)

Zymeworks Incentive Awards & Plans. Zymeworks shall assign to Parent, and Parent shall assume, all of Zymeworks’ rights and obligations under the Zymeworks Incentive Plans and all Zymeworks Incentive Awards granted thereunder as a successor to Zymeworks thereunder, and without any further authorization, act or formality by Parent, Zymeworks or the Holders of the Zymeworks Incentive Awards, and consistent with the terms of the Zymeworks Incentive Plans and the Zymeworks Incentive Awards:

(i)

each Zymeworks Incentive Award outstanding immediately prior to the Arrangement Effective Time shall be, and shall be deemed to be, exchanged for a Parent Incentive Award identical to such Zymeworks Incentive Award in all material respects (and for greater certainty, in respect of Delaware Common Stock in the place and stead of Zymeworks Common Shares), and without any further action on the part of any Holder thereof, Zymeworks or Parent (and for greater certainty, the exchange of Zymeworks Incentive Awards that are stock options for Parent Incentive Awards that are stock options shall meet the conditions of subsection 7(1.4) of the Tax Act), section 422 of the Code, or section 409A of the Code, as applicable;

(ii)

the Holders of such Zymeworks Incentive Awards shall cease to be Holders of such Zymeworks Incentive Awards and to have any rights as Holders of such Zymeworks Incentive Awards, and such Holders’ names shall be removed as the Holders from the register or records maintained by or on behalf of Zymeworks and such Holders’ names shall be added as the holders of Parent Incentive Awards in the register or records of Parent Incentive Awards maintained by or on behalf of Parent; and

(iii)

the Zymeworks Incentive Plans, and any award or grant agreement or any other document evidencing ownership of, or a right to, a Zymeworks Incentive Award shall be assigned to, and be assumed by, Parent in their entirety as the Parent Incentive Plans and award and grant agreements or other documents evidencing ownership of rights to a Parent Incentive Award made thereunder (including by the issuance of awards and grants by Parent to replace such Zymeworks Incentive Awards), with such administrative and ancillary amendments necessary to give the intended effect to such plans, agreements and documents, and neither Zymeworks nor Parent shall have any liabilities or obligations with respect to any Zymeworks Incentive Plan or such agreements or documents;

(j)

Zymeworks Warrants. Zymeworks shall assign to Parent, and Parent shall assume, all of Zymeworks’ rights and obligations under the Zymeworks Warrants, and in accordance with the provisions regarding “Fundamental Transactions” (as that term is defined in the Zymeworks Warrants), the Holders of the Zymeworks Warrants shall be entitled to receive Delaware Common Stock (instead of Zymeworks Common Shares) as Alternate Consideration (as that term is defined in the Zymeworks Warrants) in accordance with the terms of the Zymeworks Warrants, and without any further authorization, act or formality by Parent, Zymeworks or the Holders of the Zymeworks Warrants.

3.2	Consideration Elections.

With respect to the transfer and assignment of Zymeworks Common Shares pursuant to Section 3.1(c) (Electing Zymeworks Common Shares):

(a)

subject to Section 3.4 (No Fractional Shares), each Zymeworks Shareholder who is an Eligible Holder may elect to receive Consideration Shares under this Plan of Arrangement in the form of Exchangeable Shares together with the Contractual Rights;

(b)

the election provided for in Section 3.2(a) (Consideration Elections) shall be made by a Zymeworks Shareholder who is an Eligible Holder by depositing with the Depositary, prior to the Election Deadline, a duly completed Letter of Transmittal and Election Form indicating such Zymeworks Shareholder’s election, together with the certificates representing their Designated Zymeworks Common Shares (or, if such Zymeworks Common Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Zymeworks Common Shares on a book-entry account statement, it being understood that any reference herein to “certificates” shall be deemed to include references to book-entry account statements relating to the ownership of Zymeworks Common Shares);

(c)	any Letter of Transmittal and Election Form, once deposited with the Depositary, shall be irrevocable and may not be withdrawn by a Zymeworks Shareholder; and

(d)

any Zymeworks Shareholder who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form (together with the certificates representing the Designated Zymeworks Common Shares, to the extent applicable) prior to the Election Deadline, or otherwise fails to comply with the requirements of this Section 3.2 (Consideration Elections) or of the Letter of Transmittal and Election Form, shall be deemed to have elected to receive Delaware Common Stock under Section 3.1(b) (Non-Electing Zymeworks Common Shares).

3.3	Tax Election.

Each beneficial owner of Zymeworks Common Shares who is an Eligible Holder, and who has validly elected (or for whom the registered holder has validly elected on such beneficial owner’s behalf) to receive Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(1) of the Tax Act, or subsection 85(2) of the Tax Act if such beneficial owner is a partnership (and in each case, where applicable, the analogous provisions of provincial income tax Law), with respect to the transfer of the Eligible Holder’s Zymeworks Common Shares to ExchangeCo and the receipt of Consideration in respect thereof by providing two signed copies of the necessary prescribed election form(s) (or equivalent information through an alternative document or platform, at ExchangeCo’s discretion) to the Depositary within sixty (60) days following the Effective Date, duly completed with the details of the number of Zymeworks Common Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the Tax Act (and applicable provincial income tax Law), the forms shall be signed by ExchangeCo and returned to such former Eligible Holder of Zymeworks Common Shares within sixty

(60) days after the receipt thereof by the Depositary for filing with the Canada Revenue Agency (or the applicable provincial taxing authority) by such former Eligible Holder. ExchangeCo shall not be responsible for the proper completion of any election form and, except for ExchangeCo’s obligation to return (within sixty (60) days after the receipt thereof by the Depositary) duly completed election forms which are received by the Depositary within sixty (60) days of the Effective Date, ExchangeCo shall not be responsible for any Taxes, interest or penalties resulting from the failure by a former Eligible Holder of Zymeworks Common Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial legislation).

3.4	No Fractional Shares.

No fractional Consideration Shares, or any certificates, scrip, electronic record or book entry representing fractional Consideration Shares shall be issued to any Person under the Arrangement, and any such fractional share interests shall not entitle the owner thereof to the rights of a stockholder of Parent or a shareholder of ExchangeCo, as applicable. Any fractional Consideration Shares to be issued in connection with the Arrangement shall be rounded down to the nearest whole number of Consideration Shares, and no payment or other adjustment shall be made with respect to the fractional interest so disregarded.

ARTICLE 4

DELIVERY OF CONSIDERATION

4.1	Payment of Consideration.

(a)

Subject to this Section 4.1 (Payment of Consideration), at or prior to the Arrangement Effective Time, Parent and ExchangeCo shall deposit or cause to be deposited with the Depositary, for the benefit of each Zymeworks Shareholder, Delaware Common Stock and Exchangeable Shares to which each such Zymeworks Shareholder is entitled pursuant to Section 3.1 (Arrangement), as applicable, which Delaware Common Stock and Exchangeable Share Documents shall be held by the Depositary, following the Arrangement Effective Time, as agent and nominee for such former Zymeworks Shareholders for distribution to such former holders in accordance with the provisions of this Article 4 (Delivery of Consideration).

(b)

Upon surrender by a Zymeworks Shareholder to the Depositary of a certificate which immediately prior to the Arrangement Effective Time represented one or more Zymeworks Common Shares, together with a duly completed and executed Letter of Transmittal and Election Form (if applicable) and any other documents reasonably requested by Parent, ExchangeCo or the Depositary (or, if such Zymeworks Common Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Zymeworks Common Shares on a book-entry account statement, it being understood that any reference herein to “certificates” shall be deemed to include references to book-entry account statements relating to the ownership of Zymeworks Common Shares), the registered Holder of such surrendered certificate(s) of Zymeworks Common Shares shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such Zymeworks Shareholder, as soon as practicable after the Arrangement Effective Time, the Consideration in the form of Consideration Shares that such Zymeworks Shareholder has the right to receive pursuant to Section 3.1(b) (Non-Electing Zymeworks Common Shares) or 3.1(c) (Electing Zymeworks Common Shares), as applicable, less any amounts withheld pursuant to Section 4.5 (Withholding Rights), and any certificate of Zymeworks Common Shares so surrendered shall forthwith be cancelled.

(c)

Until surrendered for cancellation as contemplated by this Section 4.1 (Payment of Consideration), each certificate that immediately prior to the Arrangement Effective Time represented one or more Zymeworks Common Shares (other than Zymeworks Common Shares held by Parent, ExchangeCo or any of their respective subsidiaries or Affiliates) shall be deemed at all times after the Arrangement Effective Time to represent only the right to receive upon such surrender the Consideration that the holder of such certificate is entitled to receive in the manner contemplated by this Section 4.1 (Payment of Consideration), less any amounts withheld pursuant to Section 4.5 (Withholding Rights).

(d)

In the event of the surrender of a certificate of Zymeworks Common Shares that is not registered in the transfer records of Zymeworks under the name of the Person surrendering such certificate, the Consideration to which the registered Holder is entitled pursuant to Section 3.1 (Arrangement) shall be paid to such a transferee if such certificate is presented to the Depositary and such certificate is duly endorsed or is accompanied by all documents required to evidence and effect such transfer and to evidence to the satisfaction of Parent that (i) any applicable stock transfer Taxes or any other Taxes required by reason of such payments being made in a name other than the registered Holder have been paid or (ii) no such Taxes are payable.

(e)

Any portion of the amount deposited with the Depositary that remains unclaimed by the Holders and other eligible Persons in accordance with this Article 4 (Delivery of Consideration) following one year after the Arrangement Effective Time shall be delivered to Parent, and any Holder who has not previously complied with this Article 4 (Delivery of Consideration) shall thereafter look only to Parent for, and, subject to Section 4.4 (Extinction of Rights), Parent shall remain liable for payment of such Holder’s claim for payment under this Section 4.1 (Payment of Consideration).

(f)

No former Holder of Zymeworks Common Shares or Zymeworks Incentive Awards, or any Holder of Zymeworks Warrants, shall be entitled to receive any consideration with respect thereto other than the consideration to which such former Holder or Holder is entitled to receive pursuant to the Arrangement, as applicable. For greater certainty, except as specifically contemplated in this Plan of Arrangement, no such former Holder or Holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

4.2	Distributions with respect to Un-Surrendered Certificates.

(a)

No dividends or other distributions declared or made after the Arrangement Effective Time with respect to Zymeworks Common Shares with a record date after the Arrangement Effective Time shall be delivered to the Holder of any un-surrendered certificate which immediately prior to the Arrangement Effective Time represented outstanding Zymeworks Common Shares that were transferred pursuant to Section 3.1 (Arrangement).

(b)

No dividends or other distributions declared or made after the Arrangement Effective Time with respect to Delaware Common Stock or Exchangeable Shares with a record date after the Arrangement Effective Time shall be delivered to the holder of any un-surrendered certificate that, immediately prior to the Arrangement Effective Time, represented outstanding Zymeworks Common Shares that were transferred pursuant to Section 3.1 (Arrangement) unless and until the holder of such certificate shall have complied with the provisions of Section 4.1 (Delivery of Consideration) or Section 4.3 (Lost Certificates). Subject to applicable Law and to Section 4.5 (Withholding Rights), at the time of such compliance, there shall, in addition to the delivery of Consideration to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Arrangement Effective Time paid with respect to such Delaware Common Stock or Exchangeable Shares.

4.3	Lost Certificates.

In the event any physical share certificate which immediately prior to the Arrangement Effective Time represented one or more outstanding Zymeworks Common Shares that were transferred pursuant to Section 3.1 (Arrangement) is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary shall issue in exchange for such lost, stolen or destroyed certificate, the Consideration that such Holder has the right to receive in accordance with Section 3.1 (Arrangement), deliverable in accordance with such Holder’s Letter of Transmittal and Election Form. When authorizing such exchange for any lost, stolen or destroyed physical share certificate, the Person to whom such Consideration is to be delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to ExchangeCo, Parent, Zymeworks and the Depositary (each acting reasonably) or otherwise indemnify ExchangeCo, Parent, Zymeworks and their respective Affiliates in a manner satisfactory to ExchangeCo, Parent and Zymeworks (each acting reasonably) against any claim that may be made against ExchangeCo, Parent, Zymeworks or their respective Affiliates with respect to the physical share certificate alleged to have been lost, stolen or destroyed.

4.4	Extinction of Rights

Any certificate (or, if such Zymeworks Common Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Zymeworks Common Shares on a book-entry account statement, it being understood that any reference herein to “certificates” shall be deemed to include references to book-entry account statements relating to the ownership of Zymeworks Common Shares) which immediately prior to the Arrangement Effective Time represented outstanding Zymeworks Common Shares that were transferred pursuant to Section 3.1 (Arrangement), and not duly surrendered, with all other instruments required by Section 4.1 (Delivery of Consideration), on or prior to the third (3rd) anniversary of the Effective Date shall cease to represent a claim or interest of any former Zymeworks Shareholder of any kind or nature against Parent, CallCo, ExchangeCo, Zymeworks or any of their respective Affiliates. On such date, all Consideration to which the former Holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Parent or ExchangeCo, as applicable, by the Depositary and the Delaware Common Stock and Exchangeable Shares forming part of the Consideration shall be deemed to be cancelled.

4.5	Withholding Rights.

(a)

Notwithstanding anything to the contrary contained in this Plan of Arrangement, each of Parent, ExchangeCo, CallCo, Zymeworks, the Depositary and any other Person that has any withholding obligation with respect to any amount paid or deemed paid under this Plan of Arrangement (any such Person, an “Other Withholding Agent”) shall be entitled to deduct and withhold or direct Parent, ExchangeCo, CallCo, Zymeworks, the Depositary or any Other Withholding Agent to deduct and withhold on their behalf, from any amount or consideration paid, deemed paid or otherwise deliverable to any Person under this Plan of Arrangement (an “Affected Person”) such amounts as are required to be deducted or withheld with respect to such payment or deemed payment under the Tax Act, the Code or any provision of any federal, provincial, territorial, state, local or other Tax Law (a “Withholding Obligation”). Parent, ExchangeCo, CallCo, Zymeworks, the Depositary or any Other Withholding Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Affected Person to whom such amounts would otherwise have been paid or deemed paid, and such deducted or withheld amounts shall be timely remitted to the appropriate Governmental Entity as required by applicable Law.

(b)	Parent, ExchangeCo, CallCo, Zymeworks, the Depositary and any Other Withholding Agent shall also have the right to:

(i)

withhold and sell, or direct Parent, ExchangeCo, CallCo, Zymeworks, the Depositary or any Other Withholding Agent to deduct and withhold and sell on their behalf, on their own account or through a broker (the “Broker”), and on behalf of any Affected Person; or

(ii)	require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to Parent, ExchangeCo, CallCo, Zymeworks, the

Depositary or any Other Withholding Agent as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction);

such number of Delaware Common Stock or Exchangeable Shares (or Delaware Common Stock exchanged therefor) delivered or deliverable to such Affected Person pursuant to this Plan of Arrangement or the Exchangeable Share Provisions as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other costs and expenses) sufficient to fund any Withholding Obligations. Any Exchangeable Shares to be sold in accordance with this Section 4.5 (Withholding Rights) shall first be exchanged for Delaware Common Stock in accordance with their terms and Delaware Common Stock delivered in respect of such Exchangeable Shares shall be sold. Any such sale of Delaware Common Stock shall be affected on a public market and as soon as practicable following the Effective Date. Each of Parent, ExchangeCo, CallCo, Zymeworks, the Depositary, the Broker or any Other Withholding Agent, as applicable, shall act in a commercially reasonable manner in respect of any Withholding Obligation; however, none of Parent, ExchangeCo, CallCo, Zymeworks, the Depositary, the Broker or any Other Withholding Agent shall have or be deemed to have any fiduciary duty to any stockholder of Parent or Holder of Zymeworks Common Shares (other than any Dissenting Shareholder) and shall not be liable for any loss arising out of any sale of such Delaware Common Stock, including any loss relating to the manner or timing of such sales, the prices at which Delaware Common Stock are sold or otherwise.

4.6	No Liens.

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear if any and all Liens or other claims of third parties of any kind.

4.7	Paramountcy.

From and after the Arrangement Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all securities of Zymeworks issued and outstanding prior to the Arrangement Effective Time, including Zymeworks Common Shares, Zymeworks Incentive Awards and Zymeworks Warrants; (ii) the rights and obligations of the Holders (registered or beneficial) of such securities, Parent, CallCo, ExchangeCo, Zymeworks and their respective Affiliates, the Depositary and any transfer agent or other depositary therefor in relation to this Plan of Arrangement shall be solely as provided for in this Plan of Arrangement; and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any securities of Zymeworks are deemed to have been settled, compromised, released and determined without liability except as set forth herein and in the Transaction Agreement.

4.8	Shares Fully Paid.

All Consideration Shares issued pursuant to this Plan of Arrangement shall be fully paid and non-assessable, and Parent and ExchangeCo, respectively, shall be deemed to have received the full consideration therefor.

ARTICLE 5

RIGHTS OF DISSENT

5.1	Rights of Dissent.

Registered Holders of Zymeworks Common Shares as of the record date for the Special Meeting may exercise rights of dissent with respect to such Zymeworks Common Shares (“Dissent Rights”) in connection with the Arrangement pursuant to and in the manner set forth in Sections 237 to 247 of the BCBCA as modified by this Article 5 (Rights of Dissent), as the same may be modified by the Interim Order; provided that, notwithstanding

Subsection 242(1)(a) of the BCBCA, the written objection to the Redomicile Resolution referred to in Subsection 242(1)(a) of the BCBCA must be received by Zymeworks c/o Blake, Cassels & Graydon LLP, Suite 2600 – 595 Burrard Street, Vancouver, B.C., V7X 1L3, Attention: Sean Boyle and Alexandra Luchenko, not later than 11:00 a.m. (Vancouver Time) on the date that is two (2) Business Days immediately prior to the Special Meeting (or any date to which the Special Meeting may be postponed or adjourned). Dissenting Shareholders who:

(a)

are ultimately determined to be entitled to be paid by Zymeworks fair value for their Zymeworks Common Shares shall: (i) be deemed to have transferred such Zymeworks Common Shares (free and clear of all Liens) to Zymeworks in accordance with, and as of the time stipulated in, Section 3.1(a) (Dissenting Shareholders); (ii) in respect of such Zymeworks Common Shares, be deemed to not have participated in the transactions in Article 3 (The Arrangement) (other than Section 3.1(a) (Dissenting Shareholders)); (iii) be entitled to be paid, subject to Section 4.5 (Withholding Rights), the fair value of such Zymeworks Common Shares by Zymeworks, which fair value, notwithstanding anything to the contrary contained in the BCBCA, shall be determined as of the close of business on the day before the Redomicile Resolution was adopted at the Special Meeting; and (iv) not be entitled to any other payment or consideration, including any payment or consideration that would be payable under the Arrangement had such Holders not exercised their Dissent Rights in respect of such Zymeworks Common Shares; or

(b)

are ultimately determined not to be entitled, for any reason, to be paid by Zymeworks fair value for their Zymeworks Common Shares, shall be deemed to have participated in the Arrangement in respect of such Zymeworks Common Shares on the same basis and at the same time as a Holder of Zymeworks Common Shares that is not a Dissenting Shareholder and who did not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline (and shall be entitled to receive the Consideration Shares in the same manner as such Holders).

5.2	Recognition of Dissenting Shareholders.

(a)

In no case shall Zymeworks, ExchangeCo, Parent, the Depositary or any other Person be required to recognize such Dissenting Shareholders as registered or beneficial Holders of Zymeworks Common Shares in respect of which Dissent Rights are sought to be exercised after the time stipulated in Section 3.1(a) (Dissenting Shareholders), and the names of such Zymeworks Shareholders shall be deleted from the register of Holders of Zymeworks Common Shares, at the time stipulated in Section 3.1(a) (Dissenting Shareholders) and such Zymeworks Common Shares shall be deemed to be cancelled.

(b)

In addition to any other restrictions in the Interim Order or the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) beneficial and not legal Holders of Zymeworks Common Shares; (ii) Holders of Zymeworks Incentive Awards, or (iii) the Holders of the Zymeworks Warrants (in each case, in their capacity as Holders of Zymeworks Incentive Awards or Zymeworks Warrants, as applicable); and (iv) any Person that has voted or instructed a proxy holder to vote such Zymeworks Common Shares in favor of the Redomicile Resolution .

ARTICLE 6

AMENDMENTS

6.1	Amendments.

(a)

Zymeworks reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Arrangement Effective Time, provided that any such amendment, modification, and/or supplement must be (i) set out in writing, (ii) approved by Zymeworks, (iii) filed with the Court and, if made after the Special Meeting and adversely affects the economic interest of any Zymeworks Securityholder, approved by the Court subject to such conditions as the Court may impose, and (iv) communicated to Zymeworks Securityholders if and as required by the Court or applicable Law.

(b)

Any amendment, modification and/or supplement to this Plan of Arrangement may be proposed by Zymeworks at any time prior to or at the Special Meeting, with or without any other prior notice or communication and, if so proposed and accepted by the Persons voting at the Special Meeting, shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification and/or supplement to this Plan of Arrangement that is approved or directed by the Court following the Special Meeting shall be effective only if (i) it is consented to by Zymeworks, and (ii) if such consent is required by the Court, it is consented to by the Zymeworks Securityholders voting in the manner directed by the Court.

(d)

Any amendment, modification or supplement to this Plan of Arrangement may be made following the Special Meeting without filing such amendment, modification or supplement with the Court or seeking Court approval, provided that it concerns a matter which, in the reasonable opinion of Zymeworks, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the interest of any Holder of Zymeworks Common Shares, Zymeworks Incentive Awards or Zymeworks Warrants.

6.2	Termination.

This Plan of Arrangement may be withdrawn prior to the Arrangement Effective Time in accordance with the terms of the Transaction Agreement.

ARTICLE 7

FURTHER ASSURANCES

7.1	Assurances.

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further authorization, act or formality, each of the parties to the Transaction Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.

EXHIBIT B

REDOMICILE RESOLUTION

RESOLVED THAT:

1.

The arrangement (the “Arrangement”) under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving Zymeworks Inc. (the “Company”), pursuant to the Transaction Agreement dated July 14, 2022 among Zymeworks Delaware Inc. (“Parent”), Zymeworks Callco ULC (“Callco”), Zymeworks Exchangeco Ltd. (“ExchangeCo”) and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Transaction Agreement”), and as more particularly described and set forth in the accompanying proxy statement/prospectus of the Company (the “Proxy Statement/Prospectus”), and all transactions contemplated under the Arrangement (collectively, the “Redomicile Transactions”), are hereby authorized, approved and adopted.

2.

The plan of arrangement involving the Company, as it has been or may be amended, modified or supplemented in accordance with the terms of the Transaction Agreement (the “Plan of Arrangement”), the full text of which is attached as Exhibit A to the Transaction Agreement, which Transaction Agreement is attached as Appendix B to the Proxy Statement/Prospectus, is hereby authorized, approved and adopted.

3.

The Transaction Agreement and all transactions contemplated therein, including the actions of the officers and directors of the Company in approving the Redomicile Transactions and in executing and delivering the Transaction Agreement and any modifications, supplements or amendments thereto, and causing the performance by the Company of its obligations thereunder, are hereby ratified and approved.

4.

The Company is hereby authorized to apply for a final order from the Supreme Court of British Columbia (the “Court”) to approve the Arrangement in accordance with and subject to the terms and conditions set forth in the Transaction Agreement and the Plan of Arrangement, as they may be, or may have been, modified, supplemented or amended.

5.

Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the Zymeworks Securityholders (as defined in the Proxy Statement/Prospectus) or that the Arrangement has been approved by the Court, the directors of the Company are hereby authorized and empowered without further notice to, or approval of, the Zymeworks Securityholders (i) to amend, modify or supplement the Transaction Agreement, or the Plan of Arrangement to the extent permitted by the Transaction Agreement, and (ii) subject to the terms of the Transaction Agreement, to terminate the Transaction Agreement and not proceed with the Arrangement and any related transactions, at any time prior to the Effective Time (as defined in the Transaction Agreement).

6.

Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

7.

Any and all acts performed prior to the date of these resolutions by any director or officer of the Company, acting for and on behalf of the Company, that are within the authority conferred by the foregoing resolutions are hereby ratified, confirmed, approved, satisfied and adopted in all respects as the authorized acts and deeds of the Company.

EXHIBIT C

EXCHANGEABLE SHARE SUPPORT AGREEMENT

THIS EXCHANGEABLE SHARE SUPPORT AGREEMENT made as of                     , 2022 among Zymeworks Delaware Inc., a corporation existing under the Laws of the State of Delaware (“Parent”), Zymeworks CallCo ULC, a company existing under the Laws of the Province of British Columbia (“CallCo”), and Zymeworks ExchangeCo Ltd., a company existing under the Laws of the Province of British Columbia (“ExchangeCo”).

RECITALS:

A.

In connection with a transaction agreement (the “Transaction Agreement”) dated July 14, 2022 among Parent, CallCo, ExchangeCo and Zymeworks Inc. (“Zymeworks”), ExchangeCo is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares of Zymeworks pursuant to an arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”) on the terms and conditions set out in the Plan of Arrangement (as defined in the Transaction Agreement).

B.	Pursuant to the Transaction Agreement, Parent, CallCo and ExchangeCo are required to enter into an exchangeable share support agreement (the “Agreement”) substantially in the form of this Agreement.

IN CONSIDERATION of the foregoing and the mutual agreements contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1    Defined Terms. In this Agreement:

(a)

each capitalized term used and not otherwise defined in this Agreement shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of ExchangeCo, unless the context requires otherwise;

(b)

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, “Affiliate” does not include any stockholders of Parent (other than Zymeworks), or directors or executive officers of Zymeworks, Parent, ExchangeCo or CallCo; and

(c)	“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government or any other entity, whether or not having legal status.

1.2    Interpretation Not Affected by Headings. The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3    Number and Gender. In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

1.4    Date of any Action. If the date on which any action is required to be taken under this Agreement by any Person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5    Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

ARTICLE 2

COVENANTS OF PARENT AND EXCHANGECO

2.1    Covenants Regarding Exchangeable Shares. So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent shall:

(a)

not take any action that will result in the declaration or payment of any dividend or make any other distribution on the Delaware Common Stock (other than pursuant to a Preferred Stock Rights Agreement, as that term is defined in the Exchangeable Share Provisions) unless:

(i)

ExchangeCo shall (A) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Exchangeable Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”), (B) in the case of a cash dividend or other distribution, receive sufficient money or other assets from Parent (through any intermediary entities) to enable the due declaration and the due and punctual payment, in accordance with applicable Law and the Exchangeable Share Provisions, of any such Equivalent Dividend, and (C) in the case of a dividend or other distribution that is a stock or share dividend or a distribution of stock or shares, have sufficient authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable Law and the Exchangeable Share Provisions, of any such Equivalent Dividend; provided however, for the avoidance of doubt, that in no event may ExchangeCo elect to effect a dividend or other distribution that is a stock or share dividend or a distribution of stock or shares in the form of cash or property other than stock or shares; or

(ii)

if the board of directors of ExchangeCo so chooses, in its sole discretion, as an alternative to taking any of the actions described in paragraph (i) above, ExchangeCo shall adjust the Exchangeable Share Exchange Ratio in accordance with the Exchangeable Share Provisions, provided however that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the board of directors of ExchangeCo determines in good faith and in its sole discretion that ExchangeCo would be liable for any unrecoverable tax as a result of taking any of the actions described in paragraph (i) above, and determines to adjust the Exchangeable Share Exchange Ratio in lieu of taking any such action;

(b)

advise ExchangeCo sufficiently in advance of the declaration by Parent of any dividend or other distribution on the Delaware Common Stock (other than pursuant to a Preferred Stock Rights Agreement, as that term is defined in the Exchangeable Share Provisions) and take all such other actions as are reasonably necessary or desirable, in co-operation with ExchangeCo, to ensure that the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the Delaware Common Stock;

(c)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by ExchangeCo, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to deliver or cause to be delivered Delaware Common Stock or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections 26.5, 26.6 or 26.7, as the case may be, of the Exchangeable Share Provisions;

(d)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Share Trustee in accordance with applicable Law to perform its obligations under the Voting and Exchange Trust Agreement, including, without limitation, all such actions and all such things as are reasonably necessary or desirable to enable and permit the Share Trustee in its capacity as trustee under the Voting and Exchange Trust Agreement to exercise such number of votes in respect of a Parent Meeting or a Parent Consent (as such terms are defined in the Voting and Exchange Trust Agreement) as is equal to the aggregate number of Exchangeable Shares outstanding at the relevant time (other than those held by Parent and its Affiliates), multiplied by the Exchangeable Share Exchange Ratio, and rounded down to the nearest whole vote in respect of any one Beneficiary (as that term is defined in the Voting and Exchange Trust Agreement);

(e)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit CallCo, in accordance with applicable Law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right (or upon the exercise by the holder of the Exchangeable Shares of their right to require CallCo to exercise the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right), including without limitation all such actions and all such things as are necessary or desirable to enable and permit CallCo to deliver or cause to be delivered Delaware Common Stock or other property to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be;

(f)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo in accordance with applicable Law, to perform its obligations in connection with a Retraction Request pursuant to Section 26.6 of the Exchangeable Share Provisions and the redemption by ExchangeCo pursuant to Section 26.7 of the Exchangeable Share Provisions, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to deliver or cause to be delivered Delaware Common Stock or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections 26.6 or 26.7 of the Exchangeable Share Provisions; and

(g)

not, except as otherwise contemplated in the Exchangeable Shares Provisions: (i) exercise its vote as a shareholder of ExchangeCo to initiate the voluntary liquidation, dissolution or winding up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, or (ii) take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, without the approval of the holders of the Exchangeable Shares in accordance with the Exchangeable Share Provisions.

2.2    Segregation of Funds. Parent will cause ExchangeCo to deposit a sufficient amount of funds in a separate account of ExchangeCo and segregate a sufficient amount of such other assets and property as is necessary to enable ExchangeCo to pay or otherwise satisfy its obligations with respect to the applicable dividend, Liquidation Amount, Retraction Price or Redemption Price, in each case once such amounts become payable under the terms of this Agreement or the Exchangeable Share Provisions. Once such amounts become payable, Parent will transfer such funds to ExchangeCo (through any intermediary entities) and ExchangeCo will use such funds, assets and property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3    Reservation of Delaware Common Stock. Parent hereby represents, warrants and covenants in favour of ExchangeCo and CallCo that Parent has reserved for issuance and shall, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Delaware Common Stock (or other shares or securities into which Delaware Common Stock may be reclassified or changed as contemplated by Section 2.7):

(a)

as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time multiplied by the Exchangeable Share Exchange Ratio, and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time multiplied by the Exchangeable Share Exchange Ratio; and

(b)

as are now and may hereafter be required to enable and permit each of Parent, CallCo and ExchangeCo to meet its obligations under the Voting and Exchange Trust Agreement, the Exchangeable Share Provisions and any other security or commitment relating to the Arrangement pursuant to which Parent may now or hereafter be required to issue or cause to be issued Delaware Common Stock.

2.4    Notification of Certain Events. In order to assist Parent to comply with its obligations under this Agreement and to permit CallCo to exercise the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as applicable, ExchangeCo shall notify Parent and CallCo of each of the following events at the time set forth below:

(a)

in the event of any determination by the board of directors of ExchangeCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)

promptly upon the earlier of (i) receipt by ExchangeCo of notice of, and (ii) ExchangeCo otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by ExchangeCo of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(e)

as soon as practicable upon the issuance by ExchangeCo of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Arrangement); and

(f)	promptly, upon receiving notice of a Change of Law.

2.5    Delivery of Delaware Common Stock. Upon notice from CallCo or ExchangeCo of any event that requires CallCo or ExchangeCo to deliver or cause to be delivered Delaware Common Stock to any holder of Exchangeable Shares, Parent shall forthwith issue and deliver or cause to be delivered the requisite number of shares of Delaware Common Stock for the benefit of CallCo or ExchangeCo, as appropriate, and CallCo or ExchangeCo, as the case may be, shall forthwith cause to be delivered the requisite number of Delaware Common Stock to be received by or for the benefit of the former holder of the surrendered Exchangeable Shares.

All such Delaware Common Stock shall be duly authorized and validly issued as fully paid, non-assessable, free of preemptive rights and shall be free and clear of any lien, claim or encumbrance.

2.6    Qualification of Delaware Common Stock.

(1)	Parent covenants and agrees that it shall use commercially reasonable efforts to:

(a)

promptly file a prospectus supplement under a then existing and effective registration statement or a new registration statement (such prospectus supplement or new registration statement, the “Registration Statement”) on Form S-3 or, if Parent is not then eligible to use Form S-3, then such other form as Parent is then eligible to use, under the Securities Act of 1933, as amended (the “1933 Act”), to register the issuance of all shares of Delaware Common Stock to be issued or delivered to holders of the Exchangeable Shares (including, for greater certainty, pursuant to the Exchange Right or the Automatic Exchange Right as described in the Voting and Exchange Trust Agreement);

(b)	cause the Registration Statement to become effective as soon as reasonably practicable; and

(c)	cause the Registration Statement (or a successor registration statement) to remain effective at all times that any Exchangeable Shares remain outstanding.

(2)

Without limiting the generality of Section 2.6(1), Parent and CallCo each covenant and agree that it will take all such actions and do all such things as are reasonably necessary or desirable to make such filings and seek such regulatory consents and approvals as are necessary so that the Delaware Common Stock to be issued or delivered to holders of Exchangeable Shares by Parent or CallCo pursuant to the terms of the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and this Agreement will be offered, sold, issued and delivered in compliance with the 1933 Act and all applicable state securities laws, and applicable securities laws in Canada and will use commercially reasonable efforts to ensure that the Delaware Common Stock will not be subject to any hold period as contemplated by Rule 144 under the 1933 Act or subject to any “hold period” resale restriction under National Instrument 45-102 Resale of Securities. Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Delaware Common Stock to be delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and this Agreement to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding Delaware Common Stock have been listed by Parent and remain listed and are quoted or posted for trading at such time.

(3)

Notwithstanding any other provision of the Exchangeable Share Provisions, or any term of this Agreement, the Voting and Exchange Trust Agreement or the Plan of Arrangement, no Delaware Common Stock shall be issued (and Parent will not be required to issue any Delaware Common Stock) in connection with any liquidation, dissolution or winding-up of ExchangeCo, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of Delaware Common Stock would not be permitted by applicable Laws.

2.7    Economic Equivalence.

(1)	So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding:

(a)

Parent shall not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b) of the Exchangeable Share Provisions:

(i)

issue or distribute Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock) to the holders of all or substantially all of the then outstanding Delaware Common Stock by way of stock or share dividend or other distribution, other than an issue of Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock) to holders of Delaware Common Stock (A) who exercise an option to receive dividends in Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock) in lieu of receiving cash dividends, (B) pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement, or (C) pursuant to a Preferred Stock Rights Agreement, as that term is defined in the Exchangeable Share Provisions; or

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Delaware Common Stock entitling them to subscribe for or to purchase Delaware Common Stock or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock (other than pursuant to a Preferred Stock Rights Agreement, as that term is defined in the Exchangeable Share Provisions); or

(iii)

issue or distribute to the holders of all or substantially all of the then outstanding Delaware Common Stock (A) shares or securities of Parent of any class other than Delaware Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire Delaware Common Stock), (B) rights, options, warrants or other assets other than those referred to in Section 2.7(1)(a)(ii), (C) evidence of indebtedness of Parent, or (D) assets of Parent, except pursuant to a Preferred Stock Rights Agreement, as that term is defined in the Exchangeable Share Provisions;

unless, in each case, ExchangeCo issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares or makes an adjustment to the Exchangeable Share Exchange Ratio in accordance with the terms of the Exchangeable Share Provisions; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Transaction Agreement and the Plan of Arrangement; provided, further, that the foregoing limitations and restrictions set forth in this Section 2.7(1)(a) shall not apply to actions taken by Parent relating to a Preferred Stock Rights Agreement, as that term is defined in the Exchangeable Share Provisions.

(b)

Parent shall not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b) of the Exchangeable Share Provisions:

(i)	subdivide, redivide or change the then outstanding Delaware Common Stock into a greater number of Delaware Common Stock; or

(ii)	reduce, combine, consolidate or change the then outstanding Delaware Common Stock into a lesser number of Delaware Common Stock; or

(iii)	reclassify or otherwise change the Delaware Common Stock or effect an amalgamation, merger, combination, reorganization or other transaction affecting the Delaware Common Stock;

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Transaction Agreement and the Plan of Arrangement; provided, further, that the foregoing limitations and restrictions set forth in this Section 2.7(1)(b) shall not apply to actions taken by Parent relating to a Preferred Stock Rights Agreement, as that term is defined in the Exchangeable Share Provisions.

(2)

The board of directors of ExchangeCo shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the board of may determine), “economic equivalence” for the purposes of any event referred to in Section 2.7(1)(a) or Section 2.7(1)(b) and each such determination shall be conclusive and binding on Parent. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of ExchangeCo to be relevant, be considered by the board of directors of ExchangeCo:

(a)

in the case of any stock or share dividend or other distribution payable in Delaware Common Stock, the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of Delaware Common Stock previously outstanding;

(b)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each Delaware Common Stock and the Current Market Price of a Delaware Common Stock, the price volatility of the Delaware Common Stock and the terms of any such instrument;

(c)

in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Delaware Common Stock, any rights, options or warrants other than those referred to in Section 2.7(2)(b), any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the board of directors of ExchangeCo in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Delaware Common Stock and the Current Market Price of the Delaware Common Stock;

(d)

in the case of any subdivision, redivision or change of the then outstanding Delaware Common Stock into a greater number of Delaware Common Stock or the reduction, combination, consolidation or change of the then outstanding Delaware Common Stock into a lesser number of Delaware Common Stock or any amalgamation, merger, combination, arrangement, reorganization or other transaction affecting Delaware Common Stock, the effect thereof upon the then outstanding Delaware Common Stock; and

(e)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Delaware Common Stock as a result of differences between taxation Laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(3)

ExchangeCo agrees that, to the extent required, upon due notice from Parent, ExchangeCo shall use commercially reasonable efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by ExchangeCo, or the Exchangeable Share Exchange Ratio is adjusted, or subdivisions, redivisions or changes are made to the Exchangeable Shares, as applicable, in order to implement the required economic equivalence with respect to the Delaware Common Stock and Exchangeable Shares as provided for in this Section 2.7.

2.8    Tender Offers. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Delaware Common Stock (an “Offer”) is proposed by Parent or is proposed to Parent or its shareholders and is recommended by the board of directors of Parent, or is otherwise effected or to be effected with the consent or approval of the board of directors of Parent, and the Exchangeable Shares are not redeemed by ExchangeCo or purchased by CallCo pursuant to the Redemption Call Right, Parent and ExchangeCo will use commercially reasonable efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Parent and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Delaware Common Stock, without discrimination. Without limiting the generality of the foregoing, Parent and

ExchangeCo will use commercially reasonable efforts in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against ExchangeCo (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing in this Agreement shall affect the rights of ExchangeCo to redeem, or CallCo to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of a Parent Control Transaction.

2.9    Parent & Affiliates Not to Vote Exchangeable Shares. Each of Parent and CallCo covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Each of Parent and CallCo further covenants and agrees that it shall not, and shall cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (British Columbia) (or any successor or other corporate statute by which ExchangeCo may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares; provided however, for further clarity, that this Section 2.9 shall not in any way restrict the right of Parent or any of its Affiliates to vote their common shares of ExchangeCo in accordance with the articles of ExchangeCo.

2.10    Ordinary Market Purchases. For greater certainty, nothing contained in this Agreement, including without limitation the obligations of Parent contained in Section 2.8, shall limit the ability of Parent (or any of its Affiliates) to make ordinary market or other voluntary purchases of Delaware Common Stock in accordance with applicable Laws and regulatory or stock exchange requirements.

2.11    Ownership of Outstanding Shares. Without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b) of the Exchangeable Share Provisions, Parent covenants and agrees in favour of ExchangeCo that, as long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of ExchangeCo and CallCo. Notwithstanding the foregoing, Parent shall not be in violation of this Section 2.11 if any Person or group of Persons acting jointly or in concert acquires all or substantially all of the assets of Parent or the Delaware Common Stock pursuant to any merger or similar transaction involving Parent pursuant to which Parent is not the surviving corporation.

2.12    Reimbursement by Parent. Parent shall reimburse ExchangeCo for, and indemnify and hold ExchangeCo harmless against, any expense or liability incurred by ExchangeCo with respect to the Exchangeable Shares.

ARTICLE 3

PARENT SUCCESSORS

3.1    Certain Requirements in Respect of Combination, etc. Subject to Section 26.7 of the Exchangeable Share Provisions, and Article 4 with respect to a Parent Control Transaction, so long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, combination, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of an amalgamation or merger or combination, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)

such other Person or continuing corporation (the “Parent Successor”) by operation of Law, becomes bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

(b)

such transaction shall be upon such terms and conditions as to preserve and not to impair any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2    Vesting of Powers in Successor. Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Parent Successor and such other Person that may then be the issuer of the Delaware Common Stock shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

3.3    Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing (a) the amalgamation or merger or combination of any wholly-owned direct or indirect subsidiary of Parent (other than ExchangeCo or CallCo) with or into Parent, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Parent (other than ExchangeCo or CallCo), provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent, (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Parent (other than ExchangeCo or CallCo) among the shareholders of such subsidiary for the purpose of winding up its affairs, and (d) any such transactions are expressly permitted by this Article 3.

3.4    Successorship Transaction. Notwithstanding the foregoing provisions of this Article 3, in the event of a Parent Control Transaction:

(a)

in which Parent merges, combines or amalgamates with, or in which all or substantially all of the then outstanding Delaware Common Stock are acquired by, one or more other corporations to which Parent is, immediately before such merger, combination, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)

in which all or substantially all of the then outstanding Delaware Common Stock are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) or another corporation (the “Other Corporation”) that, immediately after such Parent Control Transaction, owns or controls, directly or indirectly, Parent;

then all references in this Agreement to “Parent” shall thereafter be and be deemed to be references to “Other Corporation” and all references in this Agreement to “Delaware Common Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Parent Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions, or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Parent Control Transaction and the Parent Control Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 4

CERTAIN RIGHTS OF PARENT & CALLCO TO ACQUIRE EXCHANGEABLE SHARES

4.1    Liquidation Call Right. The parties hereby acknowledge the rights and obligations of CallCo in respect of the Exchangeable Shares as contained in Section 26.17 of the Exchangeable Share Provisions.

4.2    Redemption Call Right. The parties hereby acknowledge the rights and obligations of CallCo in respect of the Exchangeable Shares as contained in Section 26.18 of the Exchangeable Share Provisions.

4.3    Change of Law Call Right. The parties hereby acknowledge the rights and obligations of CallCo in respect of the Exchangeable Shares as contained in Section 26.19 of the Exchangeable Share Provisions.

4.4    Retraction Call Right. The parties hereby acknowledge the rights and obligations of CallCo in respect of the Exchangeable Shares contained in Section 26.6(b) of the Exchangeable Share Provisions.

ARTICLE 5

GENERAL

5.1    Term. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Parent and any of its Affiliates.

5.2    Changes in Capital of Parent & ExchangeCo. Notwithstanding the provisions of Section 5.4, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either Delaware Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Delaware Common Stock or the Exchangeable Shares or both are so changed and the parties shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

5.3    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

5.4    Amendments, Modifications. Subject to Section 5.2, Section 5.3 and Section 5.5, this Agreement may not be amended or modified except by an agreement in writing executed by Parent, CallCo and ExchangeCo and approved by the holders of the Exchangeable Shares in accordance with Section 26.11(b) of the Exchangeable Share Provisions. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

5.5    Ministerial Amendments. Notwithstanding the provisions of Section 5.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all of the parties hereto if the board of directors of each of Parent, CallCo and ExchangeCo shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)	evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 3;

(c)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of Parent, CallCo and ExchangeCo, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(d)

making such changes or corrections hereto which, on the advice of counsel to Parent, CallCo and ExchangeCo, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein, provided that the boards of directors of each of Parent, CallCo and ExchangeCo shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

5.6    Meeting to Consider Amendments. ExchangeCo, at the request of Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 5.4. Any such meeting or meetings shall be called and held in accordance with the articles of ExchangeCo, the Exchangeable Share Provisions and all applicable Laws.

5.7    Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

5.8    Notices to Parties. Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in Person or if sent by facsimile transmission or e-mail (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a)	In the case of Parent, at the following address:

108 Patriot Drive, Suite A

Middletown, DE 19709

with a copy to:

114 East 4th Avenue, Suite 800

Vancouver, BC, V5T 1G4

Attn: Legal Department

(2)	In the case of CallCo or ExchangeCo, at the following address:

114 East 4th Avenue, Suite 800

Vancouver, BC, V5T 1G4

Attn: Legal Department

and such notice or other communication shall be deemed to have been given and received (x) if delivered on a Business Day prior to 5:00 p.m. (local time in the place where the notice or other communication is received), on the date of delivery, or (y) otherwise, on the next Business Day. Either party may change its address for notice by giving notice to the other parties in accordance with the foregoing provisions.

5.9    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

5.10    Jurisdiction. This Agreement shall be construed and enforced in accordance with the Laws of the Province of British Columbia and the Laws of Canada applicable therein. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matter arising hereunder or related hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ZYMEWORKS DELAWARE INC.

By:
Name:
Title:

By:
Name:
Title:

ZYMEWORKS EXCHANGECO LTD.

By:
Name:
Title:

By:
Name:
Title:

ZYMEWORKS CALLCO ULC

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

VOTING AND EXCHANGE TRUST AGREEMENT

THIS VOTING AND EXCHANGE TRUST AGREEMENT (as it may be amended from time to time, the “Agreement”) made as of                     , 2022 among Zymeworks Delaware Inc., a corporation existing under the laws of the State of Delaware (“Parent”), Zymeworks CallCo ULC, an unlimited liability company existing under the laws of the Province of British Columbia (“CallCo”), Zymeworks ExchangeCo Ltd., a company existing under the laws of the Province of British Columbia (“ExchangeCo”), and Computershare Trust Company of Canada, a trust company existing under the laws of Canada (the “Share Trustee”).

RECITALS:

A.

In connection with a transaction agreement (the “Transaction Agreement”) dated July 14, 2022 among Parent, CallCo, ExchangeCo and Zymeworks Inc. (“Zymeworks”), ExchangeCo is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares of Zymeworks pursuant to an arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) on the terms and conditions set out in the Plan of Arrangement (as defined in the Transaction Agreement).

B.	Pursuant to the Transaction Agreement, Parent, CallCo, ExchangeCo and the Share Trustee are required to enter into a voting and exchange trust agreement substantially in the form of this Agreement.

C.	These recitals and any statements of fact in this Agreement are made by Parent, CallCo, and ExchangeCo and not by the Share Trustee.

IN CONSIDERATION of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the Exchangeable Share Provisions, and the following terms shall have the following meanings:

“1933 Act” has the meaning ascribed thereto in Section 5.10;

“Agreement” has the meaning ascribed thereto in the introductory paragraph;

“Affected Person” has the meaning ascribed thereto in Section 5.13(1);

“Affiliate” means, with respect to any person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with, such person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, “Affiliate” does not include any stockholders of Parent (other than Zymeworks), or directors or executive officers of Zymeworks, Parent, ExchangeCo or CallCo;

“Automatic Exchange Right” has the meaning ascribed thereto in Section 5.12(2);

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Parent, CallCo and their Affiliates;

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2;

“Broker” has the meaning ascribed thereto in Section 5.13(2)(a);

“CallCo” has the meaning ascribed thereto in the introductory paragraph;

“Electronic Methods” has the meaning ascribed thereto in Section 13.8;

“Equivalent Vote Amount” means, with respect to any matter, proposition, proposal or question on which holders of Delaware Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one Delaware Common Stock is entitled with respect to such matter, proposition or question;

“Exchange Right” has the meaning ascribed thereto in Section 5.1;

“Exchangeable Share Consideration” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Exchangeable Share Document” means (i) a share certificate representing Exchangeable Shares, (ii) a non-transferable acknowledgement of a shareholder’s right to obtain a share certificate representing Exchangeable Shares, or (iii) a direct registration system advice (or similar document) evidencing the electronic registration of the ownership of Exchangeable Shares, as applicable;

“Exchangeable Share Exchange Price” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Exchangeable Share Exchange Ratio” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set out in the Articles of ExchangeCo, as they may be amended from time to time, a copy of which is attached as Exhibit A, and is current as if the date of this Agreement;

“Exchangeable Shares” has the meaning ascribed thereto in Recital A;

“ExchangeCo” has the meaning ascribed thereto in the introductory paragraph;

“Governmental Entity” means any United States, Canadian, international or other (i) federal, state, provincial, local, municipal or other government entity, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private);

“Indemnified Parties” has the meaning ascribed thereto in Section 8.1;

“Insolvency Event” means (i) the institution by ExchangeCo of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of ExchangeCo to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, (ii) the filing by ExchangeCo of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), or the failure by ExchangeCo to contest in good faith any such proceedings commenced in respect of ExchangeCo within 30 days of becoming aware thereof, or the consent by ExchangeCo to the filing of any such petition or to the appointment of a receiver, (iii) the making by ExchangeCo of a general assignment for the benefit of creditors, or the admission in writing by ExchangeCo of its inability to pay its debts generally as they become due, or (iv) ExchangeCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 26.6(a)(iii) of the Exchangeable Share Provisions specified in a retraction request delivered to ExchangeCo in accordance with Section 26.6 of the Exchangeable Share Provisions;

“Liquidation Event” has the meaning ascribed thereto in Section 5.12(1)(a);

“Liquidation Event Effective Date” has the meaning ascribed thereto in Section 5.12(2);

“List” has the meaning ascribed thereto in Section 4.6;

“Officer’s Certificate” means, with respect to Parent, CallCo or ExchangeCo, a certificate signed by any one of the respective directors or officers of Parent, CallCo or ExchangeCo;

“Other Corporation” has the meaning ascribed thereto in Section 10.4(c);

“Other Shares” has the meaning ascribed thereto in Section 10.4(c);

“Other Withholding Agent” has the meaning ascribed thereto in Section 5.13(1);

“Parent” has the meaning ascribed thereto in the introductory paragraph;

“Parent Consent” has the meaning ascribed thereto in Section 4.2;

“Parent Meeting” has the meaning ascribed thereto in Section 4.2;

“Parent Successor” has the meaning ascribed thereto in Section 10.1(a);

“person” includes an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, trustee, executor, administrator, legal representative, government or any other entity, whether or not a legal entity, as the context requires;

“Privacy Laws” has the meaning ascribed thereto in Section 6.18;

“Redemption Date” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Registration Statement” has the meaning ascribed thereto in Section 5.10;

“Retracted Shares” has the meaning ascribed thereto in Section 5.7;

“Special Voting Stock” means the share of preferred stock of Parent, issued by Parent to and deposited with the Share Trustee, which, at any time, entitles the holder of record to that number of votes at meetings of holders of Delaware Common Stock equal to the number of Exchangeable Shares outstanding as of the record date for such meeting (excluding Exchangeable Shares held by Parent, CallCo and their Affiliates) multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole vote;

“Support Agreement” means the exchangeable share support agreement dated the date hereof between Parent, CallCo and ExchangeCo, substantially in the form of Exhibit C to the Transaction Agreement;

“Transaction Agreement” has the meaning ascribed thereto in Recital A;

“Trust” means the trust created by this Agreement under the laws of the Province of British Columbia;

“Trust Estate” means the Special Voting Stock, any other securities, the Exchange Right, the Automatic Exchange Right and any money or other property which may be held by the Share Trustee from time to time pursuant to this Agreement;

“Share Trustee” has the meaning ascribed thereto in the introductory paragraph;

“Voting Rights” means the voting rights attached to the Special Voting Stock;

“Withholding Obligation” has the meaning ascribed thereto in Section 5.13(1); and

“Zymeworks” has the meaning ascribed thereto in Recital A.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this

Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3	Number, Gender, etc.

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

1.4	Date for any Action

If the date on which any action is required to be taken hereunder by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of the United States and “$” refers to United States dollars.

1.6	Statutes

Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

1.7	Exhibits

The following are the Exhibits attached to and incorporated in this Agreement by reference and deemed to be a part of this Agreement:

Exhibit A	—	Exchangeable Share Provisions
Exhibit B	—	Notice of Exercise

ARTICLE 2

PURPOSE OF AGREEMENT

2.1	Establishment of Trust

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries as herein provided. Parent, as the settlor of the Trust, hereby appoints the Share Trustee as Share Trustee of the Trust and settles upon the Share Trustee the Special Voting Stock and US$1.00. The Share Trustee shall hold the Special Voting Stock in order to enable the Share Trustee to exercise the Voting Rights and shall hold the Exchange Right and the Automatic Exchange Right in order to enable the Share Trustee to exercise or enforce such rights, in each case as Share Trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3

SPECIAL VOTING STOCK

3.1	Issue and Ownership of the Special Voting Stock

Immediately following execution and delivery of this Agreement, Parent shall issue to and deposit with the Share Trustee the Special Voting Stock (and shall deliver the certificate or book-entry evidence representing such share to the Share Trustee) to be hereafter held of record by the Share Trustee as Share Trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Share Trustee, as Share Trustee for and on behalf of the Beneficiaries, of intangible consideration (and the adequacy thereof) for the issuance of the Special Voting Stock by Parent to the Share Trustee. During the term of the Trust, and subject to the terms and conditions of this Agreement, the Share Trustee shall possess and be vested with full legal ownership of the Special Voting Stock and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Stock; provided, however, that:

(a)

the Share Trustee shall hold the Special Voting Stock and the legal title thereto as Share Trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)

except as specifically authorized by this Agreement, the Share Trustee shall have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Stock and the Special Voting Stock shall not be used or disposed of by the Share Trustee for any purpose (including for exercising dissent or appraisal rights relating to the Special Voting Stock) other than the purposes for which this Trust is created pursuant to this Agreement.

3.2	Legended Non-Transferable Acknowledgements

ExchangeCo shall cause each Exchangeable Share Document representing Exchangeable Shares to bear a legend notifying the Beneficiary of such shares of his, her or its right to instruct the Share Trustee with respect to the exercise of that portion of the Voting Rights which corresponds to the number of Exchangeable Shares held by each such Beneficiary.

3.3	Safe Keeping of Certificate

The certificate or book-entry evidence representing the Special Voting Stock delivered to the Share Trustee shall at all times be held in safe keeping by the Share Trustee or its duly authorized agent.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1	Voting Rights

The Share Trustee, as the holder of record of the Special Voting Stock, shall be entitled to exercise all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special Voting Stock, on any matter, question, proposal or proposition whatsoever that may properly come before the stockholders of Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercisable by the Share Trustee on behalf of the Beneficiaries as provided in this Agreement. Subject to Section 6.15:

(a)

the Share Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent who are entitled to instruct the Share Trustee as to the voting thereof;

(b)

to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights in respect of which such Beneficiary is entitled to instruct the Share Trustee, the Share Trustee shall not exercise or permit the exercise of such Voting Rights; and

(c)

without prejudice to paragraph (b) above, under no circumstances shall the Share Trustee exercise or permit the exercise of a number of Voting Rights which is greater than the number of Exchangeable Shares outstanding at the relevant time multiplied by the Exchangeable Share Exchange Ratio.

4.2	Number of Votes

With respect to all meetings of stockholders of Parent at which holders of Delaware Common Stock are entitled to vote (each, a “Parent Meeting”) and with respect to all written consents, if any, sought by Parent from holders of Delaware Common Stock (each, a “Parent Consent”), each Beneficiary shall be entitled to instruct the Share Trustee to cast and exercise, in the manner instructed, that number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary at the close of business on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be, multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole vote (collectively, the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such Parent Meeting or consented to in connection with such Parent Consent.

4.3	Mailings to Stockholders

(1)

With respect to each Parent Meeting or Parent Consent, the Share Trustee will mail or cause to be mailed or delivered via electronic transmission in a manner contemplated by Section 232 of the Delaware General Corporation Law (or otherwise communicate in the same manner as Parent utilizes in communications to holders of Delaware Common Stock, including without limitation in accordance with the notice and access rules promulgated by the U.S. Securities and Exchange Commission (“SEC”), subject to applicable regulatory requirements and to the Share Trustee being advised in writing of such manner of communications and provided that such manner of communications is reasonably available to the Share Trustee) to each Beneficiary named in the applicable List on the same day as the mailing (or other communication) with respect thereto is commenced by Parent to its stockholders:

(a)

a copy of such mailing or other notice, together with any related materials, including, without limitation, any proxy statement or notice of internet availability of proxy materials, to be provided to stockholders of Parent;

(b)

a statement that such Beneficiary is entitled to instruct the Share Trustee as to the exercise of the Beneficiary Votes with respect to such Parent Meeting or Parent Consent or, pursuant to Section 4.7, to attend such Parent Meeting and to exercise personally the Beneficiary Votes thereat;

(c)

a statement as to the manner in which such instructions may be given to the Share Trustee, including an express indication that instructions may be given to the Share Trustee to give (A) a proxy to such Beneficiary or his, her or its designee to exercise personally such holder’s Beneficiary Votes, or (B) a proxy to a designated agent or other representative of Parent to exercise such holder’s Beneficiary Votes;

(d)	a statement that if no such instructions are received from such Beneficiary, the Beneficiary Votes to which the Beneficiary is entitled will not be exercised;

(e)	a form of direction such Beneficiary may use to direct and instruct the Share Trustee as contemplated herein; and

(f)

a statement of (A) the time and date by which such instructions must be received by the Share Trustee in order for such instructions to be binding upon the Share Trustee, which in the case of a Parent Meeting shall not be earlier than the close of business on the Business Day immediately prior to the date by which Parent has required proxies to be deposited for such meeting, and (B) of the method for revoking or amending such instructions.

(2)

The materials referred to in this Section 4.3 shall be provided to the Share Trustee by Parent, and the materials referred to in Sections 4.3(1)(b), 4.3(1)(c), 4.3(1)(d), 4.3(1)(e) and 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Share Trustee in a timely manner. Subject to the foregoing, Parent shall ensure that the materials to be provided to the Share Trustee are provided in sufficient time to permit the Share Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Delaware Common Stock. Parent agrees not to communicate with holders of Delaware Common Stock with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Share Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, Parent may, at its option, exercise the duties of the Share Trustee to deliver copies of all materials to all Beneficiaries as required by this Section 4.3 so long as, in each case, Parent delivers a certificate to the Share Trustee stating that Parent has undertaken to perform the obligations of the Share Trustee set forth in this Section 4.3.

(3)

For the purpose of determining the number of Beneficiary Votes to which a Beneficiary is entitled in respect of any Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or in respect of such Parent Consent, which number of Beneficiary Votes shall be as set forth in the List. Parent shall notify the Share Trustee of any decision of the board of directors of Parent with respect to the calling of any Parent Meeting or any Parent Consent and shall provide all necessary information, including a certificate executed by a duly authorized officer of Parent confirming the applicable number of votes attributable to each outstanding Exchangeable Share as of the applicable record date, and materials to the Share Trustee in each case promptly and, in any event, in sufficient time to enable the Share Trustee to perform the obligations of the Share Trustee set forth in this Section 4.3.

4.4	Copies of Stockholder Information

Parent shall deliver to the Share Trustee copies of all proxy materials (including, without limitation, notices of Parent Meetings but excluding proxies to vote Delaware Common Stock), proxy statements, reports (including, without limitation, all interim and annual financial statements) and other written communications that, in each case, are required to be distributed by Parent from time to time to holders of Delaware Common Stock in sufficient quantities and in sufficient time so as to enable the Share Trustee to send or cause to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Delaware Common Stock. The Share Trustee shall mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Share Trustee for the benefit of the Beneficiaries by Parent) received by the Share Trustee from Parent contemporaneously with the sending of such materials to holders of Delaware Common Stock. The Share Trustee shall also make available for inspection, on an appointment basis, during regular business hours by any Beneficiary at the Share Trustee’s principal office in Vancouver, British Columbia all proxy materials, information statements, reports and other written communications that are:

(a)	received by the Share Trustee as the registered holder of the Special Voting Stock and made available by Parent generally to the holders of Delaware Common Stock; or

(b)	specifically directed to the Beneficiaries or to the Share Trustee for the benefit of the Beneficiaries by Parent.

Notwithstanding the foregoing, Parent may, at its option, exercise the duties of the Share Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section 4.4 so long as, in each case, Parent delivers a certificate to the Share Trustee stating that Parent has undertaken to perform the obligations of the Share Trustee set forth in this Section 4.4.

4.5	Other Materials

As soon as reasonably practicable after receipt by Parent or stockholders of Parent (if such receipt is known by Parent) of any material sent or given by or on behalf of a third party to holders of Delaware Common Stock generally, including proxy statements with respect to contested proposals (and related information and material) and tender offers and exchange offers (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, Parent shall use its reasonable efforts to obtain and deliver to the Share Trustee copies thereof in sufficient quantities so as to enable the Share Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Share Trustee shall mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials received by the Share Trustee from Parent. The Share Trustee shall also make available for inspection, on an appointment basis, during regular business hours by any Beneficiary at the Share Trustee’s principal office in Vancouver, British Columbia copies of all such materials. Notwithstanding the foregoing, Parent may, at its option, exercise the duties of the Share Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section 4.5 so long as, in each case, Parent delivers a certificate to the Share Trustee stating that Parent has undertaken to perform the obligations of the Share Trustee set forth in this Section 4.5.

4.6	List of Persons Entitled to Vote

ExchangeCo shall (a) prior to each annual meeting of stockholders of Parent or other Parent Meeting or the seeking of any Parent Consent, and (b) forthwith upon each request made at any time by the Share Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares (multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole share) held of record by each such Beneficiary, in each case at the close of business on the date specified by the Share Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Delaware Common Stock entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with a Parent Consent. Each such List shall be delivered to the Share Trustee promptly after receipt by ExchangeCo of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to permit the Share Trustee to perform its obligations under this Agreement. Parent agrees to give ExchangeCo notice (with a copy to the Share Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent, so as to enable ExchangeCo to perform its obligations under this Section 4.6.

4.7	Entitlement to Direct Votes

Subject to Section 4.8 and Section 4.11, any Beneficiary named in a List prepared in connection with any Parent Meeting or Parent Consent shall be entitled to (a) instruct the Share Trustee in the manner described in Sections 4.2 and 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled, (b) attend such meeting and personally exercise thereat (or to exercise with respect to any written consent), as the proxy of the Share Trustee, the Beneficiary Votes to which such Beneficiary is entitled, or (c) appoint a third party as the proxy of the Share Trustee to attend such meeting and exercise thereat the Beneficiary Votes to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8	Voting by Share Trustee and Attendance of Share Trustee Representative at Meeting

(1)

In connection with each Parent Meeting and Parent Consent, the Share Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.2 and in the form required under Section 4.3(1)(e), the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes that are the subject of Section 4.8(2); provided, however, that such written instructions are received by the Share Trustee from the Beneficiary prior to the time and date fixed by the Share Trustee for receipt of such instruction in the notice given by the Share Trustee to the Beneficiary pursuant to Section 4.3.

(2)

To the extent so instructed in accordance with the terms of this Agreement, the Share Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Share Trustee, proxies for Voting Rights enabling a Beneficiary to attend a Parent Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Share Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Share Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Share Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting in respect of any matter, question, proposal or proposition.

4.9	Distribution of Written Materials

Any written materials distributed by the Share Trustee to the Beneficiaries pursuant to this Agreement shall be sent by mail or delivered via electronic transmission in a manner contemplated by Section 232 of the Delaware General Corporation Law (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Delaware Common Stock, including without limitation in accordance with the notice and access rules promulgated by the SEC, subject to applicable regulatory requirements and to the Share Trustee being advised in writing of such manner of communications and provided that such manner of communications is reasonably available to the Share Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar. In connection with each such distribution, ExchangeCo shall provide or cause to be provided to the Share Trustee for purposes of communication, on a timely basis and without charge or other expense, a current List, and upon the request of the Share Trustee, mailing labels to enable the Share Trustee to carry out its duties under this Agreement. ExchangeCo’s obligations under this Section 4.9 shall be deemed satisfied to the extent Parent exercises its option to perform the duties of the Share Trustee to deliver copies of materials to each Beneficiary and ExchangeCo provides the required information and materials to Parent.

4.10	Termination of Voting Rights

Except as otherwise provided in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Share Trustee as to the voting of or to vote personally such Beneficiary Votes, shall lapse and be deemed to be surrendered by the Beneficiary to Parent or CallCo, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon:

(a)	the delivery by such holder to the Share Trustee of the Exchangeable Share Documents representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right;

(b)

the occurrence of the automatic exchange of Exchangeable Shares for Delaware Common Stock, as specified in Article 5 (unless Parent shall not have delivered the requisite Delaware Common Stock deliverable in exchange therefor to the Share Trustee pending delivery to the Beneficiaries);

(c)	the retraction or redemption of such Exchangeable Shares pursuant to Section 26.6 or 26.7 of the Exchangeable Share Provisions;

(d)

the effective date of the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its stockholders for the purpose of winding up its affairs pursuant to Section 26.5 of the Exchangeable Share Provisions; or

(e)

the purchase of such Exchangeable Shares from the holder thereof by CallCo pursuant to the exercise by CallCo of the Liquidation Call Right, the Redemption Call Right, the Change of Law Call Right or the Retraction Call Right (unless, in any case, CallCo shall not have delivered the requisite consideration deliverable in exchange therefor).

4.11	Disclosure of Interest in Exchangeable Shares

The Share Trustee or ExchangeCo shall be entitled to require any Beneficiary or any person whom the Share Trustee or ExchangeCo, as the case may be, knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to (a) confirm that fact, or (b) give the Share Trustee or ExchangeCo such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity securities” of ExchangeCo) under Section 5.2 of National Instrument 62-104 Take-Over Bids and Issuer Bids or as would be required under the governing documents of Parent or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, if and only to the extent that the Exchangeable Shares (as multiplied by the Exchangeable Share Exchange Ratio) were Delaware Common Stock. If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of Parent may take any action permitted under the certificate of incorporation or by-laws of Parent or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary as if, and only to the extent that, the Exchangeable Shares (as multiplied by the Exchangeable Share Exchange Ratio) were Delaware Common Stock.

ARTICLE 5

EXCHANGE AND AUTOMATIC EXCHANGE

5.1	Grant and Ownership of the Exchange Right and Automatic Exchange Right

(1)

Parent and, in the case of the Exchange Right, CallCo hereby grant to the Share Trustee as Share Trustee for and on behalf of, and for the use and benefit of, the Beneficiaries (i) the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require CallCo or Parent (provided that Parent may, in its sole discretion, cause CallCo to purchase in its place and stead to the extent permissible by applicable law) to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary, all in accordance with the provisions of this Agreement, and (ii) the Automatic Exchange Right. Each of Parent and CallCo hereby acknowledges receipt from the Share Trustee as Share Trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by Parent or CallCo, as the case may be, to the Share Trustee.

(2)

During the term of the Trust, and subject to the terms and conditions of this Agreement, the Share Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Share Trustee shall:

(a)

hold the Exchange Right and the Automatic Exchange Right and the legal title thereto as Share Trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)

except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Share Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2	Legended Exchangeable Share Document

ExchangeCo shall cause each Exchangeable Share Document to bear a legend notifying the Beneficiary in respect of the Exchangeable Shares represented by such Exchangeable Share Document of (a) his, her or its right to instruct the Share Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by such Beneficiary and (b) the Automatic Exchange Right.

5.3	General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Share Trustee. Subject to Section 6.15, the Share Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Share Trustee as to the exercise thereof. To the extent that no instructions are received from any Beneficiary with respect to the Exchange Right, the Share Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4	Purchase Price

The purchase price payable by Parent or CallCo, as the case may be, for each Exchangeable Share to be purchased by Parent or CallCo, as the case may be, pursuant to the exercise of the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of the closing of the purchase and sale of such Exchangeable Share pursuant to such exercise of the Exchange Right, which price may be satisfied only by Parent or CallCo, as the case may be, delivering or causing to be delivered to the Share Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing such Exchangeable Share Price. In connection with each exercise of the Exchange Right, Parent or CallCo, as the case may be, shall provide to the Share Trustee an Officer’s Certificate setting forth the calculation of the Exchangeable Share Price. Upon payment by Parent or CallCo, as the case may be, of the Exchangeable Share Price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by ExchangeCo and ExchangeCo shall cease to be obligated to pay any amount in respect of such dividends.

5.5	Exercise Instructions

Subject to the terms and conditions set forth herein, a Beneficiary shall be entitled upon the occurrence and during the continuance of an Insolvency Event, to instruct the Share Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary. In order to cause the Share Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of a Beneficiary, such Beneficiary shall deliver to the Share Trustee, in person or by certified or registered mail, at its principal office in Vancouver, British Columbia or at such other place as the Share Trustee may from time to time designate by written notice to the Beneficiaries, the Exchangeable Share Documents representing the Exchangeable Shares which such Beneficiary desires Parent or CallCo to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the Business Corporations Act (British Columbia), the articles of ExchangeCo and such additional documents and instruments as Parent, ExchangeCo or the Share Trustee may reasonably require together with:

(a)

a duly completed notice of exercise of the Exchange Right substantially in the form attached as Exhibit B, contained on the reverse of or attached to the Exchangeable Share Documents, stating (i) that the Beneficiary thereby instructs the Share Trustee to exercise the Exchange Right so as to require Parent or CallCo to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Parent or CallCo free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the Delaware Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, and (iv) the names and addresses of the persons to whom such new certificates or book-entry evidence should be delivered; and

(b)	payment (or evidence satisfactory to Parent, ExchangeCo and the Share Trustee of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement;

provided that if only a part of the Exchangeable Shares represented by any Exchangeable Share Documents delivered to the Share Trustee are to be purchased by Parent or CallCo pursuant to the exercise of the Exchange Right, a new Exchangeable Share Document for the balance of such Exchangeable Shares shall be issued to the holder at the expense of ExchangeCo.

5.6	Delivery of Delaware Common Stock; Effect of Exercise

Promptly after the receipt by the Share Trustee of the Exchangeable Share Document representing the Exchangeable Shares which a Beneficiary desires Parent or CallCo to purchase pursuant to the exercise of the Exchange Right, together with a notice of exercise and such other documents and instruments specified by Section 5.5, the Share Trustee shall notify Parent, CallCo and ExchangeCo of its receipt of the same, which notice to Parent, CallCo and ExchangeCo shall constitute exercise of the Exchange Right by the Share Trustee on behalf of such Beneficiary in respect of such Exchangeable Shares, and Parent or CallCo, as the case may be, shall promptly thereafter deliver or cause to be delivered to the Share Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with such exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to Parent, CallCo, ExchangeCo and the Share Trustee of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Share Trustee to Parent, CallCo and ExchangeCo of any exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary in respect of such Exchangeable Shares shall be deemed to have transferred to Parent or CallCo, as the case may be, all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Exchangeable Share Consideration in respect of such Exchangeable Shares, unless such Exchangeable Share Consideration is not delivered by Parent or CallCo, as the case may be, to the Share Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five Business Days of the date of the giving of such notice by the Share Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is so delivered. Upon delivery of such Exchangeable Share Consideration to the Share Trustee, the Share Trustee shall promptly deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with the closing of the transaction of purchase and sale contemplated by such exercise of the Exchange Right, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Delaware Common Stock delivered to it pursuant to such exercise of the Exchange Right.

5.7	Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its retraction right under Section 26.6(a) of the Exchangeable Share Provisions to require ExchangeCo to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by ExchangeCo pursuant to Section 26.6(a)(iii) of the Exchangeable Share Provisions that ExchangeCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Share Trustee of written notice to that effect from ExchangeCo, and provided that CallCo has not exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to ExchangeCo pursuant to Section 26.6(a)(iv) of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Share Trustee instructing the Share Trustee to exercise the Exchange Right with respect to those Retracted Shares that ExchangeCo is unable to redeem. In any such event, ExchangeCo hereby agrees with the Share Trustee, and in favour of the Beneficiary, promptly to notify the Share Trustee of such prohibition against ExchangeCo and to forward or cause to be forwarded to the Share Trustee all relevant materials delivered by the Beneficiary to ExchangeCo or to the Transfer Agent in connection with such proposed redemption of the Retracted Shares and the Share Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that ExchangeCo is not permitted to redeem and will require Parent or, at the option of Parent, CallCo to purchase such shares in accordance with the provisions of this Article 5.

5.8	Stamp or Other Transfer Taxes

Upon any sale or transfer of Exchangeable Shares to Parent or CallCo pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, the share certificate or certificates or book-entry evidence representing the Delaware Common Stock to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or transferred or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold or transferred; provided, however, that such Beneficiary (a) shall pay (and none of Parent, CallCo, ExchangeCo or the Share Trustee shall be required to pay) any documentary, stamp, transfer or other taxes or duties that may be payable in respect of any sale or transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary including, without limitation, in the event that Exchangeable Shares are being delivered, sold or transferred in the name of a clearing service or depositary or a nominee thereof, or (b) shall have evidenced to the satisfaction of Parent, CallCo, ExchangeCo and the Share Trustee that such taxes or duties (if any) have been paid.

5.9	Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Parent and ExchangeCo shall give written notice thereof to the Share Trustee. As soon as practicable after receiving notice from Parent or ExchangeCo of the occurrence of an Insolvency Event, or upon the Share Trustee otherwise becoming aware of an Insolvency Event, the Share Trustee shall mail to each Beneficiary, at the expense of Parent (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Parent, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10	U.S. Securities Law Compliance and Listing of Delaware Common Stock

Parent covenants and agrees that it shall use its commercially reasonable efforts to:

(a)

promptly file a prospectus supplement under a then existing and effective registration statement or a new registration statement (such prospectus supplement or new registration statement, the “Registration Statement”) on Form S-3 or, if Parent is not then eligible to use Form S-3, then such other form as Parent is then eligible to use, under the Securities Act of 1933, as amended (the “1933 Act”), to register the issuance of all shares of Delaware Common Stock to be issued or delivered to holders of the Exchangeable Shares (including, for greater certainty, pursuant to the Exchange Right or the Automatic Exchange Right);

(b)	cause the Registration Statement to become effective as soon as reasonably practicable; and

(c)	cause the Registration Statement (or a successor registration statement) to remain effective at all times that any Exchangeable Shares remain outstanding

Without limiting the generality of the foregoing, Parent and CallCo each covenant and agree that it will take all such actions and do all such things as are reasonably necessary or desirable to make such filings and seek such regulatory consents and approvals as are necessary so that the Delaware Common Stock to be issued or delivered to holders of Exchangeable Shares by Parent or CallCo pursuant to the terms of the Exchangeable Share Provisions, the Support Agreement and this Agreement will be offered, sold, issued and delivered in compliance with the 1933 Act and all applicable state securities laws, and applicable securities laws in Canada and will use commercially reasonable efforts to ensure that the Delaware Common Stock will not be subject to any hold period as contemplated by Rule 144 under the 1933 Act or subject to any “hold period” resale restriction under National Instrument 45-102 Resale of Securities. Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Delaware Common Stock to be delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Support Agreement and this Agreement to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding Delaware Common Stock have been listed by Parent and remain listed and are quoted or posted for trading at such time.

5.11	Delaware Common Stock

Parent hereby represents, warrants and covenants that the Delaware Common Stock deliverable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12	Automatic Exchange on Liquidation of Parent

(1)	Parent shall give the Share Trustee written notice of each of the following events (each, a “Liquidation Event”) at the time set forth below:

(a)

in the event of any determination by the board of directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(b)

as soon as practicable following the earlier of (A) receipt by Parent of notice of, and (B) Parent otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof.

(2)

As soon as practicable following receipt by the Share Trustee from Parent of notice of a Liquidation Event, the Share Trustee shall give notice thereof to the Beneficiaries. Such notice shall be provided by Parent to the Share Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for Delaware Common Stock provided for in Section 5.12(3) (the “Automatic Exchange Right”).

(3)

In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Delaware Common Stock in the distribution of assets of Parent in connection with a Liquidation Event, immediately prior to the effective date of a Liquidation Event (the “Liquidation Event Effective Date”), each of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its Affiliates) shall be automatically exchanged for one share of Delaware Common Stock multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole share. To effect such automatic exchange, Parent (or, if Parent so decides, in its sole discretion and to the extent permitted by applicable law, CallCo) shall exchange each such Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall transfer each Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for an amount per share equal to the Exchangeable Share Price immediately prior to the Liquidation Event Effective Date, which amount shall be satisfied in full by Parent delivering to such holder the Exchangeable Share Consideration representing such Exchangeable Share Price. For greater certainty, the Beneficiary shall upon delivery of the Exchangeable Share Consideration cease to have any rights to be paid by ExchangeCo any amount in respect of declared and unpaid dividends on the Exchangeable Shares.

(4)

The closing of the exercise of the Automatic Exchange Right shall be deemed to have occurred at the close of business on the Business Day immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall be deemed to have transferred to Parent or CallCo, as applicable, all of such Beneficiary’s right, title and interest in and to the Exchangeable Shares held by such Beneficiary free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from ExchangeCo shall be deemed to be satisfied and discharged, and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Parent or CallCo, as applicable, shall deliver or cause to be delivered to the Share Trustee, for delivery to such Beneficiary, the Exchangeable Share Consideration deliverable to such Beneficiary upon such exercise of the Automatic Exchange Right. Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the Delaware Common Stock included in the Exchangeable Share Consideration to be delivered to such Beneficiary and the Exchangeable Share Documents held by such Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Parent or CallCo, as applicable, pursuant to the exercise of the Automatic Exchange Right shall thereafter be deemed to represent the Delaware Common Stock issued to such Beneficiary by Parent pursuant to the exercise of the Automatic Exchange Right. Upon the request of any Beneficiary and the surrender by such Beneficiary of Exchangeable Share certificates or book-entry evidence deemed to represent Delaware Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Parent or the transfer agent of Parent may reasonably require, Parent shall deliver or cause to be delivered to such Beneficiary book-entry evidence representing the Delaware Common Stock of which the Beneficiary is the holder.

5.13	Withholding Rights

(1)

Notwithstanding anything to the contrary contained in this Agreement, each of Parent, ExchangeCo, CallCo, the Share Trustee, and any other person that has any withholding obligation with respect to any amount paid or deemed paid under this Agreement (any such person, an “Other Withholding Agent”) shall be entitled to deduct and withhold or direct Parent, ExchangeCo, CallCo, the Share Trustee, or any Other Withholding Agent to deduct and withhold on their behalf, from any amount or consideration paid, deemed paid or otherwise deliverable to any person under this Agreement (an “Affected Person”) such amounts as are required to be deducted or withheld with respect to such payment or deemed payment under the Income Tax Act (Canada), the U.S. Internal Revenue Code of 1986, or any provision of any federal, provincial, territorial, state, local or other tax Law (a “Withholding Obligation”). Parent, ExchangeCo, CallCo, the Share Trustee, or any Other Withholding Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Affected Person to whom such amounts would otherwise have been paid or deemed paid, and such deducted or withheld amounts shall be timely remitted to the appropriate Governmental Entity as required by applicable Law.

(2)	Parent, ExchangeCo, CallCo, the Share Trustee and any Other Withholding Agent shall also have the right to:

(a)

withhold and sell, or direct Parent, ExchangeCo, CallCo, the Share Trustee, or any Other Withholding Agent to deduct and withhold and sell on their behalf, on their own account or through a broker (the “Broker”), and on behalf of any Affected Person; or

(b)

require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to Parent, ExchangeCo, CallCo, the Share Trustee, or any Other Withholding Agent as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction);

such number of shares of Delaware Common Stock or Exchangeable Shares (or shares of Delaware Common Stock exchanged therefor) delivered or deliverable to such Affected Person pursuant to this Agreement as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other costs and expenses)

sufficient to fund any Withholding Obligations. Any Exchangeable Shares to be sold in accordance with this Section 5.13 shall first be exchanged for Delaware Common Stock in accordance with their terms and Delaware Common Stock delivered in respect of such Exchangeable Shares shall be sold. Any such sale of Delaware Common Stock shall be affected on a public market and as soon as practicable. Each of Parent, ExchangeCo, CallCo, the Share Trustee, the Broker or any Other Withholding Agent, as applicable, shall act in a commercially reasonable manner in respect of any withholding obligation; however, none of Parent, ExchangeCo, CallCo, the Share Trustee, the Broker or any Other Withholding Agent shall have or be deemed to have any fiduciary duty to any Beneficiary and shall not be liable for any loss arising out of any sale of such Delaware Common Stock, including any loss relating to the manner or timing of such sales, the prices at which Delaware Common Stock are sold or otherwise.

(3)

Before delivering any amount or consideration to any Affected Person, the Share Trustee shall obtain from Parent a written confirmation of the Withholding Obligations, if any. The Share Trustee shall be entitled to rely on Parent’s written confirmation of any such Withholding Obligations and the Share Trustee shall not be responsible nor liable for the calculation or determination of the same.

5.14	No Fractional Shares

A holder of an Exchangeable Share shall not be entitled to any fraction of a Delaware Common Stock upon the exercise of the Exchange Right or Automatic Exchange Right hereunder and no certificates or book-entry evidence representing any such fractional interest shall be issued.

ARTICLE 6

CONCERNING THE SHARE TRUSTEE

6.1	Powers and Duties of the Share Trustee

(1)	The rights, powers, duties and authorities of the Share Trustee under this Agreement, in its capacity as Share Trustee of the Trust, shall include:

(a)	receipt and deposit of the Special Voting Stock from Parent as Share Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)	granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c)	voting the Beneficiary Votes on the direction and behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(d)

receiving the grant of the Exchange Right from Parent and CallCo, and the Automatic Exchange Right from Parent, as Share Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)

exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries the Exchangeable Share Consideration to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)	taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Parent, CallCo and ExchangeCo under this Agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this Agreement to be carried out by the Share Trustee.

(2)

In the exercise of such rights, powers, duties and authorities, the Share Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Share Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Share Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Share Trustee shall have only those duties as are set out specifically in this Agreement.

(3)

The Share Trustee, in exercising its rights, powers, duties and authorities hereunder, shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent Share Trustee would exercise in comparable circumstances.

(4)

The Share Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Share Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Share Trustee, and in the absence of such notice the Share Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2	No Conflict of Interest

The Share Trustee represents to Parent, CallCo and ExchangeCo that, at the date of execution and delivery of this Agreement, there exists no material conflict of interest in the role of the Share Trustee as a fiduciary hereunder and the role of the Share Trustee in any other capacity. If the Share Trustee has a material conflict of interest in the role of the Share Trustee as a fiduciary hereunder and the role of the Share Trustee in any other capacity the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Share Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Supreme Court of British Columbia for an order that the Share Trustee be replaced as Share Trustee hereunder. Notwithstanding the foregoing, if Parent determines (acting reasonably and in good faith) that there exists a material conflict of interest in the role of the Share Trustee as a fiduciary hereunder and the role of the Share Trustee in any other capacity, then at the written request of Parent (which written request shall set forth the nature of such material conflict of interest), the Share Trustee shall resign in the manner and with the effect specified in Article 9.

6.3	Dealings with Transfer Agents, Registrars, etc.

(1)	Each of Parent, CallCo and ExchangeCo irrevocably authorizes the Share Trustee, from time to time, to:

(a)

consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Delaware Common Stock; and

(b)

requisition, from time to time, from any such registrar or transfer agent, any information readily available from the records maintained by it which the Share Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.

(2)

Each of Parent and CallCo irrevocably authorizes its respective registrar and Transfer Agent to comply with all such requests and covenants that it shall supply the Share Trustee or its transfer agent, as the case may be, in a timely manner with duly executed share certificates or book-entry evidence for the purpose of completing the exercise from time to time of all rights to acquire Delaware Common Stock hereunder, under the Exchangeable Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Exchangeable Share Provisions or otherwise.

6.4	Books and Records

The Share Trustee shall keep available for inspection during regular business hours by Parent, CallCo and ExchangeCo at the Share Trustee’s principal office in Vancouver, British Columbia correct and complete books and records of account relating to the Trust created by, and Share Trustee’s actions under, this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Right. On or before [MMM DD, YYYY], and on or before [MMM DD] in every year thereafter, so long as the Special Voting Stock is registered in the name of the Share Trustee, the Share Trustee shall transmit to Parent, CallCo and ExchangeCo a brief report, dated as of the preceding December 31, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)

the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Share Trustee on behalf of Beneficiaries in consideration of the issuance and delivery by Parent or CallCo of Delaware Common Stock in connection with the Exchange Right, during the calendar year ended on such December 31; and

(c)	any action taken by the Share Trustee in the performance of its duties under this Agreement which it had not previously reported.

6.5	Income Tax Returns and Reports

The Share Trustee shall, when directed by Parent, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law, by any court, tribunal, government, governmental or regulatory agency or public official, or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Share Trustee may obtain the advice and assistance of such experts or advisors (who may be experts or advisors to Parent, CallCo and/or ExchangeCo) as the Share Trustee considers necessary or advisable. If requested by the Share Trustee, Parent shall retain or caused to be retained qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6	Indemnification Prior to Certain Actions by Share Trustee

(1)

The Share Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Share Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Share Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Share Trustee any such funding, security or indemnity in connection with the exercise by the Share Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Stock pursuant to Article 4, subject to Section 6.15, and with respect to the Exchange Right and the Automatic Exchange Right pursuant to Article 5.

(2)

None of the provisions contained in this Agreement shall require the Share Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

6.7	Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Share Trustee to take or institute such action, suit or proceeding and furnished the Share Trustee with the funding, security or indemnity referred to in Section 6.6 and the Share Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the

Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Share Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right or the Automatic Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Share Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8	Reliance Upon Declarations

The Share Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Share Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

6.9	Evidence and Authority to Share Trustee

(1)

Parent, CallCo and/or ExchangeCo shall furnish to the Share Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Parent, CallCo and/or ExchangeCo or the Share Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights, the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Share Trustee at the request of or on the application of Parent, CallCo and/or ExchangeCo promptly if and when:

(a)	such evidence is required by any other Section of this Agreement to be furnished to the Share Trustee in accordance with the terms of this Section 6.9; or

(b)

the Share Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Parent, CallCo and/or ExchangeCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2)

Such evidence shall consist of an Officer’s Certificate of Parent, CallCo and/or ExchangeCo or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

(3)

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Share Trustee at the request or on the application of Parent, CallCo and/or ExchangeCo, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person; provided, however, that if such report or opinion is furnished by a director, officer or employee of Parent, CallCo and/or ExchangeCo it shall be in the form of an Officer’s Certificate or a statutory declaration.

(4)

Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Share Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(a)	declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(c)

declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

6.10	Experts, Advisers and Agents

The Share Trustee may:

(a)

in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Share Trustee or by Parent, CallCo and/or ExchangeCo or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b)	employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

(c)

pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11	Investment of Moneys Held by Share Trustee

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Share Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Share Trustee or which may be in the hands of the Share Trustee may be invested or reinvested in the name or under the control of the Share Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust moneys, or as otherwise agreed upon in writing by the Share Trustee and ExchangeCo, provided that such securities are stated to mature within two years after their purchase by the Share Trustee and the Share Trustee shall so invest such money on the written direction of ExchangeCo. Pending the investment of any money as herein provided, such moneys may be deposited in the name of the Share Trustee in any chartered bank in Canada or, with the consent of ExchangeCo, in the deposit department of the Share Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits. The Share Trustee shall not be held liable for any losses incurred in the investment of any funds as herein provided and all interest on monies held by or on behalf of the Share Trustee shall be for the account of ExchangeCo and held by the Share Trustee for the benefit of ExchangeCo.

6.12	Share Trustee Not Required to Give Security

The Share Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13	Share Trustee Not Bound to Act on Request

Except as in this Agreement otherwise specifically provided, the Share Trustee shall not be bound to act in accordance with any direction or request of Parent, CallCo and/or ExchangeCo or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Share Trustee, and the Share Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Share Trustee to be genuine. The Share Trustee shall have the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Share Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist or economic sanction legislation or regulation. Further, should the Share Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation or regulation or guideline, then it shall have the right to resign on ten days written notice to the other parties to this Agreement, provided that (a) the Share Trustee’s written notice shall describe the circumstances of such non-compliance and (b) if such circumstances are rectified to the Share Trustee’s satisfaction within such ten day period, such resignation shall not be effective.

6.14	Authority to Carry on Business

The Share Trustee represents to Parent, CallCo and ExchangeCo that, at the date of execution and delivery by it of this Agreement, it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Right and the other rights granted in or resulting from the Share Trustee being a party to this Agreement shall not be affected in any manner whatsoever by reason only of such event but the Share Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province or territory of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15	Conflicting Claims

(1)

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Share Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Share Trustee may elect not to exercise any Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Share Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Share Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)

the rights of all adverse claimants with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction and all rights of appeal have expired; or

(b)

all differences with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Share Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(2)

If the Share Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Share Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16	Acceptance of Trust

The Share Trustee hereby accepts the Trust created and provided for, by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.17	Third Party Interests

Each party to this Agreement hereby represents to the Share Trustee that any account to be opened by, or interest to be held by the Share Trustee in connection with this Agreement, for or to the credit of such party, either (a) is not intended to be used by or on behalf of any third party, or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Share Trustee’s prescribed form as to the particulars of such third party.

6.18	Privacy

The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, no party shall take or direct any action that would contravene, or cause the others to contravene, applicable Privacy Laws. The parties shall, prior to transferring or causing to be transferred personal information to the Share Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Share Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Share Trustee agrees (a) to have a designated chief privacy officer, (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry, (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any other purpose except with the consent of or direction from the other parties or the individual involved, (d) not to sell or otherwise improperly disclose personal information to any third party, and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 7

COMPENSATION

7.1	Fees and Expenses of the Share Trustee

Parent, CallCo and ExchangeCo jointly and severally agree to pay the Share Trustee reasonable compensation for all of the services rendered by it under this Agreement and shall reimburse the Share Trustee for all reasonable expenses (including, but not limited to, taxes (other than taxes based on the net income or capital of the Share Trustee), fees paid to legal counsel and other experts and advisors and agents and reasonable travel expenses) and disbursements, including the reasonable cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, in each case reasonably incurred by the Share Trustee in connection with its duties under this Agreement; provided, however, that Parent, CallCo and ExchangeCo shall have no obligation to reimburse the Share Trustee for any expenses or disbursements paid, incurred or suffered by the Share Trustee in any suit or litigation or any such proceedings in which the Share Trustee is determined to have acted in bad faith or with gross negligence, fraud or willful misconduct.

ARTICLE 8

INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1	Indemnification of the Share Trustee

(1)

Parent, CallCo and ExchangeCo jointly and severally agree to indemnify and hold harmless the Share Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable and documented expenses of the Share Trustee’s legal counsel) which, without bad faith, gross negligence, fraud or willful misconduct on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Share Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Share Trustee by Parent, CallCo or ExchangeCo pursuant hereto.

(2)

The Share Trustee shall promptly notify Parent, CallCo and ExchangeCo of a claim or of any action commenced against any Indemnified Parties promptly after the Share Trustee or any of the Indemnified Parties shall have received written assertion of such a claim or action or have been served with a summons or other first legal process giving information as to the nature and basis of the claim or action; provided, however, that the omission to so notify Parent, CallCo or ExchangeCo shall not relieve Parent, CallCo or ExchangeCo of any liability which any of them may have to any Indemnified Party except to the extent that any such delay prejudices the defence of any such claim or action or results in any increase in the liability which Parent, CallCo or ExchangeCo have under this indemnity. Subject to (ii) below, Parent, CallCo and ExchangeCo shall be entitled to participate at their own expense in the defence and, if Parent, CallCo and ExchangeCo so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Share Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Share Trustee unless (i) the employment of such counsel has been authorized by Parent, CallCo or ExchangeCo and such authorization is not to be unreasonably withheld, or (ii) the named parties to any such suit include both the Share Trustee and Parent, CallCo or ExchangeCo and the Share Trustee shall have been advised by counsel acceptable to Parent, CallCo and ExchangeCo that there may be one or more legal defences available to the Share Trustee that are different from or in addition to those available to Parent, CallCo or ExchangeCo and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Parent, CallCo and ExchangeCo shall not have the right to assume the defence of such suit on behalf of the Share Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Share Trustee). This indemnity shall survive the termination of the Trust and the resignation or removal of the Share Trustee.

(3)	This indemnity shall survive the termination of the Trust and the resignation or removal of the Share Trustee.

8.2	Limitation of Liability

(1)

The Share Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the bad faith, gross negligence, fraud or willful misconduct on the part of the Share Trustee.

(2)

Notwithstanding any other provision of this Agreement other than clause (1) above, any liability of the Share Trustee, shall be limited to an amount of fees paid by parties to the Share Trustee under this agreement in the thirty-six (36) months immediately prior to the Share Trustee receiving the first notice of claim.

(3)

Notwithstanding any other provision of this Agreement, the Share Trustee shall not be liable for any (i) breach by any other party of any applicable securities legislation, and (ii) lost profits, punitive, consequential, special, indirect, incidental, exemplary or aggravated losses or damages of any other person under any circumstances whatsoever, whether such losses or damages are foreseeable or unforeseeable.

(4)	This limitation of liability shall survive the termination of the Trust and the resignation or removal of the Share Trustee.

8.3	Force Majeure

No party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered or delayed in the performance or observance of any provision contained herein by reason of act of god, riots, terrorism, acts of war, epidemics or pandemics, governmental action or judicial order, earthquakes, or any other similar causes

(including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 8.3.

ARTICLE 9

CHANGE OF SHARE TRUSTEE

9.1	Resignation

The Share Trustee, or any Share Trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Parent, CallCo and ExchangeCo specifying the date on which it desires to resign, provided that such notice shall not be given less than 30 days before such desired resignation date unless Parent, CallCo and ExchangeCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor Share Trustee and the acceptance of such appointment by the successor Share Trustee. Upon receiving such notice of resignation, Parent, CallCo and ExchangeCo shall promptly appoint a successor Share Trustee, which successor Share Trustee shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces and territories of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning Share Trustee and one copy to the successor Share Trustee. Failing the appointment and acceptance of a successor Share Trustee, a successor Share Trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring Share Trustee is the party initiating an application for the appointment of a successor Share Trustee by order of a court of competent jurisdiction, Parent, CallCo and ExchangeCo shall be jointly and severally liable to reimburse the retiring Share Trustee for its legal costs and expenses in connection with same.

9.2	Removal

The Share Trustee, or any Share Trustee hereafter appointed, may (provided a successor Share Trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by Parent, CallCo and ExchangeCo, in duplicate, one copy of which shall be delivered to the Share Trustee so removed and one copy to the successor Share Trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor Share Trustee.

9.3	Successor Share Trustee

Any successor Share Trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent, CallCo and ExchangeCo and to its predecessor Share Trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor Share Trustee shall become effective and such successor Share Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as Share Trustee in this Agreement. However, on the written request of Parent, CallCo and ExchangeCo or of the successor Share Trustee, the Share Trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor Share Trustee all the rights and powers of the Share Trustee so ceasing to act. Upon the request of any such successor Share Trustee, Parent, CallCo, ExchangeCo and such predecessor Share Trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Share Trustee all such rights and powers.

9.4	Notice of Successor Share Trustee

Upon acceptance of appointment by a successor Share Trustee as provided herein, Parent, CallCo and ExchangeCo shall cause to be mailed notice of the succession of such Share Trustee hereunder to each Beneficiary specified in a List. If Parent, CallCo or ExchangeCo shall fail to cause such notice to be mailed within ten days after acceptance of appointment by the successor Share Trustee, the successor Share Trustee shall cause such notice to be mailed at the expense of Parent, CallCo and ExchangeCo.

ARTICLE 10

PARENT SUCCESSORS

10.1	Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale for otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation or merger, of the continuing corporation resulting therefrom, provided that it may do so if as a result of such transactions, and concurrently therewith, the Exchangeable Shares held by the Beneficiaries are exchanged for Delaware Common Stock in accordance with their terms, and in any other case:

(a)

such other person or continuing corporation (the “Parent Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

(b)

such transaction shall be upon such terms and conditions as to substantially preserve and not impair any of the rights, duties, powers and authorities of the Share Trustee or the holders of the Exchangeable Shares.

10.2	Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the parties, if required by Section 10.1, shall execute and deliver the supplemental trust agreement provided for in Section 10.1(a) and thereupon the Parent Successor and such other person that may then be the issuer of the Delaware Common Stock shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

10.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (a) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent (other than ExchangeCo or CallCo) with or into Parent, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Parent (other than ExchangeCo or CallCo), provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent, (c) the conversion of Parent as contemplated by Section 266 of the Delaware General Corporation Law, as it may be amended from time to time, (d) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Parent among the stockholders of such subsidiary for the purpose of winding up its affairs, and (e) any such transactions which are expressly permitted by this Article 10.

10.4	Successor Transactions

Notwithstanding the foregoing provisions of this Article 10, in the event of a Parent Control Transaction:

(a)

in which Parent merges, combines or amalgamates with, or in which all or substantially all of the then outstanding Delaware Common Stock are acquired by, one or more other corporations to which Parent is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)

in which all or substantially all of the then outstanding Delaware Common Stock are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Parent Control Transaction, owns or controls, directly or indirectly, Parent;

then, (i) all references herein to “Parent” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Delaware Common Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the Plan of Arrangement or the exchange of such shares pursuant to this Agreement immediately subsequent to the Parent Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the Plan of Arrangement, or the exchange of such shares pursuant to this Agreement had occurred immediately prior to the Parent Control Transaction and the Parent Control Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of this Agreement and without any further action required, and (ii) Parent shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

ARTICLE 11

AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1	Amendments, Modifications, etc.

Subject to Section 11.2, 11.4 and 13.1 this Agreement may not be amended or modified except by an agreement in writing executed by Parent, CallCo, ExchangeCo and the Share Trustee and approved by the Beneficiaries in accordance with Section 26.11(b) of the Exchangeable Share Provisions.

11.2	Ministerial Amendments

Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Parent, CallCo and ExchangeCo shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)	evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 10;

(c)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of Parent, CallCo and ExchangeCo and in the opinion of the Share Trustee it may be expedient to make, provided that each such board of directors and the Share Trustee shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the Beneficiaries; or

(d)

making such changes or corrections which, on the advice of counsel to Parent, CallCo, ExchangeCo and the Share Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that each such board of directors and the Share Trustee shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the Beneficiaries.

11.3	Meeting to Consider Amendments

ExchangeCo, at the request of Parent, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval of ExchangeCo pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the articles of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

11.4	Changes in Capital of Parent and ExchangeCo

Notwithstanding the provisions of Section 11.1, at all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Delaware Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Delaware Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5	Execution of Supplemental Trust Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. Notwithstanding the provisions of Section 11.1, from time to time Parent, CallCo and ExchangeCo (in each case, when authorized by a resolution of its board of directors) and the Share Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)

evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 10 and the successors of the Share Trustee or any successor Share Trustee in accordance with the provisions of Article 9;

(b)

making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Right which, in the opinion of the Share Trustee relying on the advice of counsel, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Share Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, CallCo, ExchangeCo, the Share Trustee or this Agreement; and

(c)

for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby; provided that, in the opinion of the Share Trustee relying on the advice of counsel, the rights of the Share Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 12

TERMINATION

12.1	Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events, and upon the occurrence thereof, the Share Trustee shall surrender the electronic registration of Special Voting Stock, and the Special Voting Share shall be cancelled by Parent without a return of capital:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary following the Sunset Date (as defined in the Exchangeable Share Provisions); and

(b)

each of Parent, CallCo and ExchangeCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 26.11(b) of the Exchangeable Share Provisions.

12.2	Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this Agreement.

ARTICLE 13

GENERAL

13.1	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.2	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

13.3	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by electronic transmission to the parties at the following addresses:

(a)	In the case of Parent, CallCo or ExchangeCo, at the following address:

114 East 4th Avenue, Suite 800

Vancouver, BC, V5T 1G4

Attention: Daniel Dex

Email: daniel.dex@zymeworks.com

with copies (which shall not constitute notice) to:

Attention: Bryan King

Email:     bking@wsgr.com

and to:

Attention:  Joseph Garcia

Email: joseph.garcia@blakes.com

(b)	In the case of Share Trustee, at the following addresses:

Computershare Trust Company of Canada

Attention:          General Manager, Corporate Trust

Email: corporatetrust.vancouver@computershare.com

and such notice or other communication shall be deemed to have been given and received (x) if delivered on a Business Day prior to 4:30 p.m. (local time in the place where the notice or other communication is received), on the date of delivery, or (y) otherwise, on the next Business Day. Either party may change its address for notice by giving notice to the other parties in accordance with the foregoing provisions.

13.4	Notice to Beneficiaries

Any notice, request or other communication to be given to a Beneficiary shall be given or sent (in writing or by electronic transmission) to the address of the holder recorded in the securities register of ExchangeCo or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder, in any manner permitted by the articles of ExchangeCo, and shall be deemed received at the time specified by such articles. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

13.5	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.6	Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

13.7	Attornment

Each of Parent, CallCo, ExchangeCo and the Share Trustee agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and Parent hereby appoints ExchangeCo at its registered office in the Province of British Columbia as attorney for service of process.

13.8	Communications Methods

The Share Trustee shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to the Share Trustee (“Electronic Methods”) from a person purporting to be (and whom the Share Trustee, acting reasonably, believes in good faith to be) the authorized representative of a party, as sufficient instructions and authority of the party for the Share Trustee to act and shall have no duty to verify or confirm that such person is so authorized. The parties hereto acknowledges that they are fully informed of the protections and risks associated with the various methods of transmitting instructions to the Share Trustee and that there may be more secure methods of transmitting instructions than Electronic Methods.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ZYMEWORKS DELAWARE INC.

By:
Name:
Title:

ZYMEWORKS CALLCO ULC

By:
Name:
Title:

ZYMEWORKS EXCHANGECO LTD.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

EXCHANGEABLE SHARE PROVISIONS

ARTICLE 26

SPECIAL RIGHTS OR RESTRICTIONS ATTACHED TO THE EXCHANGEABLE SHARES

The Exchangeable Shares of the Company shall have the following rights, privileges, restrictions and conditions:

26.1 Interpretation

(a)	Definitions. For the purposes of these Exchangeable Share Provisions:

“affiliate” means, with respect to any person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with, such person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Article 26, “affiliate” does not include any stockholders of Parent (other than Zymeworks Inc.), or directors or executive officers of Zymeworks Inc., Parent, the Company or CallCo.

“Automatic Exchange Right” has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“Board of Directors” means the board of directors of the Company.

“Broker” has the meaning ascribed thereto in Section 26.14(c).

“Business Day” means a day on which banks are generally open for the transaction of commercial business in Vancouver, British Columbia, and New York, New York, but does not in any event include a Saturday or Sunday or statutory holiday in Vancouver, British Columbia, or New York, New York.

“CallCo” means Zymeworks CallCo ULC, a corporation existing under the laws of the Province of British Columbia.

“Canadian Resident” means either (i) a person who, at the relevant time, is a resident of Canada for purposes of the Income Tax Act (Canada), or (ii) a partnership that is a “Canadian partnership” for purposes of the Income Tax Act (Canada).

“Change of Law” means any amendment to the Income Tax Act (Canada) and other applicable provincial income Tax Laws that permits Canadian Resident holders of the Exchangeable Shares, who hold the Exchangeable Shares as capital property and deal at arm’s length with Parent and the Company (all for the purposes of the Income Tax Act (Canada) and other applicable provincial income Tax Laws), to exchange their Exchangeable Shares for Delaware Common Stock on a basis that will not require such holders to recognize any income, gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Income Tax Act (Canada) or applicable provincial income Tax Laws.

“Change of Law Call Date” has the meaning ascribed thereto in Section 26.20(b).

“Change of Law Call Purchase Price” has the meaning ascribed thereto in Section 26.20(a).

“Change of Law Call Right” has the meaning ascribed thereto in Section 26.20(a).

“Common Shares” means the common shares in the capital of the Company.

“Current Market Price” means, in respect of Delaware Common Stock on any date, the average closing price of a share of Delaware Common Stock on the NYSE during the period of 20 consecutive trading days ending on the third trading day immediately before such date or, if the Delaware Common Stock are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the Delaware Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Delaware Common Stock during such period does not reflect the fair market value of a share of Delaware Common Stock, then the Current Market Price of a share of Delaware Common Stock shall be determined by the Board of Directors, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate; and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding, absent manifest error.

“Delaware Common Stock” means shares of Parent’s common stock, par value US$0.00001 per share.

“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement.

“Exchangeable Share Consideration” means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Company in respect of such Exchangeable Share, or purchase of such Exchangeable Share pursuant to these Exchangeable Share Provisions or the Support Agreement or the Voting and Exchange Trust Agreement:

(i)

one share of Delaware Common Stock multiplied by the Exchangeable Share Exchange Ratio on the Business Day immediately preceding the date on which the Exchangeable Share Price in respect of the Exchangeable Share Consideration being delivered is calculated; plus

(ii)

a cheque or cheques payable at par at any branch of the bankers of the payor in the amount contemplated by clause (ii) and (iv) (and in respect of clause (iv), to the extent of a cash dividend that is payable), as applicable, of the definition of Exchangeable Share Price; plus

(iii)

such stock or other property contemplated by clause (iii) and (iv) (and in respect of clause (iv), to the extent of a non-cash dividend that is payable), as applicable, of the definition of Exchangeable Share Price;

provided that: (A) the part of the consideration which represents (i) above shall be fully paid and satisfied by the delivery of Delaware Common Stock, such shares to be duly issued, fully paid and nonassessable; (B) the part of the consideration which represents (iii) above shall be fully paid and satisfied by delivery of such non-cash items; (C) in each case, any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (D) in each case, any such consideration shall be paid without interest and less any tax required to be deducted and withheld therefrom.

“Exchangeable Share Document” means (i) a share certificate representing Exchangeable Shares, (ii) a non-transferable acknowledgement of a shareholder’s right to obtain a share certificate representing Exchangeable Shares, or (iii) a direct registration system advice (or similar document) evidencing the electronic registration of the ownership of Exchangeable Shares, as applicable.

“Exchangeable Share Exchange Ratio” means, at any time and in respect of each Exchangeable Share, an amount equal to 1.00000, as at the Effective Date, as cumulatively adjusted from time to time thereafter by increasing the Exchangeable Share Exchange Ratio on each date after the Effective Date on which the board of directors of Parent pays any dividend or other distribution on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement) by an amount, rounded to the nearest five decimal places, equal to (a)(i) the amount of such dividend or other distribution (which, in the case of a non-cash dividend, shall equal the fair value as determined by the Board of Directors in good faith and in its sole discretion), expressed on a per

Delaware Common Stock per share basis, multiplied (ii) by the Exchangeable Share Exchange Ratio in effect on the Business Day immediately preceding the record date set for such dividend or other distribution, divided by (b) the Current Market Price on the record date set for such dividend or other distribution, and any such adjustment shall be determined by the Board of Directors in good faith and in its sole discretion and any such determination by the Board of Directors shall be conclusive and binding; provided, however, that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the Board of Directors determines in good faith and in its sole discretion that the Company would be liable for any unrecoverable tax as a result of paying any such dividend or distribution and determines to adjust the Exchangeable Share Exchange Ratio in lieu of paying an equivalent dividend or other distribution on the Exchangeable Shares in accordance with these Exchangeable Share Provisions.

“Exchangeable Share Price” means, at any time, for each Exchangeable Share, an amount equal to the aggregate of the following:

(i)

the Current Market Price of one share of Delaware Common Stock at such time multiplied by the Exchangeable Share Exchange Ratio on the Business Day immediately preceding the date on which the Exchangeable Share Price is calculated;

(ii)

the full amount of all cash dividends (A) declared, payable and unpaid on the Exchangeable Share, plus (B) to the extent a cash dividend has been declared by Parent on the Delaware Common Stock at such time for which a corresponding cash dividend on the Exchangeable Share would be required to be, but has not yet been, declared at such time, then the undeclared and unpaid cash dividend on such Exchangeable Share of equal amount multiplied by the Exchangeable Share Exchange Ratio (but only to the extent the Company has not taken one of the alternative actions permitted under these Exchangeable Share Provisions to account for such declaration by Parent);

(iii)

the full amount of all non-cash dividends declared, payable and unpaid at such time on such Exchangeable Share (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement); and

(iv)

the full amount of all dividends declared and payable in respect of each share of Delaware Common Stock (as adjusted by the Exchangeable Share Exchange Ratio from time to time) which have not, at such time, been paid on such Exchangeable Share in accordance herewith or adjusted for under the Exchangeable Share Exchange Ratio, or otherwise accounted for in under clauses (ii) and (iii) above in this definition (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement).

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions set out in this Article 26.

“Exchangeable Shares” means the exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth in this Article 26.

“Governmental Authority” means any nation or government or any agency, public or regulatory authority, taxing authority, self-regulatory organization (including stock exchanges), instrumentality, department, commission, court, arbitrator (public or private), ministry, tribunal or board of any nation, government or political subdivision or delegated authority thereof, in each case, whether foreign or domestic and whether national, supranational, multinational, federal, provincial, territorial, state, regional, local or municipal.

“Law” means applicable statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of Law or bylaws, in each case, of a Governmental Authority.

“Liquidation Amount” has the meaning ascribed thereto in Section 26.5(a).

“Liquidation Call Purchase Price” has the meaning ascribed thereto in the Section 26.18(a).

“Liquidation Call Right” has the meaning ascribed thereto in the Section 26.18(a).

“Liquidation Date” has the meaning ascribed thereto in Section 26.5(a).

“NYSE” means the New York Stock Exchange.

“Other Withholding Agent” has the meaning ascribed thereto in Section 26.14(c).

“Parent” means Zymeworks Delaware Inc., a corporation existing under the Laws of the State of Delaware.

“Parent Control Transaction” shall be deemed to have occurred if:

(i)

any person acquires, directly or indirectly, any voting security of Parent and, immediately after such acquisition, directly or indirectly owns, or exercises control and direction over, voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of Parent, other than any such transaction which would result in the holders of outstanding voting securities of Parent immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the acquiring person outstanding immediately after such transaction;

(ii)

the shareholders of Parent approve a merger, combination, consolidation, recapitalization or reorganization of Parent, other than any such transaction which would result in the holders of outstanding voting securities of Parent immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction;

(iii)	the shareholders of Parent approve a liquidation of Parent;

(iv)	Parent sells or disposes of all or substantially all of its assets; or

(v)	any other transaction or series of related transactions having a substantially similar effect.

“Parent Dividend Declaration Date” means the date on which the board of directors of Parent declares any dividend or other distribution on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement).

“person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government or any other entity, whether or not having legal status.

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Exhibit A to the Transaction Agreement, including any appendices thereto, and any amendments, modifications or supplements thereto made from time to time in accordance with its terms.

“Preferred Stock Rights Agreement” means any preferred stock rights agreement that may now or in the future be adopted and entered into by Parent in respect of the Delaware Common Stock, to protect stockholders of Parent from coercive or otherwise unfair takeover tactics, in such form and substance as Parent may determine in its sole discretion.

“Redemption Call Purchase Price” has the meaning ascribed thereto in Section 26.19(a).

“Redemption Call Right” has the meaning ascribed thereto in Section 26.19(a).

“Redemption Date” means the date for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its affiliates), which date shall be the earlier of (a) the Sunset Date, and (b) the date, if any, established by the Board of Directors following the occurrence of any of the following:

(i)	the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by Parent and its affiliates) is less than 5% of the number of Exchangeable Shares issued on the Effective Date (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of, or stock or share dividend on, the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date as it may determine, upon at least 30 days’ prior written notice to the holders of the Exchangeable Shares and the Share Trustee;

(ii)

a Parent Control Transaction is proposed, in which case, provided the Board of Directors determines in good faith that it is not practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Parent Control Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its affiliates) is necessary to enable the completion of such Parent Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days prior written notice to the holders of the Exchangeable Shares and the Share Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i) or (ii) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption.

“Redemption Price” has the meaning ascribed thereto in Section 26.7(a).

“Retracted Shares” has the meaning ascribed thereto in Section 26.6(a)(i)(A).

“Retraction Call Notice” has the meaning ascribed thereto in Section 26.6(b)(ii).

“Retraction Call Right” has the meaning ascribed thereto in Section 26.6(a)(i)(C).

“Retraction Call Right Purchase Price” has the meaning ascribed thereto in Section 26.6(b)(i).

“Retraction Date” has the meaning ascribed thereto in Section 26.6(a)(i)(B).

“Retraction Price” has the meaning ascribed thereto in Section 26.6(a)(i).

“Retraction Request” has the meaning ascribed thereto in Section 26.6(a)(i).

“Share Trustee” means the trustee chosen by Parent and Zymeworks Inc. to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the Laws of Canada or any Province thereof and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

“Sunset Date” means the seventh anniversary of the Effective Date, as it may be extended from time to time by the Board of Directors.

“Support Agreement” means the support agreement to be entered into at or prior to the issuance by the Company of any Exchangeable Shares among Parent, CallCo and the Company substantially in the form of Exhibit C to the Transaction Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Tax” means any and all national, supranational, multinational, federal, provincial, territorial, state, regional, local or municipal taxes, including income, branch, profits, capital gains, gross receipts, windfall profits, value added, severance, ad valorem, property, capital, estimated, utility, recapture, net worth, production, sales, use, license, excise, franchise, environmental, transfer, land transfer, withholding or similar, payroll, employment, employer health, government pension plan premiums and contributions, social security premiums, workers’ compensation premiums, employment/unemployment insurance or compensation premiums or contributions, disability, documentary, registration, stamp, occupation, premium, alternative or add-on minimum, goods and services, harmonized sales, customs duties or other taxes, levies, premiums, excises, fees, assessments, imposts, duties, and other similar charges of any kind whatsoever imposed, assessed, charged or collected by a Governmental Authority and any installments in respect thereof, including any interest, fines, assessments, reassessments, penalties or additions to tax imposed in connection therewith or with respect thereto, and any interest in respect of such additions or penalties, and whether disputed or not.

“Tax Law” means any Law in respect of Taxes.

“Transaction Agreement” means the transaction agreement dated July 14, 2022 among Parent, CallCo, the Company and Zymeworks Inc., as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Transfer Agent” means Computershare Investor Services Inc. or such other person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares.

“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement to be made among Parent, CallCo, the Company and the Share Trustee in connection with the Plan of Arrangement substantially in the form of Exhibit D to the Transaction Agreement, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Withholding Shortfall” has the meaning ascribed thereto in Section 26.14(c).

(b)

Interpretation Not Affected by Headings. The division of these Exchangeable Share Provisions into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to a “Section” followed by a number and/or a letter refer to the specified section of these Exchangeable Share Provisions.

(c)

Number and Gender. In these Exchangeable Share Provisions, unless the context otherwise clearly requires, words used herein importing the singular include the plural and vice versa and words imparting any gender shall include all genders.

(d)

Date of Any Action. If any date on which any action is required to be taken hereunder by any person is not a Business Day, then such action shall be required to be taken on the next succeeding day which is a Business Day.

(e)	Currency. In these Exchangeable Share Provisions, unless stated otherwise, all cash payments provided for herein shall be made in United States dollars.

26.2 Ranking of Exchangeable Shares. The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares: (a) with respect to the payment of dividends or other distributions as and to the extent provided in Section 26.3 and (b) with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs as and to the extent provided in Section 26.5.

26.3 Dividends and Distributions.

(a)

Dividends and Distributions. A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable Law, on each Parent Dividend Declaration Date, declare a dividend or other distribution on each Exchangeable Share:

(i)	in the case of a cash dividend or other distribution declared on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), in an amount in cash payable in United States dollars for each Exchangeable Share equal to (A) the cash dividend or other distribution declared on each share of Delaware Common Stock on the Parent Dividend Declaration Date, multiplied by (B) the relevant Exchangeable Share Exchange Ratio;

(ii)

in the case of a stock or share dividend or other distribution declared on the Delaware Common Stock to be paid in Delaware Common Stock (but excluding any dividends or dividends or distributions pursuant to a Preferred Stock Rights Agreement), by the issue or transfer by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Delaware Common Stock to be paid on each share of Delaware Common Stock multiplied by the relevant Exchangeable Share Exchange Ratio; provided, however, that the Company may, in lieu of such stock or share dividend or other distribution, elect to effect a corresponding, contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Sections 26.3(e) and 26.3(f)) subdivision of the outstanding Exchangeable Shares; or

(iii)

in the case of a dividend or other distribution declared on the Delaware Common Stock in property other than cash or Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors in accordance with Section 26.3(e)) and adjusted for the relevant Exchangeable Share Exchange Ratio to the type and amount of property declared as a dividend or other distribution on each share of Delaware Common Stock; and

such dividends or other distributions shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends or other distributions, out of authorized but unissued shares of the Company or through the subdivision of outstanding Exchangeable Shares, as applicable; provided, that the Board of Directors may determine, in its sole discretion, to adjust the Exchangeable Share Exchange Ratio as provided herein in lieu of paying any such dividend or other distribution on the Exchangeable Shares, and provided further, however, that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the Board of Directors determines in good faith and in its sole discretion that the Company would be liable for any unrecoverable tax as a result of paying any such dividend or distribution. The holders of Exchangeable Shares shall not be entitled to any dividends or other distributions other than or in excess of the dividends or other distributions referred to in this Section 26.3(a).

(b)

Payments of Dividends and Distributions. Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends or other distributions contemplated by Section 26.3(a)(i) and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend or other distribution represented thereby unless the cheque is not paid on presentation. An Exchangeable Share Document registered in the name of the registered holder of Exchangeable Shares shall be delivered in respect of any stock or share dividends or other distributions contemplated by Section 26.3(a)(ii) or any subdivision of the Exchangeable Shares under Sections 26.3(a)(ii) and 26.3(f) and the sending of such Exchangeable Share Document to each holder of an Exchangeable Share shall satisfy the stock or share dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or other distributions contemplated by Section 26.3(a)(iii) shall be issued, distributed or transferred by the Company in such manner as it shall determine, and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. Subject to the requirements of applicable Law with respect to unclaimed property, no holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend or other distribution that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of three (3) years from the date on which such dividend was payable.

(c)

Record and Payment Dates. The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or other distribution declared on the Exchangeable Shares under Section 26.3(a) shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or other distribution declared on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement). The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of the Exchangeable Shares under Sections 26.3(a)(ii) and 26.3(f), and the effective date of such subdivision, shall be the same dates as the record and payment date, respectively, for the corresponding stock or share dividend or other distribution declared on the Delaware Common Stock.

(d)

Partial Payment. If on any payment date for any dividends or other distributions declared on the Exchangeable Shares under Section 26.3(a) the dividends or other distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or other distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends or other distributions.

(e)

Economic Equivalence. The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the Board of Directors may determine), “economic equivalence” for the purposes of the Exchangeable Share Provisions and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(i)

in the case of any stock or share dividend or other distribution payable in Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of Delaware Common Stock previously outstanding;

(ii)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Delaware Common Stock or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each share of Delaware Common Stock and the Current Market Price of a share of Delaware Common Stock, the price volatility of the Delaware Common Stock and the terms of any such instrument;

(iii)

in the case of the issuance or distribution of any other form of property including, without limitation, any shares or securities of Parent of any class other than Delaware Common Stock, any rights, options or warrants other than those referred to in Section 26.3(e)(ii), any evidences of indebtedness of Parent or any assets of Parent (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of Delaware Common Stock and the Current Market Price of a share of Delaware Common Stock;

(iv)

in the case of any subdivision, redivision or change of the then outstanding Delaware Common Stock into a greater number of Delaware Common Stock or the reduction, combination, consolidation or change of the then outstanding Delaware Common Stock into a lesser number of Delaware Common Stock or any amalgamation, merger, arrangement, reorganization or other transaction affecting the Delaware Common Stock, the effect thereof upon the then outstanding Delaware Common Stock; and

(v)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Delaware Common Stock as a result of differences between taxation Laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(f)

Subdivision on Stock or Share Dividend. In the case of a stock or share dividend declared on Delaware Common Stock to be paid in Delaware Common Stock, in lieu of declaring the stock or share dividend contemplated by Section 26.3(a)(ii) on the Exchangeable Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable Law and to obtaining any required regulatory approvals, subdivide, redivide or change each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before such subdivision becomes a number of Exchangeable Shares equal to the sum of (i) one share of Delaware Common Stock, and (ii) the number of Delaware Common Stock to be paid as a share dividend on each share of Delaware Common Stock. In such instance, and notwithstanding any other provision hereof, such subdivision shall become effective on the effective date specified in Section 26.3(c) without any further act or formality on the part of the holders of Exchangeable Shares. For greater certainty, subject to applicable Law, no approval of the holders of Exchangeable Shares to an amendment to these Articles shall be required to give effect to such subdivision.

(g)

Share Consolidation. In the case of a consolidation of shares of Delaware Common Stock, the Board of Directors may, in good faith and in its discretion and subject to applicable Law and to obtaining any required regulatory approvals, consolidate each issued and unissued Exchangeable Share on the same basis concurrently with, or as soon as practicable following, the consolidation of the shares of Delaware Common Stock (and to ensure that the Exchangeable Share Exchange Ratio does not decrease as a result of the consolidation of the shares of Delaware Common Stock). For greater certainty, subject to applicable Law, no approval of the holders of Exchangeable Shares to an amendment to these Articles shall be required to give effect to such consolidation.

26.4 Certain Restrictions. So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 26.11(b):

(a)

pay any dividends or other distributions on any shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or other distributions (other than the Common Shares), other than stock or share dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)

redeem or purchase or make any capital distribution in respect of any shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or other distributions (other than the Common Shares) in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(c)

redeem or purchase or make any capital distribution in respect of any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or other distributions in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs; or

(d)

issue any Exchangeable Share or any other shares ranking equally with, or superior to, the Exchangeable Shares, other than, in each case, by way of stock or share dividends to the holders of such Exchangeable Shares or pursuant to a shareholders rights plan adopted by the Company;

provided, however, that the restrictions in this Section 26.4 shall not apply if, in connection with all dividends or other distributions declared and paid on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement): (i) all dividends or other distributions on the outstanding Exchangeable Shares shall have been declared and paid in full on the Exchangeable Shares, or (ii) the Exchangeable Share Exchange Ratio shall have been adjusted in accordance with these Exchangeable Share Terms, in each case, prior to or as at the date of any such event referred to in this Section 26.4.

26.5 Liquidation.

(a)

Liquidation Amount. Subject to applicable Laws and the due exercise by CallCo of the Liquidation Call Right (which shall itself be subject to the sale and purchase contemplated by the Automatic Exchange Right), in the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution, winding-up or other distribution (the “Liquidation Date”), before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to dividends or other distributions an amount per share (the “Liquidation Amount”) equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date, which price shall be satisfied in full by the Company delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Liquidation Amount for each Exchangeable Share held by such holder.

(b)

Payment of Liquidation Amount. In the case of a distribution pursuant to Section 26.5(a), and provided that the sale and purchase contemplated by the Automatic Exchange Right has not occurred and that the Liquidation Call Right has not been exercised by CallCo, on or promptly after the Liquidation Date, the Company shall deliver or cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share, upon presentation and surrender of the Exchangeable Share Documents representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, together with such additional documents, instruments and payments as the Transfer Agent or the Company may reasonably require, at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of such holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration such holder is entitled to receive pursuant to Section 26.5(a). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive, without interest, their proportionate part of the aggregate Liquidation Amount, unless payment of the aggregate Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of Exchangeable Share Documents and other required documents in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner so provided. The Company shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited in a custodial account with, any chartered bank or trust company the Liquidation Amount in respect of the Exchangeable Shares represented by Exchangeable Share Documents that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares as of the date of such deposit shall be limited to receiving its proportionate part of the aggregate Liquidation Amount for such Exchangeable Shares so deposited, without interest, and all dividends and other distributions with respect to the Delaware Common Stock to which such holder is entitled with a record date on or after the date of such deposit and before the date of transfer of such Delaware Common Stock to such holder against presentation and surrender of the Exchangeable Share Documents for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Delaware Common Stock delivered to them or the custodian on their behalf.

(c)

No Right to Participate in Further Distributions. After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the aggregate Liquidation Amount per Exchangeable Share pursuant to this Section 26.5, such holders shall not be entitled to share in any further distribution of the assets of the Company.

26.6 Retraction of Exchangeable Shares.

(a)	Retraction at Option of Holder

(i)

Subject to applicable Laws and the due exercise by CallCo of the Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Company to redeem (at the holder’s discretion) any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Price”), which price shall be satisfied in full by the Company or CallCo, as applicable, delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price. A holder of Exchangeable Shares must give notice of such request to redeem or purchase by presenting and surrendering to any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Documents representing the Exchangeable Shares that such holder desires to have the Company redeem or CallCo purchase, as applicable, together with (A) such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, together with such additional documents, instruments and payments as the Transfer Agent or the Company may reasonably require, and (B) a duly executed request (the “Retraction Request”) in the form of the Appendix attached hereto or in such other form as may be acceptable to the Company:

(A)

specifying that such holder desires to have all or any number specified therein of the Exchangeable Shares represented by such Exchangeable Share Documents (the “Retracted Shares”) redeemed by the Company or purchased by CallCo, as applicable;

(B)

stating the Business Day on which the holder desires to have the Company redeem or CallCo purchase the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall not be less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Transfer Agent on behalf of the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Transfer Agent on behalf of the Company, subject to Section 26.6(a)(v); and

(C)

acknowledging the overriding right (the “Retraction Call Right”) of CallCo to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to CallCo in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Right Purchase Price and on the other terms and conditions set out in Section 26.6(b).

(ii)	In the case of a redemption or purchase of Exchangeable Shares pursuant to this Section 26.6(a), upon receipt by the Transfer Agent in the manner specified in Section 26.6(a)(i) of one or more

Exchangeable Share Documents representing the number of Exchangeable Shares which the holder desires to have the Company redeem or CallCo purchase, together with a duly executed Retraction Request and such additional documents and instruments specified in Section 26.6(a)(i) or that the Company or the Transfer Agent may reasonably require, and provided that (A) the Retraction Request has not been revoked by the holder of such Retracted Shares in the manner specified in Section 26.6(a)(iv), and (B) CallCo has not exercised the Retraction Call Right, the Company shall redeem or CallCo shall purchase, as applicable, the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Company or CallCo shall deliver or cause to be delivered to such holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the Retraction Request or by holding for pick-up by the holder at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Price and such delivery of such Exchangeable Share Consideration by or on behalf of the Company by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such Exchangeable Share Consideration, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation. If only a part of the Exchangeable Shares represented by any Exchangeable Share Document is redeemed or purchased, a new Exchangeable Share Document for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company. On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive the aggregate Retraction Price in respect thereof, unless payment of the aggregate Retraction Price payable to such holder shall not be made upon presentation and surrender of the Exchangeable Share Documents and other required documents in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner so provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of the Exchangeable Share Documents and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company shall thereafter be considered and deemed for all purposes to be a holder of the Delaware Common Stock delivered to such holder.

(iii)

Notwithstanding any other provision of this Section 26.6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request if and to the extent that such redemption or purchase of Retracted Shares, as applicable, would be contrary to solvency requirements or other provisions of applicable Laws. If the Company believes, after due enquiry, that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that (A) CallCo has not exercised the Retraction Call Right with respect to such Retracted Shares, and (B) the holder has not required that CallCo purchase such Retracted Shares as contemplated under Section 26.6(a)(i), then the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Share Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable Laws, the Company shall redeem Retracted Shares in accordance with Section 26.6(a)(ii) on a pro rata basis in proportion to the total number of Exchangeable Shares tendered for retraction and shall issue to each holder of Retracted Shares a new Share Exchange Document, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to Section 26.6(a)(ii). If the Company would otherwise be obligated to redeem Retracted Shares pursuant to Section 26.6(a)(ii) but is not obligated to do so as a result of solvency requirements or other provisions of applicable Laws, the holder of any such Retracted Shares not redeemed by the Company pursuant to Section 26.6(a)(ii) as a result of solvency requirements or other provisions of applicable Laws shall be deemed, by delivery of the Retraction Request, to have instructed the Transfer Agent to require CallCo to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by CallCo to such holder of the aggregate Retraction Price in respect of such Retracted Shares, all as more specifically provided for in the Voting and Exchange Trust Agreement.

(iv)

A holder of Retracted Shares may, by notice in writing given by the holder to any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to CallCo shall be deemed to have been revoked.

(v)	Notwithstanding any other provision of this Section 26.6(a), if:

(A)

exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Company to redeem any Exchangeable Shares pursuant to this Section 26.6(a) on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of the NYSE to the listing and trading (subject to official notice of issuance) of the Delaware Common Stock that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

(B)

as a result of (A) above, it would not be practicable (notwithstanding the reasonable endeavours of Parent) to obtain such approvals in time to enable all or any of such Delaware Common Stock to be admitted to listing and trading by the NYSE (subject to official notice of issuance) when so delivered; the Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second Business Day immediately following the date the approvals referred to in Section 26.6(a)(v)(A) are obtained and (ii) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by the Company, and references in these Exchangeable Share Provisions to such Retraction Date shall be construed accordingly.

(b)	Retraction Call Rights

(i)

In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 26.6(a), and subject to the limitations set forth in Section 26.6(a)(ii), the Retraction Call Right will be available to CallCo, notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to Section 26.6(a), to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by CallCo of an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Call Right Purchase Price”), which price shall be satisfied in full by CallCo delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price. Upon the exercise of the Retraction Call Right in respect of Retracted Shares, the holder of such Retracted Shares shall be obligated to sell all of such Retracted Shares to CallCo on the Retraction Date on payment by CallCo of the aggregate Retraction Call Right Purchase Price in respect of such Retracted Shares as set forth in this Section 26.6(b)(i).

(ii)	Upon receipt by the Transfer Agent of a Retraction Request, the Transfer Agent shall immediately notify the Company and CallCo thereof and shall provide CallCo with a copy of the Retraction

Request. In order to exercise its Retraction Call Right, CallCo must notify the Transfer Agent in writing of its determination to do so (a “Retraction Call Notice”) within five Business Days after the Transfer Agent notifies CallCo of the Retraction Request. If CallCo does not so notify the Transfer Agent within such five Business Day period, then the Transfer Agent shall notify the holder as soon as possible thereafter that CallCo will not exercise the Retraction Call Right. If CallCo delivers a Retraction Call Notice within such five Business Day period and duly exercises its Retraction Call Right in accordance with this Section 26.6(b)(ii), the obligation of the Company to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder of such Retracted Shares in the manner specified in Section 26.6(a)(iv), CallCo shall purchase from such holder and such holder shall sell to CallCo on the Retraction Date the Retracted Shares for an amount per share equal to the Retraction Call Right Purchase Price. Provided that the aggregate Retraction Call Right Purchase Price has been so deposited with the Transfer Agent as provided in Section 26.6(b)(iii), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date.

(iii)

For the purpose of completing a purchase of Retracted Shares pursuant to the exercise of the Retraction Call Right, CallCo shall deliver or cause to be delivered to the holder of such Retracted Shares, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price to which such holder is entitled, and such delivery of Exchangeable Share Consideration on behalf of CallCo shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Right Purchase Price to the extent that the same is represented by such Exchangeable Share Consideration, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation.

(iv)

If CallCo does not notify the Transfer Agent in accordance with Section 26.6(b)(ii) of its intention to exercise the Retraction Call Right in the manner and timing described therein, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Transfer Agent) that CallCo exercise the Retraction Call Right in respect of the shares covered by the notice.

(v)

On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive the aggregate Retraction Call Right Purchase Price in respect thereof, unless payment of the aggregate Retraction Call Right Purchase Price payable to such holder shall not be made upon presentation and surrender of Exchangeable Share Documents and other required documents in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Right Purchase Price has been paid in the manner so provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of Exchangeable Share Documents and payment of such aggregate Retraction Call Right Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by CallCo shall thereafter be considered and deemed for all purposes to be a holder of the Delaware Common Stock delivered to such holder.

26.7 Redemption of Exchangeable Shares by the Company.

(a)	Redemption Amount. Subject to applicable Laws and the due exercise by CallCo of the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its affiliates) for an amount per share (the “Redemption Price”) equal to the Exchangeable Share Price on the last Business Day prior to the Redemption Date, which price shall be satisfied in full by the Company delivering or causing to be delivered to each holder of Exchangeable Shares the Exchangeable Share Consideration for each Exchangeable Share held by such holder.

(b)

Notice of Redemption. In the case of a redemption of Exchangeable Shares pursuant to Section 26.7(a), the Company shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Control Transaction), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by CallCo under the Redemption Call Right of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Parent Control Transaction, the written notice of the redemption by the Company or the purchase by CallCo of the Exchangeable Shares under the Redemption Call Right will be sent on or before the Redemption Date, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

(c)

Payment of Redemption Price. On or promptly after the Redemption Date, and provided that the Redemption Call Right has not been exercised by CallCo, the Company shall deliver or cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender of the Exchangeable Share Document representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, together with such additional documents, instruments and payments as the Transfer Agent or the Company may reasonably require, at any office of the Transfer Agent as may be specified by notice to the holders of the Exchangeable Shares. Payment of the Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Redemption Price. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive, without interest, their proportionate part of the aggregate Redemption Price, unless payment of the aggregate Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of Exchangeable Share Documents in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner so provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as provided to deposit or cause to be deposited the aggregate Redemption Price (in the form of Exchangeable Share Consideration) of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by Exchangeable Share Documents that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest earned on such deposit shall belong to the Company. Provided that such aggregate Redemption Price has been so deposited prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Shares in respect of which such deposit shall have been made shall be redeemed and the rights of the holders thereof after the Redemption Date shall be limited to receiving, without interest, their proportionate part of the aggregate Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the Exchangeable Share Documents for the Exchangeable Shares held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Delaware Common Stock delivered to them or the custodian on their behalf.

26.8 Purchase by Private Agreement. Subject to applicable Laws and the articles of the Company, and notwithstanding Section 26.7(b), the Company may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with the holder thereof.

26.9 Voting Rights. Except as required by applicable Laws and by Section 26.11, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not be entitled to class votes except as required by applicable Law.

26.10 Specified Amount. The “specified amount” for the purposes of subsection 191(4) of the Income Tax Act (Canada) in respect of each Exchangeable Share shall be the amount specified by a director or officer of the Company in a resolution that is entered into in connection with the issuance of the Exchangeable Shares of the Company (expressed as a dollar amount).

26.11 Amendment and Approval.

(a)

Amendment. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as specified below.

(b)

Approval. Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares either in accordance with applicable Laws or as expressly provided under these Exchangeable Share Provisions shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable Laws, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided, however, that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

26.12 Reciprocal Changes in Respect of Delaware Common Stock.

(a)

Acknowledgement in Respect of Issuances or Distributions. The Company and each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Parent will not, except as provided in the Support Agreement, without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b):

(i)

issue or distribute Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock) to the holders of all or substantially all of the then outstanding Delaware Common Stock by way of stock or share dividend or other distribution, other than an issue of Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock) to holders of Delaware Common Stock who exercise an option to receive dividends in Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock) in lieu of receiving cash dividends, or pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement;

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Delaware Common Stock entitling them to subscribe for or to purchase Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding Delaware Common Stock:

(A)	shares or securities of Parent of any class other than Delaware Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire Delaware Common Stock);

(B)	rights, options or warrants other than those referred to in Section 26.12(a)(ii) above;

(C)	evidence of indebtedness of Parent; or

(D)	assets of Parent;

unless, in each case, the Company issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Transaction Agreement and the Plan of Arrangement; provided, further, that the foregoing limitations and restrictions set forth in this Section 26.12(a) shall not apply to actions taken by Parent relating to a Preferred Stock Rights Agreement.

(b)

Acknowledgement in Respect of Corporate Changes. Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that for so long as any Exchangeable Shares not owned by Parent or its affiliates are outstanding, Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b):

(i)	subdivide, redivide or change the then outstanding Delaware Common Stock into a greater number of Delaware Common Stock;

(ii)	reduce, combine, consolidate or change the then outstanding Delaware Common Stock into a lesser number of Delaware Common Stock; or

(iii)	reclassify or otherwise change the Delaware Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the Delaware Common Stock;

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Transaction Agreement and the Plan of Arrangement; provided, further, that the foregoing limitations and restrictions set forth in this Section 26.12(b) shall not apply to actions taken by Parent relating to a Preferred Stock Rights Agreement. The Support Agreement further provides, in part, that the above noted provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b). Accordingly, and notwithstanding any provision to the contrary contained elsewhere in these Articles, the Company may, by way of a resolution of the Board of Directors (i) subdivide, redivide or change the then outstanding Exchangeable Shares into a greater number of Exchangeable Shares, or (ii) reduce, combine, consolidate or change the then outstanding Exchangeable Shares into a lesser number of Exchangeable Shares, to give effect to an economically equivalent change in the rights of the holders of the Exchangeable Shares to any similar change made to the Delaware Common Stock under Sections 26.12(b)(i) or 26.12(b)(ii) respectively, as applicable.

(c)	Successorship Transaction. Notwithstanding the foregoing provisions of this Section 26.12, in the event of a Parent Control Transaction:

(i)

in which Parent merges or amalgamates with, or in which all or substantially all of the then outstanding Delaware Common Stock are acquired by one or more other corporations to which Parent is, immediately before such merger, amalgamation or acquisition, related within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(ii)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of such term in Section 26.1(a); and

(iii)

in which all or substantially all of the then outstanding Delaware Common Stock are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Parent Control Transaction, owns or controls, directly or indirectly, Parent;

then all references herein to “Parent” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Delaware Common Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption, retraction or purchase of shares pursuant to these Exchangeable Share Provisions, the Support Agreement and the Voting and Exchange Trust Agreement (as applicable) immediately subsequent to the Parent Control Transaction, being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption, retraction or purchase of such shares pursuant to these Exchangeable Share Provisions, the Support Agreement and the Voting and Exchange Trust Agreement (as applicable), had occurred immediately prior to the Parent Control Transaction and the Parent Control Transaction was completed), but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

26.13 Actions by the Company under Support Agreement and the Voting and Exchange Trust Agreement

(a)

Actions by the Company. The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent, CallCo and the Company with all provisions of the Support Agreement and the Voting and Exchange Trust Agreement applicable to Parent, CallCo and the Company, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreements.

(b)

Changes to Support Agreement or Voting and Exchange Trust Agreement. The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Voting and Exchange Trust Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b) other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(i)

adding to the covenants of any or all of the other parties to the Support Agreement or the Voting and Exchange Trust Agreement if the board of directors of each of Parent, CallCo and the Company shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(ii)

evidencing the succession of successors to Parent either by operation of Law or agreement to the liabilities and covenants of Parent under the Support Agreement (“Parent Successors”) and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 3 of the Support Agreement;

(iii)

making such amendments or modifications not inconsistent with the Support Agreement and the Voting and Exchange Trust Agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the board of directors of each of Parent, CallCo and the Company, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments and modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(iv)

making such changes in or corrections to the Support Agreement and the Voting and Exchange Trust Agreement which, on the advice of counsel to Parent, CallCo and the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the board of directors of each of Parent, CallCo and the Company shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

26.14 Legend; Call Rights; Withholding Rights.

(a)

Legend. The Exchangeable Share Documents evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors with respect to the Support Agreement, including provisions relating to the Liquidation Call Right, the Redemption Call Right and the Change of Law Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) and the Retraction Call Right.

(b)

Call Rights. Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Redemption Call Right, the Change of Law Call Right and the Retraction Call Right, in each case, in favour of CallCo, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of CallCo as provided herein and in the Support Agreement.

(c)

Withholding Rights. Each of Parent, the Company, CallCo, the Transfer Agent and any other person that has any withholding obligation with respect to any amount paid, deemed paid or otherwise deliverable to any holder of Exchangeable Shares (any such person, an “Other Withholding Agent”) shall be entitled to deduct and withhold or direct Parent, the Company, CallCo, the Transfer Agent, or any Other Withholding Agent to deduct and withhold on their behalf, from any amount or consideration paid, deemed paid or otherwise deliverable to any holder of Exchangeable Shares such amounts as are required to be deducted or withheld with respect to such payment or deemed payment under the Income Tax Act (Canada) or United States Tax Laws or any provision of federal, provincial, territorial, state, local, foreign or other Tax Law, in each case, as amended or succeeded. Parent, the Company, CallCo, the Transfer Agent, or any Other Withholding Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares to whom such amounts would otherwise have been paid or deemed paid and such deducted or withheld amounts shall be timely remitted to the appropriate Governmental Authority as required by applicable Law. To the extent that the amount so required to be deducted or withheld from any payment or deemed payment to a holder exceeds the cash portion of the amount or consideration otherwise payable to the holder (such difference, a “Withholding Shortfall”), Parent, the Company, CallCo, the Transfer Agent, and any Other Withholding Agent are hereby authorized to (A) (i) sell or otherwise dispose of, or direct Parent, the Company, CallCo, the Transfer Agent or any Other Withholding Agent to sell or otherwise dispose of, on their own account or through a broker (the “Broker”) and on behalf of the relevant holder or (ii) require such holder to irrevocably direct the sale through a Broker and irrevocably direct the Broker pay the proceeds of such sale to Parent, the Company, CallCo, the Transfer Agent or any Other Withholding Agent, as appropriate (and, in the absence of such irrevocable direction, the holder shall be deemed to have provided such irrevocable direction), such portion of the amount or consideration as is necessary to provide sufficient funds (after deducting commissions payable to the Broker and other costs and expenses) to Parent, the Company, CallCo, the Transfer Agent or any Other Withholding Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, the Company, CallCo, the Transfer Agent or any Other Withholding Agent, as the case may be, shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale or (B) require such holder to deliver a Retraction Request for a number of Exchangeable Shares that would entitle such holder to net proceeds greater than or equal to the Withholding Shortfall and withhold the Withholding Shortfall from such net proceeds and remit to such holder any unapplied balance of the net proceeds. Each of Parent, CallCo, the Company, the Transfer Agent, the Broker or any Other Withholding Agent, as applicable, shall act in a commercially reasonable manner in respect of any withholding obligation; however, none of Parent, the Company, CallCo, the Transfer Agent, the Broker or any Other Withholding Agent, as applicable, will be liable for any loss arising out of any sale or other disposal of such consideration, including any loss relating to the manner or timing of such sale or other disposal, the prices at which the consideration is sold or otherwise disposed of or otherwise.

26.15 Notices.

(a)

Notices. Subject to applicable Laws, and except as otherwise provided herein, any notice, request or other communication to be given to the Company or the Transfer Agent by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or personal delivery or delivery by courier to the registered office of the Company or Transfer Agent, as applicable, and in each case, addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company or the Transfer Agent, as applicable.

(b)

Exchangeable Share Documents. Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of Exchangeable Share Documents representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction. redemption or purchase of Exchangeable Shares shall be made by first class mail (postage prepaid) or by personal delivery or delivery by to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the Secretary of the Company. Any such presentation and surrender of Exchangeable Share Documents shall only be deemed to have been made and to be effective upon actual receipt thereof by the Transfer Agent. Any such presentation and surrender of Exchangeable Share Documents made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

(c)	Notice to Shareholders.

(i)	Subject to applicable Laws, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by personal delivery or delivery by courier to the address of the holder recorded in the register of shareholders of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

(ii)

In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Company shall make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by Law, if post offices in Canada are not open for the deposit of mail, any notice which the Company or the Transfer Agent may give or cause to be given hereunder will be deemed to have been properly given and to have been received by holders of Exchangeable Shares it is published once in the national edition of The Globe and Mail and in a daily newspaper of general circulation in the French language in the City of Montreal, provided that if the national edition of The Globe and Mail is not being generally circulated, publication thereof will be made in the National Post or any other daily newspaper of general circulation published in the City of Toronto.

(iii)

Notwithstanding any other provisions of these Exchangeable Share Provisions, notices, other communications and deliveries need not be mailed if the Company determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including Exchangeable Share Documents and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as the Company has determined that delivery by mail will no longer be delayed. The Company will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 26.15(c). Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

26.16 Disclosure of Interests in Exchangeable Shares. The Company shall be entitled to require any holder of an Exchangeable Share or any person whom the Company knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to (a) confirm that fact, or (b) give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity securities” of the Company) under section 5.2 of National Instrument 62-104 Take-Over Bids and Issuer Bids or as would be required under the constating documents of Parent or any Laws or regulations, or pursuant to the rules or regulations of any regulatory agency, if and only to the extent that the Exchangeable Shares were Delaware Common Stock.

26.17 Fractional Shares. A holder of an Exchangeable Share shall not be entitled to any fraction of a share of Delaware Common Stock upon the exchange, redemption or purchase of such holder’s Exchangeable Share pursuant to Sections 26.5, 26.6 and 26.7 or otherwise, and no Exchangeable Share Certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest shall be entitled to receive for such fractional interest from the Company, Parent or CallCo, as the case may be, a cash payment equal to such fractional interest multiplied by the Current Market Price as part of the Exchangeable Share Consideration.

26.18 Liquidation Call Right. CallCo shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)

CallCo shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, pursuant to these Exchangeable Share Provisions, and subject to the purchase and sale contemplated by the Automatic Exchange Right, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by CallCo to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Call Purchase Price”) in accordance with Section 26.18(c). In the event of the exercise of the Liquidation Call Right by CallCo each such holder of Exchangeable Shares (other than Parent and its affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to CallCo on the Liquidation Date upon payment by CallCo to such holder of the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share, and the Company shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased.

(b)

To exercise the Liquidation Call Right, CallCo must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right (i) in the case of a voluntary liquidation, dissolution or winding-up of the Company or any other voluntary distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least fifteen (15) Business Days before the Liquidation Date, or (ii) in the case of an involuntary liquidation, dissolution or winding-up of the Company or any other involuntary distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least five (5) Business Days before the Liquidation Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not CallCo has exercised the Liquidation Call Right forthwith after the expiry of the period during which CallCo may exercise the Liquidation Call Right. If CallCo exercises the Liquidation Call Right, then on the Liquidation Date, CallCo will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)

Subject to Section 26.18(d), for the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, CallCo shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the aggregate Liquidation Call Purchase Price for all holders of the Exchangeable Shares (other than Parent and its affiliates). Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Liquidation Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Liquidation Call Purchase Price, without interest, upon presentation and surrender by the holder of Exchangeable Share Documents representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Delaware Common Stock which such holder is entitled to receive. Upon surrender to the Transfer Agent of Exchangeable Share Documents representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of CallCo, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)

If CallCo does not notify the Transfer Agent and the Company in accordance with Section 26.18(b) of its intention to exercise the Liquidation Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company) that CallCo exercise the Liquidation Call Right in respect of the shares covered by the notice, in which case, CallCo shall be deemed of have exercised the Liquidation Call Right and will be bound thereby.

26.19 Redemption Call Right. CallCo shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)

Notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to these Exchangeable Share Provisions, CallCo shall have the overriding right (the “Redemption Call Right”) to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by CallCo to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Redemption Date (the “Redemption Call Purchase Price”) in accordance with Section 26.19(c). In the event of the exercise of the Redemption Call Right by CallCo, each such holder of Exchangeable Shares (other than Parent and its affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to CallCo on the Redemption Date upon payment by CallCo to such holder of the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share, and the Company shall have no obligation to redeem, or to pay the redemption price otherwise payable by the Company in respect of the Exchangeable Shares so purchased.

(b)

To exercise the Redemption Call Right, CallCo must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right (i) in the case of a redemption occurring in connection with a Parent Control Transaction, on or before the Redemption Date, and (ii) in any other case, at least fifteen (15) Business Days before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not CallCo has exercised the Redemption Call Right forthwith after the expiry of the period during which CallCo may exercise the Redemption Call Right. If CallCo exercises the Redemption Call Right, CallCo will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) will sell, on the Redemption Date, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)

Subject to Section 26.19(d), for the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, CallCo shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the aggregate Redemption Call Purchase Price for all holders of the Exchangeable Shares (other than Parent and its affiliates). Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Redemption Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Redemption Call Purchase Price, without interest, upon presentation and surrender by the holder of Exchangeable Share Documents representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Delaware Common Stock which such holder is entitled to receive. Upon surrender to the Transfer Agent of Exchangeable Share Documents representing the Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of CallCo shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)

If CallCo does not notify the Transfer Agent and the Company in accordance with Section 26.19(b) of its intention to exercise the Redemption Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company) that CallCo exercise the Redemption Call Right in respect of the shares covered by the notice, in which case, CallCo shall be deemed of have exercised the Redemption Call Right and will be bound thereby.

26.20 Change of Law Call Right. CallCo shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)

CallCo shall have the overriding right (the “Change of Law Call Right”), in the event of a Change of Law, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) on the Change of Law Call Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by CallCo to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Change of Law Call Date (the “Change of Law Call Purchase Price”) in accordance with Section 26.20(b). In the event of the exercise of the Change of Law Call Right by CallCo each such holder of Exchangeable Shares (other than Parent and its affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to CallCo on the Change of Law Call Date upon payment by CallCo to such holder of the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share.

(b)

To exercise the Change of Law Call Right, CallCo must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right at least fifteen (15) Business Days before the date (the “Change of Law Call Date”) on which CallCo shall acquire the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right. The Transfer Agent will notify the holders of the Exchangeable Shares as to CallCo exercising the Change of Law Call Right forthwith after receiving notice of such exercise from CallCo. If CallCo exercises the Change of Law Call Right, then on the Change if Law Call Date, CallCo will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)

Subject to Section 26.20(d), for the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, CallCo shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the Exchangeable Share Consideration representing the aggregate Change of Law Call Purchase Price for all holders of Exchangeable Shares (other than Parent and its affiliates). Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Change of Law Call Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Change of Law Call Purchase Price, without interest, upon presentation and surrender by the holder of Exchangeable Share Documents representing the Exchangeable Shares held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of the Delaware Common Stock which such holder is entitled to receive. Upon surrender to the Transfer Agent of a Exchangeable Share Documents representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of CallCo shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)

If CallCo does not notify the Transfer Agent and the Company in accordance with Section 26.20(b) of its intention to exercise the Change of Law Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company) that CallCo exercise the Change of Law Call Right in respect of the shares covered by the notice, in which case, CallCo shall be deemed of have exercised the Change of Law Call Right and will be bound thereby.

(e)

It is the intention of the Company, CallCo and Parent that the Exchangeable Shares are treated as shares of Parent for U.S. federal income tax purposes and the provisions of these Articles shall be interpreted in a manner consistent with the foregoing. The Company shall not take any position for U.S. federal income tax purposes that is inconsistent with the foregoing except to the extent otherwise required by a change in law (it being understood that this Section 26.20(e)shall not prevent the Company from taking any action that is explicitly contemplated in these Articles).

EXHIBIT B

NOTICE OF EXERCISE

[TO BE PRINTED ON EXCHANGEABLE SHARE DOCUMENTS]

TO:	Computershare Trust Company of Canada (the “Share Trustee”)
COPY TO:	Zymeworks CallCo ULC (“CallCo”)

Notice is given pursuant to Section 5.1 of the Voting and Exchange Trust Agreement (as defined in the special rights or restrictions (the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares of Zymeworks ExchangeCo Ltd. (“ExchangeCo”) represented by this Exchangeable Share Document and all capitalized words and expressions used in this Notice of Exercise that are defined in the Voting and Exchange Trust Agreement have the meanings ascribed to such words and expressions in such Voting and Exchange Trust Agreement.

The undersigned hereby notifies the share Trustee that the undersigned desires to have CallCo (and failing CallCo, Parent, subject to Parent’s right to cause CallCo to fulfill Parent’s obligations hereunder) to purchase the following pursuant to the Exchange Right as a result of the continuance of an Insolvency Event:

☐	all share(s) represented by this Exchangeable Share Document

☐	share(s) represented by this Exchangeable Share Document

This Notice of Exercise may not be revoked and withdrawn by the undersigned.

The undersigned hereby represents and warrants to CallCo, Parent and the Share Trustee that the undersigned: (select one)

☐	is

☐	is not

a resident of Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS A RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE PURCHASE OF THE EXCHANGEABLE SHARES.

The undersigned hereby represents and warrants to CallCo, Parent and the Share Trustee that the undersigned has good title to, and owns, the share(s) represented by this Exchangeable Share Document to be acquired by CallCo or Parent, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐

Please check box if the securities and any cheque(s) resulting from the purchase of the Exchangeable Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such Exchangeable Share Document and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

Note: This panel must be completed and this Notice of Exercise, together with the Exchangeable Share Documents and such additional documents and payments (including, without limitation, any applicable stamp taxes) as the Transfer Agent, CallCo, Parent of the Share Trustee may require, must be deposited with the Share Trustee. The securities and any cheque(s) resulting from the purchase of the Exchangeable Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of ExchangeCo and the securities (or evidence of the electronic registration thereof) and any cheque(s) resulting from such purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

Note: If this Notice of Exercise is for less than all of the shares represented by this Exchangeable Share Document, an Exchangeable Share Document representing the remaining share(s) of ExchangeCo represented by this Exchangeable Share Document will be issued and registered in the name of the shareholder as it appears on the register of ExchangeCo.

EXHIBIT E

EXCHANGEABLE SHARE PROVISIONS

ARTICLE 26

SPECIAL RIGHTS OR RESTRICTIONS ATTACHED TO THE EXCHANGEABLE SHARES

The Exchangeable Shares of the Company shall have the following rights, privileges, restrictions and conditions:

26.1 Interpretation

(a)	Definitions. For the purposes of these Exchangeable Share Provisions:

“affiliate” means, with respect to any person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with, such person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Article 26, “affiliate” does not include any stockholders of Parent (other than Zymeworks Inc.), or directors or executive officers of Zymeworks Inc., Parent, the Company or CallCo.

“Automatic Exchange Right” has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“Board of Directors” means the board of directors of the Company.

“Broker” has the meaning ascribed thereto in Section 26.14(c).

“Business Day” means a day on which banks are generally open for the transaction of commercial business in Vancouver, British Columbia, and New York, New York, but does not in any event include a Saturday or Sunday or statutory holiday in Vancouver, British Columbia, or New York, New York.

“CallCo” means Zymeworks CallCo ULC, a corporation existing under the laws of the Province of British Columbia.

“Canadian Resident” means either (i) a person who, at the relevant time, is a resident of Canada for purposes of the Income Tax Act (Canada), or (ii) a partnership that is a “Canadian partnership” for purposes of the Income Tax Act (Canada).

“Change of Law” means any amendment to the Income Tax Act (Canada) and other applicable provincial income Tax Laws that permits Canadian Resident holders of the Exchangeable Shares, who hold the Exchangeable Shares as capital property and deal at arm’s length with Parent and the Company (all for the purposes of the Income Tax Act (Canada) and other applicable provincial income Tax Laws), to exchange their Exchangeable Shares for Delaware Common Stock on a basis that will not require such holders to recognize any income, gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Income Tax Act (Canada) or applicable provincial income Tax Laws.

“Change of Law Call Date” has the meaning ascribed thereto in Section 26.20(b).

“Change of Law Call Purchase Price” has the meaning ascribed thereto in Section 26.20(a).

“Change of Law Call Right” has the meaning ascribed thereto in Section 26.20(a).

“Common Shares” means the common shares in the capital of the Company.

“Current Market Price” means, in respect of Delaware Common Stock on any date, the average closing price of a share of Delaware Common Stock on the NYSE during the period of 20 consecutive trading days ending on the third trading day immediately before such date or, if the Delaware Common Stock are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the Delaware Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Delaware Common Stock during such period does not reflect the fair market value of a share of Delaware Common Stock, then the Current Market Price of a share of Delaware Common Stock shall be determined by the Board of Directors, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate; and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding, absent manifest error.

“Delaware Common Stock” means shares of Parent’s common stock, par value US$0.00001 per share.

“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement.

“Exchangeable Share Consideration” means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Company in respect of such Exchangeable Share, or purchase of such Exchangeable Share pursuant to these Exchangeable Share Provisions or the Support Agreement or the Voting and Exchange Trust Agreement:

(i)

one share of Delaware Common Stock multiplied by the Exchangeable Share Exchange Ratio on the Business Day immediately preceding the date on which the Exchangeable Share Price in respect of the Exchangeable Share Consideration being delivered is calculated; plus

(ii)

a cheque or cheques payable at par at any branch of the bankers of the payor in the amount contemplated by clause (ii) and (iv) (and in respect of clause (iv), to the extent of a cash dividend that is payable), as applicable, of the definition of Exchangeable Share Price; plus

(iii)

such stock or other property contemplated by clause (iii) and (iv) (and in respect of clause (iv), to the extent of a non-cash dividend that is payable), as applicable, of the definition of Exchangeable Share Price;

provided that: (A) the part of the consideration which represents (i) above shall be fully paid and satisfied by the delivery of Delaware Common Stock, such shares to be duly issued, fully paid and nonassessable; (B) the part of the consideration which represents (iii) above shall be fully paid and satisfied by delivery of such non-cash items; (C) in each case, any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (D) in each case, any such consideration shall be paid without interest and less any tax required to be deducted and withheld therefrom.

“Exchangeable Share Document” means (i) a share certificate representing Exchangeable Shares, (ii) a non-transferable acknowledgement of a shareholder’s right to obtain a share certificate representing Exchangeable Shares, or (iii) a direct registration system advice (or similar document) evidencing the electronic registration of the ownership of Exchangeable Shares, as applicable.

“Exchangeable Share Exchange Ratio” means, at any time and in respect of each Exchangeable Share, an amount equal to 1.00000, as at the Effective Date, as cumulatively adjusted from time to time thereafter by increasing the Exchangeable Share Exchange Ratio on each date after the Effective Date on which the board of directors of Parent pays any dividend or other distribution on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement) by an amount, rounded to the nearest five decimal places, equal to (a)(i) the amount of such dividend or other distribution (which, in the case of a non-cash dividend, shall equal the fair value as determined by the Board of Directors in good faith and in its sole discretion), expressed on a per

Delaware Common Stock per share basis, multiplied (ii) by the Exchangeable Share Exchange Ratio in effect on the Business Day immediately preceding the record date set for such dividend or other distribution, divided by (b) the Current Market Price on the record date set for such dividend or other distribution, and any such adjustment shall be determined by the Board of Directors in good faith and in its sole discretion and any such determination by the Board of Directors shall be conclusive and binding; provided, however, that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the Board of Directors determines in good faith and in its sole discretion that the Company would be liable for any unrecoverable tax as a result of paying any such dividend or distribution and determines to adjust the Exchangeable Share Exchange Ratio in lieu of paying an equivalent dividend or other distribution on the Exchangeable Shares in accordance with these Exchangeable Share Provisions.

“Exchangeable Share Price” means, at any time, for each Exchangeable Share, an amount equal to the aggregate of the following:

(i)

the Current Market Price of one share of Delaware Common Stock at such time multiplied by the Exchangeable Share Exchange Ratio on the Business Day immediately preceding the date on which the Exchangeable Share Price is calculated;

(ii)

the full amount of all cash dividends (A) declared, payable and unpaid on the Exchangeable Share, plus (B) to the extent a cash dividend has been declared by Parent on the Delaware Common Stock at such time for which a corresponding cash dividend on the Exchangeable Share would be required to be, but has not yet been, declared at such time, then the undeclared and unpaid cash dividend on such Exchangeable Share of equal amount multiplied by the Exchangeable Share Exchange Ratio (but only to the extent the Company has not taken one of the alternative actions permitted under these Exchangeable Share Provisions to account for such declaration by Parent);

(iii)

the full amount of all non-cash dividends declared, payable and unpaid at such time on such Exchangeable Share (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement); and

(iv)

the full amount of all dividends declared and payable in respect of each share of Delaware Common Stock (as adjusted by the Exchangeable Share Exchange Ratio from time to time) which have not, at such time, been paid on such Exchangeable Share in accordance herewith or adjusted for under the Exchangeable Share Exchange Ratio, or otherwise accounted for in under clauses (ii) and (iii) above in this definition (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement).

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions set out in this Article 26.

“Exchangeable Shares” means the exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth in this Article 26.

“Governmental Authority” means any nation or government or any agency, public or regulatory authority, taxing authority, self-regulatory organization (including stock exchanges), instrumentality, department, commission, court, arbitrator (public or private), ministry, tribunal or board of any nation, government or political subdivision or delegated authority thereof, in each case, whether foreign or domestic and whether national, supranational, multinational, federal, provincial, territorial, state, regional, local or municipal.

“Law” means applicable statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of Law or bylaws, in each case, of a Governmental Authority.

“Liquidation Amount” has the meaning ascribed thereto in Section 26.5(a).

“Liquidation Call Purchase Price” has the meaning ascribed thereto in the Section 26.18(a).

“Liquidation Call Right” has the meaning ascribed thereto in the Section 26.18(a).

“Liquidation Date” has the meaning ascribed thereto in Section 26.5(a).

“NYSE” means the New York Stock Exchange.

“Other Withholding Agent” has the meaning ascribed thereto in Section 26.14(c).

“Parent” means Zymeworks Delaware Inc., a corporation existing under the Laws of the State of Delaware.

“Parent Control Transaction” shall be deemed to have occurred if:

(i)

any person acquires, directly or indirectly, any voting security of Parent and, immediately after such acquisition, directly or indirectly owns, or exercises control and direction over, voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of Parent, other than any such transaction which would result in the holders of outstanding voting securities of Parent immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the acquiring person outstanding immediately after such transaction;

(ii)

the shareholders of Parent approve a merger, combination, consolidation, recapitalization or reorganization of Parent, other than any such transaction which would result in the holders of outstanding voting securities of Parent immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction;

(iii)	the shareholders of Parent approve a liquidation of Parent;

(iv)	Parent sells or disposes of all or substantially all of its assets; or

(v)	any other transaction or series of related transactions having a substantially similar effect.

“Parent Dividend Declaration Date” means the date on which the board of directors of Parent declares any dividend or other distribution on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement).

“person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government or any other entity, whether or not having legal status.

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Exhibit A to the Transaction Agreement, including any appendices thereto, and any amendments, modifications or supplements thereto made from time to time in accordance with its terms.

“Preferred Stock Rights Agreement” means any preferred stock rights agreement that may now or in the future be adopted and entered into by Parent in respect of the Delaware Common Stock, to protect stockholders of Parent from coercive or otherwise unfair takeover tactics, in such form and substance as Parent may determine in its sole discretion.

“Redemption Call Purchase Price” has the meaning ascribed thereto in Section 26.19(a).

“Redemption Call Right” has the meaning ascribed thereto in Section 26.19(a).

“Redemption Date” means the date for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its affiliates), which date shall be the earlier of (a) the Sunset Date, and (b) the date, if any, established by the Board of Directors following the occurrence of any of the following:

(i)	the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by Parent and its affiliates) is less than 5% of the number of Exchangeable Shares issued on the Effective Date (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of, or stock or share dividend on, the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date as it may determine, upon at least 30 days’ prior written notice to the holders of the Exchangeable Shares and the Share Trustee;

(ii)

a Parent Control Transaction is proposed, in which case, provided the Board of Directors determines in good faith that it is not practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Parent Control Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its affiliates) is necessary to enable the completion of such Parent Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days prior written notice to the holders of the Exchangeable Shares and the Share Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i) or (ii) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption.

“Redemption Price” has the meaning ascribed thereto in Section 26.7(a).

“Retracted Shares” has the meaning ascribed thereto in Section 26.6(a)(i)(A).

“Retraction Call Notice” has the meaning ascribed thereto in Section 26.6(b)(ii).

“Retraction Call Right” has the meaning ascribed thereto in Section 26.6(a)(i)(C).

“Retraction Call Right Purchase Price” has the meaning ascribed thereto in Section 26.6(b)(i).

“Retraction Date” has the meaning ascribed thereto in Section 26.6(a)(i)(B).

“Retraction Price” has the meaning ascribed thereto in Section 26.6(a)(i).

“Retraction Request” has the meaning ascribed thereto in Section 26.6(a)(i).

“Share Trustee” means the trustee chosen by Parent and Zymeworks Inc. to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the Laws of Canada or any Province thereof and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

“Sunset Date” means the seventh anniversary of the Effective Date, as it may be extended from time to time by the Board of Directors.

“Support Agreement” means the support agreement to be entered into at or prior to the issuance by the Company of any Exchangeable Shares among Parent, CallCo and the Company substantially in the form of Exhibit C to the Transaction Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Tax” means any and all national, supranational, multinational, federal, provincial, territorial, state, regional, local or municipal taxes, including income, branch, profits, capital gains, gross receipts, windfall profits, value added, severance, ad valorem, property, capital, estimated, utility, recapture, net worth, production, sales, use, license, excise, franchise, environmental, transfer, land transfer, withholding or similar, payroll, employment, employer health, government pension plan premiums and contributions, social security premiums, workers’ compensation premiums, employment/unemployment insurance or compensation premiums or contributions, disability, documentary, registration, stamp, occupation, premium, alternative or add-on minimum, goods and services, harmonized sales, customs duties or other taxes, levies, premiums, excises, fees, assessments, imposts, duties, and other similar charges of any kind whatsoever imposed, assessed, charged or collected by a Governmental Authority and any installments in respect thereof, including any interest, fines, assessments, reassessments, penalties or additions to tax imposed in connection therewith or with respect thereto, and any interest in respect of such additions or penalties, and whether disputed or not.

“Tax Law” means any Law in respect of Taxes.

“Transaction Agreement” means the transaction agreement dated July 14, 2022 among Parent, CallCo, the Company and Zymeworks Inc., as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Transfer Agent” means Computershare Investor Services Inc. or such other person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares.

“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement to be made among Parent, CallCo, the Company and the Share Trustee in connection with the Plan of Arrangement substantially in the form of Exhibit D to the Transaction Agreement, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Withholding Shortfall” has the meaning ascribed thereto in Section 26.14(c).

(b)

Interpretation Not Affected by Headings. The division of these Exchangeable Share Provisions into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to a “Section” followed by a number and/or a letter refer to the specified section of these Exchangeable Share Provisions.

(c)

Number and Gender. In these Exchangeable Share Provisions, unless the context otherwise clearly requires, words used herein importing the singular include the plural and vice versa and words imparting any gender shall include all genders.

(d)

Date of Any Action. If any date on which any action is required to be taken hereunder by any person is not a Business Day, then such action shall be required to be taken on the next succeeding day which is a Business Day.

(e)	Currency. In these Exchangeable Share Provisions, unless stated otherwise, all cash payments provided for herein shall be made in United States dollars.

26.2 Ranking of Exchangeable Shares. The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares: (a) with respect to the payment of dividends or other distributions as and to the extent provided in Section 26.3 and (b) with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs as and to the extent provided in Section 26.5.

26.3 Dividends and Distributions.

(a)

Dividends and Distributions. A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable Law, on each Parent Dividend Declaration Date, declare a dividend or other distribution on each Exchangeable Share:

(i)	in the case of a cash dividend or other distribution declared on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), in an amount in cash payable in United States dollars for each Exchangeable Share equal to (A) the cash dividend or other distribution declared on each share of Delaware Common Stock on the Parent Dividend Declaration Date, multiplied by (B) the relevant Exchangeable Share Exchange Ratio;

(ii)

in the case of a stock or share dividend or other distribution declared on the Delaware Common Stock to be paid in Delaware Common Stock (but excluding any dividends or dividends or distributions pursuant to a Preferred Stock Rights Agreement), by the issue or transfer by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Delaware Common Stock to be paid on each share of Delaware Common Stock multiplied by the relevant Exchangeable Share Exchange Ratio; provided, however, that the Company may, in lieu of such stock or share dividend or other distribution, elect to effect a corresponding, contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Sections 26.3(e) and 26.3(f)) subdivision of the outstanding Exchangeable Shares; or

(iii)

in the case of a dividend or other distribution declared on the Delaware Common Stock in property other than cash or Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors in accordance with Section 26.3(e)) and adjusted for the relevant Exchangeable Share Exchange Ratio to the type and amount of property declared as a dividend or other distribution on each share of Delaware Common Stock; and

such dividends or other distributions shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends or other distributions, out of authorized but unissued shares of the Company or through the subdivision of outstanding Exchangeable Shares, as applicable; provided, that the Board of Directors may determine, in its sole discretion, to adjust the Exchangeable Share Exchange Ratio as provided herein in lieu of paying any such dividend or other distribution on the Exchangeable Shares, and provided further, however, that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the Board of Directors determines in good faith and in its sole discretion that the Company would be liable for any unrecoverable tax as a result of paying any such dividend or distribution. The holders of Exchangeable Shares shall not be entitled to any dividends or other distributions other than or in excess of the dividends or other distributions referred to in this Section 26.3(a).

(b)

Payments of Dividends and Distributions. Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends or other distributions contemplated by Section 26.3(a)(i) and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend or other distribution represented thereby unless the cheque is not paid on presentation. An Exchangeable Share Document registered in the name of the registered holder of Exchangeable Shares shall be delivered in respect of any stock or share dividends or other distributions contemplated by Section 26.3(a)(ii) or any subdivision of the Exchangeable Shares under Sections 26.3(a)(ii) and 26.3(f) and the sending of such Exchangeable Share Document to each holder of an Exchangeable Share shall satisfy the stock or share dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or other distributions contemplated by Section 26.3(a)(iii) shall be issued, distributed or transferred by the Company in such manner as it shall determine, and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. Subject to the requirements of applicable Law with respect to unclaimed property, no holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend or other distribution that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of three (3) years from the date on which such dividend was payable.

(c)

Record and Payment Dates. The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or other distribution declared on the Exchangeable Shares under Section 26.3(a) shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or other distribution declared on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement). The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of the Exchangeable Shares under Sections 26.3(a)(ii) and 26.3(f), and the effective date of such subdivision, shall be the same dates as the record and payment date, respectively, for the corresponding stock or share dividend or other distribution declared on the Delaware Common Stock.

(d)

Partial Payment. If on any payment date for any dividends or other distributions declared on the Exchangeable Shares under Section 26.3(a) the dividends or other distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or other distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends or other distributions.

(e)

Economic Equivalence. The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the Board of Directors may determine), “economic equivalence” for the purposes of the Exchangeable Share Provisions and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(i)

in the case of any stock or share dividend or other distribution payable in Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of Delaware Common Stock previously outstanding;

(ii)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Delaware Common Stock or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each share of Delaware Common Stock and the Current Market Price of a share of Delaware Common Stock, the price volatility of the Delaware Common Stock and the terms of any such instrument;

(iii)

in the case of the issuance or distribution of any other form of property including, without limitation, any shares or securities of Parent of any class other than Delaware Common Stock, any rights, options or warrants other than those referred to in Section 26.3(e)(ii), any evidences of indebtedness of Parent or any assets of Parent (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of Delaware Common Stock and the Current Market Price of a share of Delaware Common Stock;

(iv)

in the case of any subdivision, redivision or change of the then outstanding Delaware Common Stock into a greater number of Delaware Common Stock or the reduction, combination, consolidation or change of the then outstanding Delaware Common Stock into a lesser number of Delaware Common Stock or any amalgamation, merger, arrangement, reorganization or other transaction affecting the Delaware Common Stock, the effect thereof upon the then outstanding Delaware Common Stock; and

(v)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Delaware Common Stock as a result of differences between taxation Laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(f)

Subdivision on Stock or Share Dividend. In the case of a stock or share dividend declared on Delaware Common Stock to be paid in Delaware Common Stock, in lieu of declaring the stock or share dividend contemplated by Section 26.3(a)(ii) on the Exchangeable Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable Law and to obtaining any required regulatory approvals, subdivide, redivide or change each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before such subdivision becomes a number of Exchangeable Shares equal to the sum of (i) one share of Delaware Common Stock, and (ii) the number of Delaware Common Stock to be paid as a share dividend on each share of Delaware Common Stock. In such instance, and notwithstanding any other provision hereof, such subdivision shall become effective on the effective date specified in Section 26.3(c) without any further act or formality on the part of the holders of Exchangeable Shares. For greater certainty, subject to applicable Law, no approval of the holders of Exchangeable Shares to an amendment to these Articles shall be required to give effect to such subdivision.

(g)

Share Consolidation. In the case of a consolidation of shares of Delaware Common Stock, the Board of Directors may, in good faith and in its discretion and subject to applicable Law and to obtaining any required regulatory approvals, consolidate each issued and unissued Exchangeable Share on the same basis concurrently with, or as soon as practicable following, the consolidation of the shares of Delaware Common Stock (and to ensure that the Exchangeable Share Exchange Ratio does not decrease as a result of the consolidation of the shares of Delaware Common Stock). For greater certainty, subject to applicable Law, no approval of the holders of Exchangeable Shares to an amendment to these Articles shall be required to give effect to such consolidation.

26.4 Certain Restrictions. So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 26.11(b):

(a)

pay any dividends or other distributions on any shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or other distributions (other than the Common Shares), other than stock or share dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)

redeem or purchase or make any capital distribution in respect of any shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or other distributions (other than the Common Shares) in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(c)

redeem or purchase or make any capital distribution in respect of any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or other distributions in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs; or

(d)

issue any Exchangeable Share or any other shares ranking equally with, or superior to, the Exchangeable Shares, other than, in each case, by way of stock or share dividends to the holders of such Exchangeable Shares or pursuant to a shareholders rights plan adopted by the Company;

provided, however, that the restrictions in this Section 26.4 shall not apply if, in connection with all dividends or other distributions declared and paid on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement): (i) all dividends or other distributions on the outstanding Exchangeable Shares shall have been declared and paid in full on the Exchangeable Shares, or (ii) the Exchangeable Share Exchange Ratio shall have been adjusted in accordance with these Exchangeable Share Terms, in each case, prior to or as at the date of any such event referred to in this Section 26.4.

26.5 Liquidation.

(a)

Liquidation Amount. Subject to applicable Laws and the due exercise by CallCo of the Liquidation Call Right (which shall itself be subject to the sale and purchase contemplated by the Automatic Exchange Right), in the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution, winding-up or other distribution (the “Liquidation Date”), before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to dividends or other distributions an amount per share (the “Liquidation Amount”) equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date, which price shall be satisfied in full by the Company delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Liquidation Amount for each Exchangeable Share held by such holder.

(b)

Payment of Liquidation Amount. In the case of a distribution pursuant to Section 26.5(a), and provided that the sale and purchase contemplated by the Automatic Exchange Right has not occurred and that the Liquidation Call Right has not been exercised by CallCo, on or promptly after the Liquidation Date, the Company shall deliver or cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share, upon presentation and surrender of the Exchangeable Share Documents representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, together with such additional documents, instruments and payments as the Transfer Agent or the Company may reasonably require, at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of such holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration such holder is entitled to receive pursuant to Section 26.5(a). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive, without interest, their proportionate part of the aggregate Liquidation Amount, unless payment of the aggregate Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of Exchangeable Share Documents and other required documents in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner so provided. The Company shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited in a custodial account with, any chartered bank or trust company the Liquidation Amount in respect of the Exchangeable Shares represented by Exchangeable Share Documents that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares as of the date of such deposit shall be limited to receiving its proportionate part of the aggregate Liquidation Amount for such Exchangeable Shares so deposited, without interest, and all dividends and other distributions with respect to the Delaware Common Stock to which such holder is entitled with a record date on or after the date of such deposit and before the date of transfer of such Delaware Common Stock to such holder against presentation and surrender of the Exchangeable Share Documents for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Delaware Common Stock delivered to them or the custodian on their behalf.

(c)

No Right to Participate in Further Distributions. After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the aggregate Liquidation Amount per Exchangeable Share pursuant to this Section 26.5, such holders shall not be entitled to share in any further distribution of the assets of the Company.

26.6 Retraction of Exchangeable Shares.

(a)	Retraction at Option of Holder

(i)

Subject to applicable Laws and the due exercise by CallCo of the Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Company to redeem (at the holder’s discretion) any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Price”), which price shall be satisfied in full by the Company or CallCo, as applicable, delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price. A holder of Exchangeable Shares must give notice of such request to redeem or purchase by presenting and surrendering to any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Documents representing the Exchangeable Shares that such holder desires to have the Company redeem or CallCo purchase, as applicable, together with (A) such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, together with such additional documents, instruments and payments as the Transfer Agent or the Company may reasonably require, and (B) a duly executed request (the “Retraction Request”) in the form of the Appendix attached hereto or in such other form as may be acceptable to the Company:

(A)

specifying that such holder desires to have all or any number specified therein of the Exchangeable Shares represented by such Exchangeable Share Documents (the “Retracted Shares”) redeemed by the Company or purchased by CallCo, as applicable;

(B)

stating the Business Day on which the holder desires to have the Company redeem or CallCo purchase the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall not be less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Transfer Agent on behalf of the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Transfer Agent on behalf of the Company, subject to Section 26.6(a)(v); and

(C)

acknowledging the overriding right (the “Retraction Call Right”) of CallCo to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to CallCo in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Right Purchase Price and on the other terms and conditions set out in Section 26.6(b).

(ii)	In the case of a redemption or purchase of Exchangeable Shares pursuant to this Section 26.6(a), upon receipt by the Transfer Agent in the manner specified in Section 26.6(a)(i) of one or more

Exchangeable Share Documents representing the number of Exchangeable Shares which the holder desires to have the Company redeem or CallCo purchase, together with a duly executed Retraction Request and such additional documents and instruments specified in Section 26.6(a)(i) or that the Company or the Transfer Agent may reasonably require, and provided that (A) the Retraction Request has not been revoked by the holder of such Retracted Shares in the manner specified in Section 26.6(a)(iv), and (B) CallCo has not exercised the Retraction Call Right, the Company shall redeem or CallCo shall purchase, as applicable, the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Company or CallCo shall deliver or cause to be delivered to such holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the Retraction Request or by holding for pick-up by the holder at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Price and such delivery of such Exchangeable Share Consideration by or on behalf of the Company by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such Exchangeable Share Consideration, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation. If only a part of the Exchangeable Shares represented by any Exchangeable Share Document is redeemed or purchased, a new Exchangeable Share Document for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company. On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive the aggregate Retraction Price in respect thereof, unless payment of the aggregate Retraction Price payable to such holder shall not be made upon presentation and surrender of the Exchangeable Share Documents and other required documents in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner so provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of the Exchangeable Share Documents and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company shall thereafter be considered and deemed for all purposes to be a holder of the Delaware Common Stock delivered to such holder.

(iii)

Notwithstanding any other provision of this Section 26.6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request if and to the extent that such redemption or purchase of Retracted Shares, as applicable, would be contrary to solvency requirements or other provisions of applicable Laws. If the Company believes, after due enquiry, that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that (A) CallCo has not exercised the Retraction Call Right with respect to such Retracted Shares, and (B) the holder has not required that CallCo purchase such Retracted Shares as contemplated under Section 26.6(a)(i), then the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Share Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable Laws, the Company shall redeem Retracted Shares in accordance with Section 26.6(a)(ii) on a pro rata basis in proportion to the total number of Exchangeable Shares tendered for retraction and shall issue to each holder of Retracted Shares a new Share Exchange Document, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to Section 26.6(a)(ii). If the Company would otherwise be obligated to redeem Retracted Shares pursuant to Section 26.6(a)(ii) but is not obligated to do so as a result of solvency requirements or other provisions of applicable Laws, the holder of any such Retracted Shares not redeemed by the Company pursuant to Section 26.6(a)(ii) as a result of solvency requirements or other provisions of applicable Laws shall be deemed, by delivery of the Retraction Request, to have instructed the Transfer Agent to require CallCo to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by CallCo to such holder of the aggregate Retraction Price in respect of such Retracted Shares, all as more specifically provided for in the Voting and Exchange Trust Agreement.

(iv)

A holder of Retracted Shares may, by notice in writing given by the holder to any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to CallCo shall be deemed to have been revoked.

(v)	Notwithstanding any other provision of this Section 26.6(a), if:

(A)

exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Company to redeem any Exchangeable Shares pursuant to this Section 26.6(a) on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of the NYSE to the listing and trading (subject to official notice of issuance) of the Delaware Common Stock that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

(B)

as a result of (A) above, it would not be practicable (notwithstanding the reasonable endeavours of Parent) to obtain such approvals in time to enable all or any of such Delaware Common Stock to be admitted to listing and trading by the NYSE (subject to official notice of issuance) when so delivered; the Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second Business Day immediately following the date the approvals referred to in Section 26.6(a)(v)(A) are obtained and (ii) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by the Company, and references in these Exchangeable Share Provisions to such Retraction Date shall be construed accordingly.

(b)	Retraction Call Rights

(i)

In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 26.6(a), and subject to the limitations set forth in Section 26.6(a)(ii), the Retraction Call Right will be available to CallCo, notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to Section 26.6(a), to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by CallCo of an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Call Right Purchase Price”), which price shall be satisfied in full by CallCo delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price. Upon the exercise of the Retraction Call Right in respect of Retracted Shares, the holder of such Retracted Shares shall be obligated to sell all of such Retracted Shares to CallCo on the Retraction Date on payment by CallCo of the aggregate Retraction Call Right Purchase Price in respect of such Retracted Shares as set forth in this Section 26.6(b)(i).

(ii)	Upon receipt by the Transfer Agent of a Retraction Request, the Transfer Agent shall immediately notify the Company and CallCo thereof and shall provide CallCo with a copy of the Retraction

Request. In order to exercise its Retraction Call Right, CallCo must notify the Transfer Agent in writing of its determination to do so (a “Retraction Call Notice”) within five Business Days after the Transfer Agent notifies CallCo of the Retraction Request. If CallCo does not so notify the Transfer Agent within such five Business Day period, then the Transfer Agent shall notify the holder as soon as possible thereafter that CallCo will not exercise the Retraction Call Right. If CallCo delivers a Retraction Call Notice within such five Business Day period and duly exercises its Retraction Call Right in accordance with this Section 26.6(b)(ii), the obligation of the Company to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder of such Retracted Shares in the manner specified in Section 26.6(a)(iv), CallCo shall purchase from such holder and such holder shall sell to CallCo on the Retraction Date the Retracted Shares for an amount per share equal to the Retraction Call Right Purchase Price. Provided that the aggregate Retraction Call Right Purchase Price has been so deposited with the Transfer Agent as provided in Section 26.6(b)(iii), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date.

(iii)

For the purpose of completing a purchase of Retracted Shares pursuant to the exercise of the Retraction Call Right, CallCo shall deliver or cause to be delivered to the holder of such Retracted Shares, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price to which such holder is entitled, and such delivery of Exchangeable Share Consideration on behalf of CallCo shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Right Purchase Price to the extent that the same is represented by such Exchangeable Share Consideration, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation.

(iv)

If CallCo does not notify the Transfer Agent in accordance with Section 26.6(b)(ii) of its intention to exercise the Retraction Call Right in the manner and timing described therein, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Transfer Agent) that CallCo exercise the Retraction Call Right in respect of the shares covered by the notice.

(v)

On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive the aggregate Retraction Call Right Purchase Price in respect thereof, unless payment of the aggregate Retraction Call Right Purchase Price payable to such holder shall not be made upon presentation and surrender of Exchangeable Share Documents and other required documents in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Right Purchase Price has been paid in the manner so provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of Exchangeable Share Documents and payment of such aggregate Retraction Call Right Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by CallCo shall thereafter be considered and deemed for all purposes to be a holder of the Delaware Common Stock delivered to such holder.

26.7 Redemption of Exchangeable Shares by the Company.

(a)	Redemption Amount. Subject to applicable Laws and the due exercise by CallCo of the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its affiliates) for an amount per share (the “Redemption Price”) equal to the Exchangeable Share Price on the last Business Day prior to the Redemption Date, which price shall be satisfied in full by the Company delivering or causing to be delivered to each holder of Exchangeable Shares the Exchangeable Share Consideration for each Exchangeable Share held by such holder.

(b)

Notice of Redemption. In the case of a redemption of Exchangeable Shares pursuant to Section 26.7(a), the Company shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Control Transaction), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by CallCo under the Redemption Call Right of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Parent Control Transaction, the written notice of the redemption by the Company or the purchase by CallCo of the Exchangeable Shares under the Redemption Call Right will be sent on or before the Redemption Date, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

(c)

Payment of Redemption Price. On or promptly after the Redemption Date, and provided that the Redemption Call Right has not been exercised by CallCo, the Company shall deliver or cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender of the Exchangeable Share Document representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, together with such additional documents, instruments and payments as the Transfer Agent or the Company may reasonably require, at any office of the Transfer Agent as may be specified by notice to the holders of the Exchangeable Shares. Payment of the Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Redemption Price. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive, without interest, their proportionate part of the aggregate Redemption Price, unless payment of the aggregate Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of Exchangeable Share Documents in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner so provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as provided to deposit or cause to be deposited the aggregate Redemption Price (in the form of Exchangeable Share Consideration) of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by Exchangeable Share Documents that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest earned on such deposit shall belong to the Company. Provided that such aggregate Redemption Price has been so deposited prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Shares in respect of which such deposit shall have been made shall be redeemed and the rights of the holders thereof after the Redemption Date shall be limited to receiving, without interest, their proportionate part of the aggregate Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the Exchangeable Share Documents for the Exchangeable Shares held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Delaware Common Stock delivered to them or the custodian on their behalf.

26.8 Purchase by Private Agreement. Subject to applicable Laws and the articles of the Company, and notwithstanding Section 26.7(b), the Company may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with the holder thereof.

26.9 Voting Rights. Except as required by applicable Laws and by Section 26.11, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not be entitled to class votes except as required by applicable Law.

26.10 Specified Amount. The “specified amount” for the purposes of subsection 191(4) of the Income Tax Act (Canada) in respect of each Exchangeable Share shall be the amount specified by a director or officer of the Company in a resolution that is entered into in connection with the issuance of the Exchangeable Shares of the Company (expressed as a dollar amount).

26.11 Amendment and Approval.

(a)

Amendment. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as specified below.

(b)

Approval. Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares either in accordance with applicable Laws or as expressly provided under these Exchangeable Share Provisions shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable Laws, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided, however, that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

26.12 Reciprocal Changes in Respect of Delaware Common Stock.

(a)

Acknowledgement in Respect of Issuances or Distributions. The Company and each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Parent will not, except as provided in the Support Agreement, without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b):

(i)

issue or distribute Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock) to the holders of all or substantially all of the then outstanding Delaware Common Stock by way of stock or share dividend or other distribution, other than an issue of Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock) to holders of Delaware Common Stock who exercise an option to receive dividends in Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock) in lieu of receiving cash dividends, or pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement;

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Delaware Common Stock entitling them to subscribe for or to purchase Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding Delaware Common Stock:

(A)	shares or securities of Parent of any class other than Delaware Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire Delaware Common Stock);

(B)	rights, options or warrants other than those referred to in Section 26.12(a)(ii) above;

(C)	evidence of indebtedness of Parent; or

(D)	assets of Parent;

unless, in each case, the Company issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Transaction Agreement and the Plan of Arrangement; provided, further, that the foregoing limitations and restrictions set forth in this Section 26.12(a) shall not apply to actions taken by Parent relating to a Preferred Stock Rights Agreement.

(b)

Acknowledgement in Respect of Corporate Changes. Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that for so long as any Exchangeable Shares not owned by Parent or its affiliates are outstanding, Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b):

(i)	subdivide, redivide or change the then outstanding Delaware Common Stock into a greater number of Delaware Common Stock;

(ii)	reduce, combine, consolidate or change the then outstanding Delaware Common Stock into a lesser number of Delaware Common Stock; or

(iii)	reclassify or otherwise change the Delaware Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the Delaware Common Stock;

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Transaction Agreement and the Plan of Arrangement; provided, further, that the foregoing limitations and restrictions set forth in this Section 26.12(b) shall not apply to actions taken by Parent relating to a Preferred Stock Rights Agreement. The Support Agreement further provides, in part, that the above noted provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b). Accordingly, and notwithstanding any provision to the contrary contained elsewhere in these Articles, the Company may, by way of a resolution of the Board of Directors (i) subdivide, redivide or change the then outstanding Exchangeable Shares into a greater number of Exchangeable Shares, or (ii) reduce, combine, consolidate or change the then outstanding Exchangeable Shares into a lesser number of Exchangeable Shares, to give effect to an economically equivalent change in the rights of the holders of the Exchangeable Shares to any similar change made to the Delaware Common Stock under Sections 26.12(b)(i) or 26.12(b)(ii) respectively, as applicable.

(c)	Successorship Transaction. Notwithstanding the foregoing provisions of this Section 26.12, in the event of a Parent Control Transaction:

(i)

in which Parent merges or amalgamates with, or in which all or substantially all of the then outstanding Delaware Common Stock are acquired by one or more other corporations to which Parent is, immediately before such merger, amalgamation or acquisition, related within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(ii)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of such term in Section 26.1(a); and

(iii)

in which all or substantially all of the then outstanding Delaware Common Stock are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Parent Control Transaction, owns or controls, directly or indirectly, Parent;

then all references herein to “Parent” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Delaware Common Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption, retraction or purchase of shares pursuant to these Exchangeable Share Provisions, the Support Agreement and the Voting and Exchange Trust Agreement (as applicable) immediately subsequent to the Parent Control Transaction, being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption, retraction or purchase of such shares pursuant to these Exchangeable Share Provisions, the Support Agreement and the Voting and Exchange Trust Agreement (as applicable), had occurred immediately prior to the Parent Control Transaction and the Parent Control Transaction was completed), but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

26.13 Actions by the Company under Support Agreement and the Voting and Exchange Trust Agreement

(a)

Actions by the Company. The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent, CallCo and the Company with all provisions of the Support Agreement and the Voting and Exchange Trust Agreement applicable to Parent, CallCo and the Company, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreements.

(b)

Changes to Support Agreement or Voting and Exchange Trust Agreement. The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Voting and Exchange Trust Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b) other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(i)

adding to the covenants of any or all of the other parties to the Support Agreement or the Voting and Exchange Trust Agreement if the board of directors of each of Parent, CallCo and the Company shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(ii)

evidencing the succession of successors to Parent either by operation of Law or agreement to the liabilities and covenants of Parent under the Support Agreement (“Parent Successors”) and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 3 of the Support Agreement;

(iii)

making such amendments or modifications not inconsistent with the Support Agreement and the Voting and Exchange Trust Agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the board of directors of each of Parent, CallCo and the Company, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments and modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(iv)

making such changes in or corrections to the Support Agreement and the Voting and Exchange Trust Agreement which, on the advice of counsel to Parent, CallCo and the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the board of directors of each of Parent, CallCo and the Company shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

26.14 Legend; Call Rights; Withholding Rights.

(a)

Legend. The Exchangeable Share Documents evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors with respect to the Support Agreement, including provisions relating to the Liquidation Call Right, the Redemption Call Right and the Change of Law Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) and the Retraction Call Right.

(b)

Call Rights. Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Redemption Call Right, the Change of Law Call Right and the Retraction Call Right, in each case, in favour of CallCo, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of CallCo as provided herein and in the Support Agreement.

(c)

Withholding Rights. Each of Parent, the Company, CallCo, the Transfer Agent and any other person that has any withholding obligation with respect to any amount paid, deemed paid or otherwise deliverable to any holder of Exchangeable Shares (any such person, an “Other Withholding Agent”) shall be entitled to deduct and withhold or direct Parent, the Company, CallCo, the Transfer Agent, or any Other Withholding Agent to deduct and withhold on their behalf, from any amount or consideration paid, deemed paid or otherwise deliverable to any holder of Exchangeable Shares such amounts as are required to be deducted or withheld with respect to such payment or deemed payment under the Income Tax Act (Canada) or United States Tax Laws or any provision of federal, provincial, territorial, state, local, foreign or other Tax Law, in each case, as amended or succeeded. Parent, the Company, CallCo, the Transfer Agent, or any Other Withholding Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares to whom such amounts would otherwise have been paid or deemed paid and such deducted or withheld amounts shall be timely remitted to the appropriate Governmental Authority as required by applicable Law. To the extent that the amount so required to be deducted or withheld from any payment or deemed payment to a holder exceeds the cash portion of the amount or consideration otherwise payable to the holder (such difference, a “Withholding Shortfall”), Parent, the Company, CallCo, the Transfer Agent, and any Other Withholding Agent are hereby authorized to (A) (i) sell or otherwise dispose of, or direct Parent, the Company, CallCo, the Transfer Agent or any Other Withholding Agent to sell or otherwise dispose of, on their own account or through a broker (the “Broker”) and on behalf of the relevant holder or (ii) require such holder to irrevocably direct the sale through a Broker and irrevocably direct the Broker pay the proceeds of such sale to Parent, the Company, CallCo, the Transfer Agent or any Other Withholding Agent, as appropriate (and, in the absence of such irrevocable direction, the holder shall be deemed to have provided such irrevocable direction), such portion of the amount or consideration as is necessary to provide sufficient funds (after deducting commissions payable to the Broker and other costs and expenses) to Parent, the Company, CallCo, the Transfer Agent or any Other Withholding Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, the Company, CallCo, the Transfer Agent or any Other Withholding Agent, as the case may be, shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale or (B) require such holder to deliver a Retraction Request for a number of Exchangeable Shares that would entitle such holder to net proceeds greater than or equal to the Withholding Shortfall and withhold the Withholding Shortfall from such net proceeds and remit to such holder any unapplied balance of the net proceeds. Each of Parent, CallCo, the Company, the Transfer Agent, the Broker or any Other Withholding Agent, as applicable, shall act in a commercially reasonable manner in respect of any withholding obligation; however, none of Parent, the Company, CallCo, the Transfer Agent, the Broker or any Other Withholding Agent, as applicable, will be liable for any loss arising out of any sale or other disposal of such consideration, including any loss relating to the manner or timing of such sale or other disposal, the prices at which the consideration is sold or otherwise disposed of or otherwise.

26.15 Notices.

(a)

Notices. Subject to applicable Laws, and except as otherwise provided herein, any notice, request or other communication to be given to the Company or the Transfer Agent by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or personal delivery or delivery by courier to the registered office of the Company or Transfer Agent, as applicable, and in each case, addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company or the Transfer Agent, as applicable.

(b)

Exchangeable Share Documents. Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of Exchangeable Share Documents representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction. redemption or purchase of Exchangeable Shares shall be made by first class mail (postage prepaid) or by personal delivery or delivery by to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the Secretary of the Company. Any such presentation and surrender of Exchangeable Share Documents shall only be deemed to have been made and to be effective upon actual receipt thereof by the Transfer Agent. Any such presentation and surrender of Exchangeable Share Documents made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

(c)	Notice to Shareholders.

(i)	Subject to applicable Laws, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by personal delivery or delivery by courier to the address of the holder recorded in the register of shareholders of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

(ii)

In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Company shall make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by Law, if post offices in Canada are not open for the deposit of mail, any notice which the Company or the Transfer Agent may give or cause to be given hereunder will be deemed to have been properly given and to have been received by holders of Exchangeable Shares it is published once in the national edition of The Globe and Mail and in a daily newspaper of general circulation in the French language in the City of Montreal, provided that if the national edition of The Globe and Mail is not being generally circulated, publication thereof will be made in the National Post or any other daily newspaper of general circulation published in the City of Toronto.

(iii)

Notwithstanding any other provisions of these Exchangeable Share Provisions, notices, other communications and deliveries need not be mailed if the Company determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including Exchangeable Share Documents and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as the Company has determined that delivery by mail will no longer be delayed. The Company will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 26.15(c). Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

26.16 Disclosure of Interests in Exchangeable Shares. The Company shall be entitled to require any holder of an Exchangeable Share or any person whom the Company knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to (a) confirm that fact, or (b) give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity securities” of the Company) under section 5.2 of National Instrument 62-104 Take-Over Bids and Issuer Bids or as would be required under the constating documents of Parent or any Laws or regulations, or pursuant to the rules or regulations of any regulatory agency, if and only to the extent that the Exchangeable Shares were Delaware Common Stock.

26.17 Fractional Shares. A holder of an Exchangeable Share shall not be entitled to any fraction of a share of Delaware Common Stock upon the exchange, redemption or purchase of such holder’s Exchangeable Share pursuant to Sections 26.5, 26.6 and 26.7 or otherwise, and no Exchangeable Share Certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest shall be entitled to receive for such fractional interest from the Company, Parent or CallCo, as the case may be, a cash payment equal to such fractional interest multiplied by the Current Market Price as part of the Exchangeable Share Consideration.

26.18 Liquidation Call Right. CallCo shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)

CallCo shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, pursuant to these Exchangeable Share Provisions, and subject to the purchase and sale contemplated by the Automatic Exchange Right, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by CallCo to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Call Purchase Price”) in accordance with Section 26.18(c). In the event of the exercise of the Liquidation Call Right by CallCo each such holder of Exchangeable Shares (other than Parent and its affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to CallCo on the Liquidation Date upon payment by CallCo to such holder of the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share, and the Company shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased.

(b)

To exercise the Liquidation Call Right, CallCo must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right (i) in the case of a voluntary liquidation, dissolution or winding-up of the Company or any other voluntary distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least fifteen (15) Business Days before the Liquidation Date, or (ii) in the case of an involuntary liquidation, dissolution or winding-up of the Company or any other involuntary distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least five (5) Business Days before the Liquidation Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not CallCo has exercised the Liquidation Call Right forthwith after the expiry of the period during which CallCo may exercise the Liquidation Call Right. If CallCo exercises the Liquidation Call Right, then on the Liquidation Date, CallCo will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)

Subject to Section 26.18(d), for the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, CallCo shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the aggregate Liquidation Call Purchase Price for all holders of the Exchangeable Shares (other than Parent and its affiliates). Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Liquidation Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Liquidation Call Purchase Price, without interest, upon presentation and surrender by the holder of Exchangeable Share Documents representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Delaware Common Stock which such holder is entitled to receive. Upon surrender to the Transfer Agent of Exchangeable Share Documents representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of CallCo, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)

If CallCo does not notify the Transfer Agent and the Company in accordance with Section 26.18(b) of its intention to exercise the Liquidation Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company) that CallCo exercise the Liquidation Call Right in respect of the shares covered by the notice, in which case, CallCo shall be deemed of have exercised the Liquidation Call Right and will be bound thereby.

26.19 Redemption Call Right. CallCo shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)

Notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to these Exchangeable Share Provisions, CallCo shall have the overriding right (the “Redemption Call Right”) to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by CallCo to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Redemption Date (the “Redemption Call Purchase Price”) in accordance with Section 26.19(c). In the event of the exercise of the Redemption Call Right by CallCo, each such holder of Exchangeable Shares (other than Parent and its affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to CallCo on the Redemption Date upon payment by CallCo to such holder of the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share, and the Company shall have no obligation to redeem, or to pay the redemption price otherwise payable by the Company in respect of the Exchangeable Shares so purchased.

(b)

To exercise the Redemption Call Right, CallCo must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right (i) in the case of a redemption occurring in connection with a Parent Control Transaction, on or before the Redemption Date, and (ii) in any other case, at least fifteen (15) Business Days before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not CallCo has exercised the Redemption Call Right forthwith after the expiry of the period during which CallCo may exercise the Redemption Call Right. If CallCo exercises the Redemption Call Right, CallCo will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) will sell, on the Redemption Date, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)

Subject to Section 26.19(d), for the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, CallCo shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the aggregate Redemption Call Purchase Price for all holders of the Exchangeable Shares (other than Parent and its affiliates). Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Redemption Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Redemption Call Purchase Price, without interest, upon presentation and surrender by the holder of Exchangeable Share Documents representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Delaware Common Stock which such holder is entitled to receive. Upon surrender to the Transfer Agent of Exchangeable Share Documents representing the Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of CallCo shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)

If CallCo does not notify the Transfer Agent and the Company in accordance with Section 26.19(b) of its intention to exercise the Redemption Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company) that CallCo exercise the Redemption Call Right in respect of the shares covered by the notice, in which case, CallCo shall be deemed of have exercised the Redemption Call Right and will be bound thereby.

26.20 Change of Law Call Right. CallCo shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)

CallCo shall have the overriding right (the “Change of Law Call Right”), in the event of a Change of Law, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) on the Change of Law Call Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by CallCo to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Change of Law Call Date (the “Change of Law Call Purchase Price”) in accordance with Section 26.20(b). In the event of the exercise of the Change of Law Call Right by CallCo each such holder of Exchangeable Shares (other than Parent and its affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to CallCo on the Change of Law Call Date upon payment by CallCo to such holder of the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share.

(b)

To exercise the Change of Law Call Right, CallCo must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right at least fifteen (15) Business Days before the date (the “Change of Law Call Date”) on which CallCo shall acquire the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right. The Transfer Agent will notify the holders of the Exchangeable Shares as to CallCo exercising the Change of Law Call Right forthwith after receiving notice of such exercise from CallCo. If CallCo exercises the Change of Law Call Right, then on the Change if Law Call Date, CallCo will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)

Subject to Section 26.20(d), for the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, CallCo shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the Exchangeable Share Consideration representing the aggregate Change of Law Call Purchase Price for all holders of Exchangeable Shares (other than Parent and its affiliates). Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Change of Law Call Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Change of Law Call Purchase Price, without interest, upon presentation and surrender by the holder of Exchangeable Share Documents representing the Exchangeable Shares held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of the Delaware Common Stock which such holder is entitled to receive. Upon surrender to the Transfer Agent of a Exchangeable Share Documents representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of CallCo shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)

If CallCo does not notify the Transfer Agent and the Company in accordance with Section 26.20(b) of its intention to exercise the Change of Law Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company) that CallCo exercise the Change of Law Call Right in respect of the shares covered by the notice, in which case, CallCo shall be deemed of have exercised the Change of Law Call Right and will be bound thereby.

(e)

It is the intention of the Company, CallCo and Parent that the Exchangeable Shares are treated as shares of Parent for U.S. federal income tax purposes and the provisions of these Articles shall be interpreted in a manner consistent with the foregoing. The Company shall not take any position for U.S. federal income tax purposes that is inconsistent with the foregoing except to the extent otherwise required by a change in law (it being understood that this Section 26.20(e)shall not prevent the Company from taking any action that is explicitly contemplated in these Articles).